EXECUTION VERSION

SECURITIES EXCHANGE AGREEMENT

WATERTON NEVADA SPLITTER, LLC

- and -

CLOVER NEVADA II LLC

- and -

CARLIN OPPORTUNITIES INC.

- and -

WINWELL VENTURES INC.

December 8, 2016

TABLE OF CONTENTS

SECURITIES EXCHANGE AGREEMENT

Schedule	A	Governance and Investor Rights Agreement
Schedule	B	Carlin Trend Properties
Schedule	C	Representations and Warranties of the Vendor
Schedule	D	Representations and Warranties of the RTO Counterparty
Schedule	E	Representations and Warranties of the Purchaser
Schedule	F	Preferred Share Terms

- ii -

SECURITIES EXCHANGE AGREEMENT

THIS AGREEMENT made the 8th day of December, 2016,

B E T W E E N :

WATERTON NEVADA SPLITTER, LLC,
a limited liability company existing under the laws of the
State of Nevada

(hereinafter referred to as the "Vendor")

- and –

CLOVER NEVADA II LLC,
a limited liability company existing under the laws
of the State of Nevada

(hereinafter referred to as the "Company")

- and -

CARLIN OPPORTUNITIES INC.,
a corporation existing under the laws of the
Province of British Columbia

(hereinafter referred to as the "RTO Counterparty")

- and –

WINWELL VENTURES INC.,
a company existing under the laws of the Province
of British Columbia

(hereinafter referred to as the "Purchaser")

WHEREAS the Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Vendor all of the outstanding membership interests of the Company (the "Company Interests"), on the terms and conditions hereinafter set forth;

AND WHEREAS the Company is the owner of certain mining claims and other real property interests in respect of the Carlin Trend Properties (as defined herein), which properties were acquired pursuant to the 363 Order (as defined herein);

AND WHEREAS the Purchaser desires to complete an RTO (as defined herein) with the RTO Counterparty;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following terms have the following meanings:

"363 Order" means the Order of the United States Bankruptcy Court for the District of Delaware, Case No. 15-10503-MFW, in respect of Allied Nevada Gold Corp., et al. dated June 18, 2015 approving the sale of certain assets, as more particularly set forth therein, and including the asset purchase agreement dated as of April 27, 2015 attached thereto and all schedules, appendixes, exhibits and attachments thereto;

"affiliate" of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly;

"Agents" has the meaning set out in Section 2.5;

"Applicable Laws" means applicable laws, including international, national, provincial, state, municipal and local laws, treaties, statutes, ordinances, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, ordinances, or other requirements of any Governmental Authority having the force of law;

"Applicable Securities Laws" means the securities legislation in each province and territory of Canada where the Purchaser is a "reporting issuer" at the date hereof, including all rules, regulations, published policy statements and blanket orders thereunder or issued by one or more of the Canadian Securities Regulatory Authorities;

"arm's length investors" means Persons subscribing to the Financings who are neither the Founders nor affiliates or associates of the Founders;

"Arrangement Agreement" means the arrangement agreement dated the date hereof and entered into between the Purchaser and the RTO Counterparty to complete the Plan of Arrangement, in form and substance satisfactory to the Vendor, acting reasonably;

"associate" means, in respect of a relationship with a Person:

(a)

a body corporate of which that Person beneficially owns or controls, directly or indirectly, shares or securities currently convertible into shares carrying more than ten per cent (10%) of the voting rights under all circumstances or by reason of the occurrence of an event that has occurred and is continuing, or a currently exercisable option or right to purchase such shares or such convertible securities;

(b)	a partner of that Person acting on behalf of the partnership of which they are partners;

(c)

a trust or estate or succession in which that Person has a substantial beneficial interest or in respect of which that Person serves as a trustee or liquidator of the succession or in a similar capacity;

(d)	a spouse of that Person or an individual who is cohabiting with that Person in a conjugal relationship, having so cohabited for a period of at least one year;

(e)	a child of that Person or of the spouse or individual referred to in paragraph (d);

(f)	a relative of that Person or of the spouse or individual referred to in paragraph (d),if that relative has the same residence as that Person; and

(g)	any other Person with which such Person is not dealing with at arm's length or on arm's length terms;

"Authorizations" has the meaning set out in Section 7.1(d);

"Books and Records" means the books and records of a party principally relating to such party or any of its Subsidiaries including financial, corporate, operations and sales books and records, sales and purchase records, lists of suppliers and customers, formulae, business reports, and material plans and projections and all other material documents, surveys, plans, files, records, assessments, correspondence, and other material data and information, financial or otherwise, including all material data, information and databases stored on computer-related or other electronic media;

"Board of Directors" means the board of directors of the Resulting Issuer;

"Business Day" means any day, other than a Saturday or Sunday, on which chartered banks in Toronto, Ontario are open for commercial banking business during normal banking hours;

"Canadian Securities Regulatory Authorities" means, collectively, the securities regulatory authority in each province and territory of Canada where the Purchaser is a "reporting issuer" at the date hereof;

"Carlin Trend Properties" means the properties listed on Schedule "B";

"Cash Consideration" has the meaning set out in Section 2.1(b)(ii);

"Circular'' means the information circular to be prepared and sent to the shareholders of the Purchaser in connection with the Meeting;

"Closing" means the completion of the transactions contemplated by this Agreement;

"Closing Date" means the day that the transactions contemplated herein and the RTO close and all conditions contained in this Agreement have been met or waived, which shall not be prior to the date upon which all Authorizations have been obtained for the transactions described herein, including specifically the approval of the TSXV for the RTO;

"Closing Time" means 12:00 p.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as agreed to by the Vendor and the Purchaser;

"Code" means the United States Internal Revenue Code of 1986, as amended;

"Common Shares" means common shares in the capital stock of the Resulting Issuer;

"Company" has the meaning set out in the recitals;

"Company Assets" means all assets owned by the Company, including the Carlin Trend Properties;

"Company Interests" has the meaning set out in the recitals;

"Contract" means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) to which a party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;

"control" means, in respect of:

(a)

a corporation, the ability of a Person or group of Persons acting in concert to influence the manner in which the business of such corporation is carried on, whether as a result of ownership of sufficient voting shares of such corporation to entitle that Person or group of Persons to elect a majority of the directors of such corporation or by contract or otherwise; or

(b)

a partnership, trust, syndicate or other entity, actual power or authority to manage and direct the affairs of, or ownership of more than fifty percent (50%) of the transferable beneficial interests in, such entity, and the term "controlled" has a corresponding meaning;

"Cost Advance" means the amount equal to $200,000 paid by or on behalf of the Purchaser to or as directed by the Vendor Parent in accordance with the Term Sheet;

"Distribution" means, in respect of a Person: (a) the declaration or payment of any dividend in cash, securities or property on or in respect of any class of securities of the Person or its Subsidiaries; (b) the purchase, redemption or other retirement of any securities of the Person or its Subsidiaries, directly or indirectly; or (c) any other distribution on or in respect of any class of securities of the Person or its Subsidiaries;

"Employee" means an individual employed by a party or any of its Subsidiaries on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence;

"Encumbrance" means any pledge, lien (statutory or otherwise), charge, security interest, sublicense (in respect of real property), sublease (in respect of real property), title retention agreement, option, privilege, right of first refusal or first offer, royalty, interest in the production or profits from any asset, back-in rights, earn-in rights, mortgage, hypothec, or other similar interest or instrument charging, or creating a security interest in, or against title, easement, servitude or right-of-way (registered or unregistered) which affects the assets of a Person and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

"Environmental Laws" means all Applicable Laws, imposing obligations, responsibilities, liabilities or standards of conduct for or relating to: (i) the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation); or (ii) the use, generation, disposal, treatment, processing, recycling, handling, transport, distribution, destruction, transfer, import, export or sale of Hazardous Substances;

"Environmental Permit" means any license, permit, certificate, consent, order, grant, approval, agreement, classification, restriction, registration or other authorization of, from or required by any Governmental Authority with respect to Environmental Laws;

"Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, responses, losses, damages, punitive damages, property damages, consequential damages, treble damages, costs (including control, remedial and removal costs, investigation costs, capital costs, operation and maintenance costs), expenses, fines, penalties and sanctions incurred as a result of or related to any claim, suit, action, administrative or court order, investigation, proceeding or demand by any Person, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any: (a) Release or threatened Release or presence of a Hazardous Substance; (b) tank, drum, pipe or other container that contains or contained a Hazardous Substance; or (c) use, generation, disposal, treatment, processing, recycling, handling, transport, transfer, import, export or sale of Hazardous Substances;

"Final Order" has the meaning ascribed to such term in the Arrangement Agreement;

"Financings" means financings of the Purchaser or the RTO Counterparty or a wholly-owned subsidiary of a Purchaser Party completed with institutional investors and accredited investors that are arm's length investors by way of one or more private placements of subscription receipts or equity for net proceeds, which together with the net proceeds of the Founders' Financing but, for greater certainty, excluding the net proceeds of the Seed Financing, will aggregate no less than $20 million and up to $30 million;

"Founders" means, collectively, the Founding Directors and the Founding Principals;

"Founders' Financing" means that portion of the Financings completed by the Founders, and affiliates and associates of the Founders, for subscription receipts or equity in an aggregate amount of at least $1,450,000;

"Founding Directors" means each of John Dorward, George Salamis and Mark Wellings;

"Founding Principals" means each of Matthew Lennox-King and Andrew Farncomb;

"Going Public Deadline" has the meaning set out in Section 2.3(b)(i);

"Governmental Authority" means any (i) multinational, federal, provincial, state, regional, municipal, local, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, council, agency board or bureau, domestic or foreign, (ii) any quasi-governmental body exercising any regulatory, administrative, expropriation or Tax Authority under or for the account of any of the foregoing, (iii) any judiciary or quasi-judiciary tribunal, court, mediator or body, (iv) any stock exchange, including the TSXV, or (v) any self-regulatory organization;

"Hazardous Substance" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including hydrogen sulphide, arsenic, cadmium, copper, lead, mercury, petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material, substance, pollutant or contaminant regulated or defined pursuant to, or that could result in liability under, any Environmental Law;

"Interim Order" has the meaning ascribed to such term in the Arrangement Agreement;

"Investor Rights Agreement" means the governance and investor rights agreement to be entered into between the Vendor (or its designee), the Resulting Issuer and each of the Founders on the Closing Date in the form attached hereto as Schedule "A";

"Issuer" or "Resulting Issuer" means the Purchaser following its continuance to Nevada and completion of the RTO and whose Common Shares are to be listed on the TSXV, to be renamed "Contact Gold Corp.", or such other name as determined by the directors of the Purchaser (which name shall not incorporate or use the names "Waterton", "Clover" or the names of any other entities owned, controlled by, or under common control with the Vendor Parent);

"Issuer Directors" means the duly appointed or elected directors of the Resulting Issuer from time to time;

"Issuer Shares" means, collectively, the Common Shares and the Preferred Shares;

"knowledge" means such knowledge as a Party would have after due inquiry of the matter in question;

"List" means the United States Environmental Protection Agency's National Priorities List (NPL) of Hazardous Substance Sites or CERCLA Information System (CERCLIS), or any similar lists of environmental sites maintained by a state or local Governmental Authority;

"Losses" means, in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, fines, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement);

"Management Agreement" means the management agreement between the Purchaser and Pemcorp Management Inc. dated December 19, 2005 with respect to the provision of consulting and administrative services;

"Material Adverse Change" means in respect of any party, any one or more changes, effects, events, occurrences, circumstances or states of fact, either individually or in the aggregate, that is, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, other than changes, effects, events, occurrences, circumstances or states of fact resulting from: (a) changes affecting the global mining industry generally; (b) any changes in the market price of gold; (c) general political, economic, financial, currency exchange, securities or commodity market conditions in Canada or the United States; (d) the commencement or continuation of any war, armed hostilities or acts of terrorism; or (e) any change in Applicable Law; provided, however, that with respect to clauses (a), (b), (c), (d) and (e), such changes do not relate primarily to such party and its Subsidiaries, taken as a whole, or do not have a materially disproportionate effect on such party and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the gold mining industry;

"Meeting" has the meaning set out in Section 6.1(a);

"NI 43-101" means National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

"NI 52-110" means National Instrument 52-110 - Audit Committees;

"Notices" has the meaning set out in Section 9.1;

"Order" means any order, injunction, judgment, administrative complaint, decree, ruling, award, assessment, direction, instruction, penalty or sanction issued, filed or imposed by any Governmental Authority or arbitrator;

"Payment Shares" has the meaning set out in Section 2.1(b)(i);

"Permit" means any license, permit, certificate, consent, order, grant, approval, agreement, classification, restriction, registration or other authorization of, from or required by any Governmental Authority;

"Permitted Encumbrance" means:

(a)

undetermined or inchoate Encumbrances and charges incidental to construction, maintenance or operations or otherwise relating to the ordinary course of business which have not at the time been filed pursuant to Applicable Law;

(b)

Encumbrances for taxes and assessments for the then current year, Encumbrances for taxes and assessments not at the time overdue, Encumbrances securing worker's compensation assessments and Encumbrances for specified taxes and assessments which are overdue (and which have been disclosed to the other parties to this Agreement) but the validity of which is being contested at the time in good faith, if the Person shall have made on its books provision reasonably deemed by it to be adequate therefor;

(c)

cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure worker's compensation, unemployment insurance, surety or appeal bonds, costs of litigation, when required by Applicable Law, public and statutory obligations, Encumbrances or claims incidental to current construction, and mechanics', warehousemen's, carriers' and other similar Encumbrances; and

(d)

all rights reserved to or vested in any governmental body by the terms of any lease, licence, franchise, grant or permit held by it or by any statutory provision to terminate any such lease, licence, franchise, grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or to obtain an Encumbrance on any of its property or assets in the event of failure to make such annual or other periodic payments;

and, in respect of the Company, "Permitted Encumbrance" shall also include all "Permitted Liens" as defined in the 363 Order (except item (d) in the definition of Permitted Liens, which shall not be a Permitted Encumbrance hereunder) and all Encumbrances set forth in the title report on the Pony Creek property delivered pursuant to Section 2.8(f);

"Person" means any individual, sole proprietorship, partnership, firm, entity, joint venture, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

"Plan of Arrangement" means the plan of arrangement to be completed by the Purchaser and the RTO Counterparty pursuant to Section 288 of the Business Corporations Act (British Columbia) and set out as Schedule "A" to the Arrangement Agreement;

"Preferred Shares" means the Class A Preferred Shares in the capital of the Resulting Issuer having the terms and conditions set out in Schedule "F";

"Purchaser Assets" means all assets owned by the Purchaser;

"Purchaser Parties" means, collectively, the Purchaser and the RTO Counterparty;

"Purchaser Public Documents" means all forms, reports, schedules, statements and other documents filed by the Purchaser on SEDAR pursuant to National Instrument 51-102 – Continuous Disclosure Obligations under Applicable Securities Laws, and including all news releases, financial statements, management's discussion and analysis, material change reports, information circulars and other continuous disclosure documents;

"Purchaser Shares" means the common shares in the capital of the Purchaser;

"Release" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Substance in the indoor or outdoor environment, including the movement of Hazardous Substance through or in the air, soil, surface water, ground water or property;

"RTO" means the Reverse Takeover (as such term is defined in TSXV Policy 5.2) of the Purchaser by the RTO Counterparty to form the Resulting Issuer and effect the Stock Exchange Listing;

"RTO Counterparty" has the meaning set out in the recitals;

"RTO Counterparty Shares" means the common shares in the capital of the RTO Counterparty;

"Seed Financing" means a private placement seed financing of the RTO Counterparty for aggregate gross proceeds of up to approximately $1 million;

"Stock Exchange Listing" has the meaning set out in Section 7.1(c);

"Subsidiaries" with respect to a Person means, at the time such determination is being made, any other Person controlled by such first Person, in each case, whether directly or indirectly;

"Tax Authority" means the United States Internal Revenue Service, Canada Revenue Agency, and any other national, state, local, provincial, territorial or other Governmental Authority responsible for the administration, implementation, assessment, determination, enforcement, compliance, collection or other imposition of any Taxes;

"Tax Returns" means any and all returns, reports, information, rebates or credits, elections, designations, schedules, filings or other documents (including any related or supporting information) relating to Taxes filed or required to be filed by any Tax Authority or pursuant to any Applicable Law relating to Taxes or in fact filed with any Tax Authority;

"Taxes" includes any taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind imposed by any Tax Authority, including all interest, penalties, fines or additions to tax imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, local, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes and all employment insurance, health insurance and Canada pension plan premiums or contributions;

"Term Sheet" means the term sheet dated October 21, 2016 among the Vendor Parent, the Company and the Founders;

"Transaction Resolutions" has the meaning set out in Section 6.4;

"TSXV" means the TSX Venture Exchange Inc.;

"TSXV Policy 5.2" means TSXV Policy 5.2 - Changes of Business and Reverse Takeovers;

"Vendor Disclosure Letter" means the disclosure letter executed by the Vendor and delivered to the Purchaser concurrently with the execution of this Agreement;

"Vendor Nominee" means each Issuer Director who is nominated by the Vendor (or its designee) and elected or appointed from time to time to the Board of Directors pursuant to the terms of the Investor Rights Agreement;

"Vendor Parent" means Waterton Precious Metals Fund II Cayman, LP; and

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

1.2	Rules of Construction

In this Agreement, unless otherwise expressly stated or the context otherwise requires:

(a)

the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an "Article" or "Section" followed by a number or letter refer to the specified Article or Section to this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word "including" is deemed to mean "including without limitation";

(f)	the terms "party" and "the parties" refer to a party or the parties to this Agreement;

(g)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(h)

any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i)	all dollar amounts refer to Canadian dollars;

(j)

any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(k)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3	Entire Agreement

This Agreement and the Investor Rights Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in this Agreement and the Investor Rights Agreement.

1.4	Time of Essence

Time shall be of the essence of this Agreement.

1.5	Governing Law and Submission to Jurisdiction

(a)      This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

(b)      Each of the parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.6	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.7	Waiver

No waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence or forbearance by a party shall constitute a waiver of such party's right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement at any time.

1.8	Amendments

This Agreement may be amended or supplemented only by a written agreement signed by each of the parties.

1.9	Binding Effect

This Agreement shall be binding upon the parties hereto, and their respective successors and permitted assigns.

1.10	Schedules

The following schedules are attached hereto and forms part of this Agreement:

Schedule "A"	-	Governance and Investor Rights Agreement
Schedule "B"	-	Carlin Trend Properties
Schedule "C"	-	Representations and Warranties of the Vendor
Schedule "D"	-	Representations and Warranties of the RTO Counterparty
Schedule "E"	-	Representations and Warranties of the Purchaser
Schedule "F"	-	Preferred Share Terms

ARTICLE 2
AGREEMENT TO EXCHANGE

2.1	Securities Exchange

Subject to the terms and conditions of this Agreement, and immediately after the Completion of the Plan of Arrangement, at the Closing Time and, for greater certainty, concurrently with closing of the RTO and the Stock Exchange Listing:

(a)	the Vendor shall sell, assign and transfer to the Resulting Issuer and the Resulting Issuer shall purchase from the Vendor all, but not less than all, of the Company Interests;

(b)	in exchange for the assignment, conveyance and transfer of the Company Interests as described in Section 2.1(a) above, the Resulting Issuer shall:

(i)

issue from treasury to the Vendor or its designated nominee that number of Common Shares and Preferred Shares (the "Payment Shares") as determined pursuant to Section 2.3 below, as fully paid, non-assessable shares in the capital of the Resulting Issuer; provided, however, if the Vendor designates a nominee to receive any Payment Shares, the Vendor shall be responsible, and shall indemnify and hold harmless the other parties, for any and all withholding and other Taxes applicable in any manner to the delivery of such Payment Shares to such designated nominee, and

(ii)

pay the Vendor the sum of $7,000,000 (the "Cash Consideration") to be satisfied by: (A) the irrevocable release of the Cost Advance to the Vendor; and (B) a wire transfer of the balance in immediately available funds to such account as the Vendor shall have indicated by direction in writing to the Purchaser at least two Business Days prior to the Closing Date.

2.2	U.S. Tax Treatment

The parties to this Agreement intend that the transactions contemplated by this agreement, in combination with the RTO and Financings by the RTO Counterparty and Resulting Issuer and the continuance of shares of the Purchaser to Nevada, shall qualify as an exchange of property for shares of a corporation pursuant to Section 351 of the Code; provided, however, that the parties acknowledge that the cash consideration received by the Vendor may be treated as taxable consideration received by the Vendor. Notwithstanding the foregoing, none of the Vendor, the Purchaser, the Company, the RTO Counterparty or the Resulting Issuer makes any representation, warranty or covenant to any other party or to any Vendor equity holder, Purchaser equity holder, RTO Counterparty or Resulting Issuer equity holder (including, without limitation, stock, membership interests, options, warrants, debt instruments or other similar rights or instruments) regarding the U.S. tax treatment of the transactions contemplated by this Agreement.

2.3	Payment Shares

(a)	Subject to Section 2.3(b) below,the Payment Shares shall be comprised of:

(i)

that number of Common Shares that is equal to 37% of all of the issued and outstanding Common Shares on a fully-diluted basis (excluding the Preferred Shares) immediately following the completion of the RTO and Founders' Financing (and, for greater certainty, the Seed Financing, the Financings, any other securities issuance completed prior to or concurrently with the RTO and the issuance of securities to the Founders and the shareholders of the RTO Counterparty, and any of their respective related entities and affiliates); and

(ii)

that number of Preferred Shares, that has an aggregate redemption amount, in U.S. dollars, equivalent to CDN$15,000,000 based on the Bank of Canada daily noon rate (or such other rate published by the Bank of Canada if it ceases publishing a daily noon rate) for the conversion of Canadian dollars to U.S. dollars on the Business Day immediately preceding the date of issuance of such Preferred Shares.

(b)	In the event that the Purchaser Parties fail to complete the RTO:

(i)	by the date which is six months following the date hereof (the "Going Public Deadline"), the number of Payment Shares shall be increased by 10%; and

(ii)

by the date which is six months following the Going Public Deadline, the number of Payment Shares, as increased by Section 2.3(b)(i), shall be increased by an additional 10%, in addition to the increase set forth in Section 2.3(b)(i).

The Payment Shares issuable pursuant to this Section 2.3(b) shall be issued as a purchase price adjustment for tax purposes and as liquidated damages rather than a penalty under local law.

The Payment Shares issuable pursuant to this Section 2.3(b) shall be issued pursuant to Section 4(a)(2) of the U.S. Securities Act and applicable state securities laws. The Payment Shares shall be restricted securities (as defined under Rule 144(a)(3) of the U.S. Securities Act) and shall bear an appropriate legend to such effect.

2.4	Preferred Share Provisions

The Preferred Shares of the Resulting Issuer shall have the rights, privileges, conditions and restrictions set forth in Schedule "F".

2.5	Deliveries by the Vendor Prior to Closing

The Vendor shall deliver or cause to be delivered to the Purchaser and the RTO Counterparty, on or prior to the date that written marketing materials intended for distribution to potential investors in connection with the Financings have been prepared, but for greater certainty no earlier than January 1, 2017, a title opinion addressed to, among others, the Purchaser Parties and the agents engaged in connection with the Financings (the "Agents") on the Pony Creek property in form and substance satisfactory to the Purchaser Parties and the Agents, each acting reasonably.

2.6	FIRPTA Certificate

On or prior to the Closing Date, the Vendor shall deliver to the Purchaser and the Resulting Issuer a certificate, in a form reasonably satisfactory to the Purchaser and its counsel, certifying that the Vendor is not a foreign person in accordance with Treasury Regulations under Section 1445 of the Code.

2.7	Closing

Subject to compliance with the terms and conditions hereof, (a) the transfer of the Company Interests to the Purchaser, (b) the issuance of the Payment Shares to the Vendor, and (c) the payment of the Cash Consideration to the Vendor, shall be deemed to take effect as at the Closing Time. The Closing shall take place at the Closing Time at the offices of Davies Ward Phillips & Vineberg LLP, 155 Wellington Street West, Toronto, Ontario, or such other place as the parties may agree. Unless otherwise agreed, all closing transactions shall be deemed to have occurred simultaneously.

2.8	Closing Deliveries by the Vendor

At the Closing, the Vendor shall deliver or cause to be delivered to the Purchaser Parties, as applicable:

(a)	a certificate of officers of the Vendor, dated the Closing Date, representing and certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been fulfilled;

(b)

assignments or other instruments of transfer duly endorsed in blank, or accompanied by share powers or other instruments of transfer duly executed in blank, and otherwise in form and substance satisfactory to the Purchaser, acting reasonably, for transfer of the Company Interests to the Purchaser;

(c)	a counterpart of the Investor Rights Agreement, executed by the Vendor;

(d)	the minute books and share transfer records of the Company and all Books and Records of the Company;

(e)	a receipt for the Payment Shares and the Cash Consideration;

(f)	a written resignation from each of the officers and directors of the Company, such resignations to be effective at the Closing Time;

(g)	a completed and signed IRS Form W-9 (Request for Taxpayer Identification Number and Certification of the Vendor);

(h)	a bring down of the title opinion delivered under Section 2.5; and

(i)	all other documents required to be delivered by the Vendor to the Purchaser Parties pursuant to this Agreement or reasonably necessary to give effect to the transactions contemplated hereby.

2.9	Closing Deliveries by the Purchaser Parties

At the Closing, the Purchaser Parties shall deliver or cause to be delivered to the Vendor:

(a)	a certificate of officers of each of the Purchaser Parties, dated the Closing Date, representing and certifying that the conditions set forth in Sections 7.2(d) and 7.2(e) have been fulfilled;

(b)	evidence of the Authorizations required for the Purchaser Parties to consummate the transactions contemplated by this Agreement and perform their respective obligations hereunder;

(c)	counterparts of the Investor Rights Agreement, executed by the Resulting Issuer and each of the Founders;

(d)	the Payment Shares, registered in the name of the Vendor or its designated nominee;

(e)	the Cash Consideration;

(f)	a receipt for the Company Interests; and

(g)	all other documents required to be delivered by the Purchaser Parties to the Vendor pursuant to this Agreement or reasonably necessary to give effect to the transactions contemplated hereby.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor hereby makes to the Purchaser Parties the representations and warranties set forth in Schedule "C" hereto, and acknowledges that the Purchaser Parties are relying upon such representations and warranties in connection with the entering into of this Agreement and the carrying out of the transactions contemplated herein. The representations and warranties of the Vendor set forth in Schedule "C" hereto shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished on the Closing Date.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

Each of the Purchaser and the RTO Counterparty jointly and severally make to the Vendor the representations and warranties set forth in Schedule "D" and Schedule "E" hereto and acknowledge that the Vendor is relying upon such representations and warranties in connection with the entering into of this Agreement and the carrying out of the transactions contemplated herein. The representations and warranties of the Purchaser Parties set forth in Schedules "D" and Schedule "E" hereto shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished on the Closing Date.

ARTICLE 5
COVENANTS

5.1	Access to Information

(a)      Upon reasonable notice, the Vendor shall afford to the Purchaser's directors, officers, counsel, accountants and other authorized representatives and advisers complete access (or, where necessary, the provision of the information requested), during normal business hours and at such other time or times as the parties may reasonably request, from the date hereof and until the earlier of the Closing Date and the termination of this Agreement, to the Company's properties, books, contracts and records as well as to management personnel of the Company as the Purchaser may require or may reasonably request.

(b)      Upon reasonable notice, each of the Purchaser Parties shall afford to the Vendor's managers, officers, counsel, accountants and other authorized representatives and advisers complete access (or, where necessary, the provision of the information requested), during normal business hours and at such other time or times as the parties may reasonably request, from the date hereof and until the earlier of the Closing Date and the termination of this Agreement, to the their respective properties, books, contracts and records as well as to their respective management personnel as the Vendor may require or may reasonably request.

5.2	Conduct of Business of the Company

The Vendor and the Company covenant and agree that, during the period from the date of this Agreement until the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, except as required by Applicable Law or as otherwise expressly permitted or specifically contemplated by this Agreement or as the Purchaser Parties shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed):

(a)	the Company shall use all commercially reasonable efforts to maintain and preserve the Company Assets;

(b)	the Vendor shall notify the Purchaser Parties of any event or occurrence having a Material Adverse Change on the Company;

(c)

neither the Vendor nor the Company shall, directly or indirectly, take any action which is reasonably expected to interfere with or be materially inconsistent with the successful completion of the transactions contemplated herein (including the Transaction Resolutions) or take any action or fail to take any action which is reasonably expected to result in a condition precedent to such transactions not being satisfied; and

(d)

the Company shall not, directly or indirectly, other than as reasonably necessary or desirable to maintain and preserve the Carlin Trend Properties (including entering into any contract, commitment or agreement to maintain and preserve the Carlin Trend Properties):

(i)	issue, sell, pledge, hypothecate, lease, dispose of or encumber any Company Interests or other securities or any right, option or warrant with respect thereto;

(ii)	amend or propose to amend its constating documents;

(iii)	split, combine or reclassify any of its securities or declare or make any Distribution or distribute any of its properties or assets to any Person other than in the ordinary course;

(iv)

other than in the ordinary course of business, approve or enter into any agreement in respect of the sale of any property or assets or any interest therein or sell, transfer or otherwise dispose of any property or assets or any interest therein currently owned, directly or indirectly by the Company to any Subsidiary of the Company, whether by asset sale, transfer of shares or otherwise;

(v)

other than in the ordinary course of business, enter into or amend any employment contracts with any officer or senior management employee, create or amend any employee benefit plan, make any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its officers, employees or consultants;

(vi)	make any capital expenditures, additions or improvements or commitments for the same in excess of $75,000 in the aggregate;

(vii)

enter into any contract, commitment or agreement under which it would incur indebtedness for borrowed money or for the deferred purchase price of property (other than such property acquired in the ordinary course of business consistent with past practice), or would have the right or obligation to incur any such indebtedness or obligation, or make any loan or advance to any Person in excess of $75,000 in the aggregate;

(viii)

acquire or agree to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or assets or otherwise) any Person, partnership, joint venture or other business organization or division or acquire or agree to acquire any material assets;

(ix)

enter into any Contracts: (A) with a term of more than 12 months and annual payments in excess of $75,000 per annum; or (B) with a term of less than 12 months and payments in excess of $75,000 of the term of the Contract;

(x)	create any securities compensation or bonus plan, pay any bonuses, deferred or otherwise, or defer any compensation to any of its officers or employees;

(xi)	make any material change in accounting procedures or practices;

(xii)

mortgage, pledge or hypothecate any of the Company Assets, or subject them to any Encumbrance, except Permitted Encumbrances and except for those royalties in existence prior to June 18, 2015 that have been registered or are in the process of being registered as set forth in Section 12(c) of the Vendor Disclosure Letter;

(xiii)

enter into any agreement or arrangement granting any rights to purchase or lease any of the Carlin Trend Properties or requiring the consent of any Person to the transfer, assignment or lease of any of the Carlin Trend Properties;

(xiv)

engage in any business or other activity that is outside of the ordinary course of business that is being currently conducted by the Company, whether as a partner, joint venture participant or otherwise;

(xv)	cancel, waive or compromise any debts or claims in excess of $75,000 in the aggregate, including accounts payable to and receivable from affiliates;

(xvi)	enter into any other material transaction or any amendment of any contract, lease, agreement, license or sublicense which is material to its business;

(xvii)	settle any outstanding claim, dispute, litigation matter, or tax dispute in excess of $75,000 in the aggregate;

(xviii)

transfer any assets to Vendor or any of the Vendor's Subsidiaries or affiliates or assume any Indebtedness from the Vendor or any of the Vendor's Subsidiaries or affiliates or enter into any other related party transactions;

(xix)	redeem, purchase or offer to purchase any Company Interests or other securities;

(xx)	acquire any material assets, including but not limited to securities of other companies; or

(xxi)	enter into any agreement or understanding to do any of the foregoing.

5.3	Conduct of Business of the Purchaser

The Purchaser covenants and agrees that during the period from the date of this Agreement until the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, except as required by Applicable Law or as otherwise expressly permitted or specifically contemplated by this Agreement or the Arrangement Agreement, or as the Vendor otherwise consents in writing (such consent not to be unreasonably withheld or delayed):

(a)	The Purchaser shall notify the Vendor of any event or occurrence having a Material Adverse Change on the Purchaser;

(b)	The Purchaser shall not directly or indirectly:

(i)	take any action which is reasonably expected to result in a condition precedent to the transactions described herein not being satisfied;

(ii)	issue, sell, pledge, hypothecate, lease, dispose of or encumber any shares or other securities of the Purchaser or any right, option or warrant with respect thereto;

(iii)	amend or propose to amend its constating documents;

(iv)	split, combine or reclassify any of its securities or declare or make any Distribution, or distribute any of its property or assets to any Person;

(v)

enter into or amend any employment contracts with any director, officer or senior management employee, create or amend any employee benefit plan, make any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its directors, officers, employees or consultants;

(vi)

make any capital expenditures, additions or improvements or commitments for the same not to exceed $200,000 (in the aggregate, combined with the limit permitted for the RTO Counterparty in Section 5.4(b)(vi));

(vii)

enter into any contract, commitment or agreement under which it would incur indebtedness for borrowed money or for the deferred purchase price of property or would have the right or obligation to incur any such indebtedness or obligation, or make any loan or advance to any Person;

(viii)

acquire or agree to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or assets or otherwise) any Person,partnership, joint venture or other business organization or division or acquire or agree to acquire any material assets;

(ix)	enter into any material Contracts regarding its business operations, including joint ventures, partnerships or other arrangements;

(x)

except for securities compensation plans approved by holders of Purchaser Shares at the Meeting and accepted by the TSXV, create any securities compensation or bonus plan, or pay any bonuses, deferred or otherwise, or defer any compensation to any of its directors or officers;

(xi)	make any material change in accounting procedures or practices, other than the implementation of customary procedures and practices in anticipation of completing the RTO;

(xii)	mortgage, pledge or hypothecate any of the Purchaser Assets, or subject them to any Encumbrance, except Permitted Encumbrances;

(xiii)

enter into any agreement or arrangement granting any rights to purchase or lease any of the Purchaser Assets or requiring the consent of any Person to the transfer, assignment or lease of any of the Purchaser Assets;

(xiv)	engage in any business that is outside of the business that is being currently conducted by Purchaser, whether as a partner, joint venture participant or otherwise;

(xv)

sell, lease, sublease, assign or transfer (by tender offer, exchange offer, merger, amalgamation, sale of shares or assets or otherwise) any of the Purchaser Assets, or cancel, waive or compromise any debts or claims, including accounts payable to and receivable from affiliates;

(xvi)

enter into any other material transaction, or any amendment of any contract, lease, agreement, license or sublicense which is material to its business, other than entering into an office lease together with the RTO Counterparty, leasing vehicles, making investments in information technology for the Resulting Issuer, and the purchase of directors' and officers' insurance;

(xvii)	settle any outstanding claim, dispute, litigation matter, or tax dispute;

(xviii)	redeem, purchase or offer to purchase any Purchaser Shares or other securities;

(xix)	acquire, directly or indirectly, any assets, including but not limited to securities of other companies, outside the ordinary course of business;

(xx)

take any action, or allow any action to be taken, that would result in the Purchaser being classified as anything other than an association taxable as a corporation for U.S. federal tax purposes at the closing of the RTO; or

(xxi)	enter into any agreement or understanding to do any of the foregoing.

5.4	Conduct of Business of the RTO Counterparty

The RTO Counterparty covenants and agrees that during the period from the date of this Agreement until the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, except as required by Applicable Law or as otherwise expressly permitted or specifically contemplated by this Agreement or the Arrangement Agreement or as the Vendor otherwise consents in writing (such consent not to be unreasonably withheld or delayed):

(a)	The RTO Counterparty shall notify the Vendor of any event or occurrence having a Material Adverse Change on the RTO Counterparty;

(b)	The RTO Counterparty shall not directly or indirectly:

(i)	take any action which is reasonably expected to result in a condition precedent to the transactions described herein not being satisfied;

(ii)	issue, sell, pledge, hypothecate, lease, dispose of or encumber any shares or other securities of the RTO Counterparty or any right, option or warrant with respect thereto;

(iii)	amend or propose to amend its constating documents;

(iv)	split, combine or reclassify any of its securities or declare or make any Distribution, or distribute any of its property or assets to any Person;

(v)

enter into or amend any employment contracts with any director, officer or senior management employee, create or amend any employee benefit plan, make any increases in the base compensation, bonuses, paid vacation time allowed or fringe benefits for its directors, officers, employees or consultants;

(vi)

make any capital expenditures, additions or improvements or commitments for the same not to exceed $200,000 (in the aggregate, combined with the limit permitted for the Purchaser in Section 5.3(b)(vi));

(vii)

enter into any contract, commitment or agreement under which it would incur indebtedness for borrowed money or for the deferred purchase price of property or would have the right or obligation to incur any such indebtedness or obligation, or make any loan or advance to any Person;

(viii)

acquire or agree to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or assets or otherwise) any Person, partnership, joint venture or other business organization or division or acquire or agree to acquire any material assets;

(ix)	enter into any material Contracts regarding its business operations, including joint ventures, partnerships or other arrangements;

(x)	make any material change in accounting procedures or practices, other than the implementation of customary procedures and practices in anticipation of completing the RTO;

(xi)	mortgage, pledge or hypothecate any of the its assets, or subject them to any Encumbrance, except Permitted Encumbrances;

(xii)	enter into any agreement or arrangement granting any rights to purchase or lease any of its assets or requiring the consent of any Person to the transfer, assignment or lease of any of its assets;

(xiii)	engage in any business that is outside of the business that is being currently conducted by the RTO Counterparty, whether as a partner, joint venture participant or otherwise;

(xiv)

sell, lease, sublease, assign or transfer (by tender offer, exchange offer, merger, amalgamation, sale of shares or assets or otherwise) any of its assets, or cancel, waive or compromise any debts or claims, including accounts payable to and receivable from affiliates;

(xv)

enter into any other material transaction, or any amendment of any contract, lease, agreement, license or sublicense which is material to its business, other than entering into an office lease together with the Purchaser, leasing vehicles, making investments in information technology for the Resulting Issuer, and the purchase of directors' and officers' insurance;

(xvi)	settle any outstanding claim, dispute, litigation matter or tax dispute;

(xvii)	redeem, purchase or offer to purchase any shares or other securities;

(xviii)	acquire, directly or indirectly, any assets, including but not limited to securities of other companies, outside the ordinary course of business;

(xix)

take any action, or allow any action to be taken, that would result in the RTO Counterparty being classified as anything other than an association taxable as a corporation for U.S. federal tax purposes at the closing of the RTO; or

(xx)	enter into any agreement or understanding to do any of the foregoing.

ARTICLE 6
STOCK EXCHANGE LISTING, FINANCINGS AND RTO

6.1	Stock Exchange Listing and Financings; Filings and Approvals

(a)      The Purchaser and RTO Counterparty jointly and severally covenant and agree to take, in a timely manner, all commercially reasonable actions and steps necessary in order that: (i) the Purchaser shall have obtained all necessary shareholder approvals required to complete the transactions contemplated hereby (including the RTO) prior to the Closing Date at a duly called special meeting of shareholders of the Purchaser (the "Meeting") in accordance with Section 6.3 below;(ii) the Common Shares forming part of the Payment Shares issued to the Vendor by the Resulting Issuer will be listed and posted for trading on the TSXV; (iii) when received, the Purchaser shall provide the Vendor with copies of the final approval regarding the listing and posting for trading of the Common Shares (including the Payment Shares); and (iv) the distribution of Payment Shares to the Vendor is exempt from the prospectus and registration requirements of Applicable Securities Laws.

(b)      The Vendor will use its commercially reasonable efforts to support the Stock Exchange Listing and the Financings, including providing information required to be included in any listing application, management information circular, or personal information form (PIF) required by the TSXV, or reasonably required by the Agents in connection with the preparation of marketing or other materials required for the Financings regarding the Vendor and the Vendor Nominees. The Purchaser Parties will provide the Vendor and its legal counsel with reasonable advance notice and an opportunity to comment on the content thereof, and to participate in, any communications or submissions to the TSXV and other securities regulatory authorities.

(c)      The Vendor shall allow the Agents and their representatives to conduct all due diligence investigations regarding the Company and the Company Assets that the Agents may reasonably require in connection with the Financings, including but not limited to the fulfilment of the Agents' obligations under the agency agreement to be entered into with the Purchaser Parties in connection with the Financings, determining the satisfaction of the escrow release conditions to subscription receipts issued in connection with the Financings, and in order to comply with Applicable Laws.

6.2	Preparation of Financial Statements and Technical Report

(a)      The Purchaser Parties shall be responsible for preparing, in each case as required in connection with the RTO:

(i)

the financial statements of the Company, and the pro forma financial statements reflecting the combination of the Company and the Purchaser Parties, in each case in the form required by the TSXV and the relevant securities regulatory authorities; and

(ii)	the technical reports required under NI 43-101 in respect of certain of the Carlin Trend Properties.

(b)      The Vendor will, at the expense of the RTO Counterparty, use reasonable commercial efforts to assist the Purchaser Parties with the preparation of the technical reports and financial statements described in this Section 6.2,and to provide all materials requested and reasonably required in connection with the preparation of marketing or other materials required for the Financings.

(c)      The Vendor shall provide for inclusion in any marketing materials such information regarding the Vendor as required or requested by the Agents, acting reasonably, to be included in the marketing materials.

(d)      The parties hereto acknowledge (and the Resulting Issuer shall acknowledge in the Arrangement Agreement) that neither the Vendor nor any of its affiliates: (i) is or will be the owner of or shall have responsibility for the content of such technical reports, financial statements, marketing materials or any disclosure therein, (ii) make any representation or warranty with respect to such technical reports, financial statements, marketing materials or any data, information, statement, representation or conclusion contained therein, or (iii) shall have any liability or obligation related to such technical reports, financial statements, marketing materials or any disclosure therein.

6.3	Shareholders Meeting

(a)      As soon as is practicable after the date hereof, having regard to the timing required to prepare the financial statements of the Company and technical reports in respect of certain of the Carlin Trend Properties as contemplated in Section 6.2(a), the Purchaser Parties shall prepare the Circular, together with any other documents required by Applicable Laws in connection with the Meeting, in accordance with Applicable Laws.

(b)      Prior to the printing of the Circular and during the course of its preparation, the Purchaser Parties shall provide the Vendor and its counsel with an opportunity to review and comment on it, recognizing that whether or not such comments are appropriate will be determined by the Purchaser. The Vendor shall provide to the Purchaser for inclusion in the Circular such information regarding the Vendor as is required by Applicable Law to be included in the Circular. The Vendor represents, warrants and covenants that all such information provided by it to be included in the Circular will be accurate and complete in all material respects as of the relevant date of such information and will not contain any untrue statement of a material fact or omission to state a material fact required or necessary to make a statement not misleading in light of the circumstances in which it is made. For greater certainty, the Purchaser Parties acknowledge and agree that the Vendor makes no representation, warranty or covenant in respect of any information included in the Circular concerning the Company Assets.

(c)      As soon as practicable after the date hereof, having regard to the timing required to prepare the financial statements of the Company and technical reports in respect of certain of the Carlin Trend Properties as contemplated in Section 6.2(a),the Purchaser Parties shall causethe Circular, together with other documents required by Applicable Laws in connection with the Meeting, to be sent to the shareholders of the Purchaser and filed as required by Applicable Laws, and the Purchaser shall call and hold the Meeting as soon as practicable for the purposes of considering the Transaction Resolutions (among other resolutions) in accordance with the constating documents of the Purchaser and Applicable Laws and the RTO Counterparty shall use its best efforts to obtain the necessary approval by its security holders of the Plan of Arrangement by way of unanimous consent resolution.

(d)      The Purchaser Parties shall use their best efforts to secure the approval of the RTO by shareholders of the Purchaser and solicit proxies for the approval of the RTO in accordance with Applicable Laws.

(e)      The Purchaser shall not adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the Meeting, except as required to effect the transactions contemplated by this Agreement, with the Vendor's prior written consent or as required by Applicable Laws, an order of a court or for quorum purposes. The Purchaser shall provide notice to the Vendor of the Meeting and allow the Vendor's representatives to attend the Meeting.

(f)      The Purchaser Parties represent, warrant and covenant that all information in the Circular (other than the information provided by the Vendor under Section 6.3(b) above) will be accurate and complete in all material respects as of the relevant date of such information and will not contain any untrue statement of a material fact or omission to state a material fact required or necessary to make a statement not misleading in light of the circumstances in which it was made.

6.4	Transaction Resolutions

Subject to regulatory approval, the Purchaser will, at the Meeting, propose to its shareholders, among other resolutions, resolutions to approve the RTO and the Plan of Arrangement (collectively, the "Transaction Resolutions"). The Plan of Arrangement includes, among other things, authorization for the continuance of the Purchaser to the State of Nevada, and the approval of the Articles of Incorporation and the Articles of Conversion which will give effect to the Resulting Issuer, name change and the board of directors, including the election of the Vendor Nominees upon the closing of the RTO.

6.5	Transaction Costs

All costs of the transactions contemplated hereby, including the Stock Exchange Listing and the RTO, shall be born and paid by the party incurring the costs, whether or not such transactions are completed, provided that (i) if the Agreement is terminated at any time for any reason prior to the Closing Date, the Cost Advance shall be released in full to the Vendor and applied to all fees, costs and expenses incurred by the Vendor in connection with the evaluation, negotiation and implementation of the transactions contemplated hereby (including legal fees and expenses), and (ii) if the Closing occurs, on Closing the Cost Advance shall be credited to the Cash Consideration as set forth in Section 2.1(b)(ii). It is further understood and acknowledged by each of the Parties that legal counsel to the RTO Counterparty shall, to as great an extent as reasonably possible, and at the expense of the RTO Counterparty, take primary carriage of: (i) preparing, filing and pursuing an application for the Interim Order and the Final Order; and (ii) drafting and preparing all applications to be filed by the Purchaser with the TSXV in connection with the RTO, including the initial draft of the Circular, and the RTO Counterparty shall be responsible for all of the costs associated with the Stock Exchange Listing.

ARTICLE 7
CONDITIONS

7.1	Mutual Conditions

The obligations of the parties to complete the transactions contemplated herein are subject to fulfillment of the following conditions on or before the Closing Date:

(a)	the Plan of Arrangement shall have become effective in accordance with the terms and conditions of the Arrangement Agreement;

(b)	the RTO shall have closed in accordance with the terms and conditions of the Arrangement Agreement and all Applicable Laws, including TSXV Policy 5.2;

(c)	the TSXV shall have conditionally approved the listing of the Common Shares on the TSXV, including the Common Shares forming part of the Payment Shares (the "Stock Exchange Listing");

(d)

all required corporate, regulatory and shareholder approvals, consents, authorizations and waivers (collectively, the "Authorizations") relating to (i) the consummation of the transactions contemplated by this Agreement, (ii) the Arrangement Agreement and the Plan of Arrangement, (iii) the RTO, and (iv) the Stock Exchange Listing, shall have been obtained on terms and conditions satisfactory to the parties, acting reasonably;

(e)

there shall not be in force any Applicable Law and no Governmental Authority shall have issued any order or decree restraining or prohibiting the completion of the transactions contemplated herein; and

(f)	this Agreement shall not have been terminated pursuant to Article 8.

The foregoing conditions are for the mutual benefit of each of the parties and may be waived, in whole or in part, in writing by a party at any time.

7.2	Vendor Conditions

The obligations of the Vendor and the Company to complete the transactions contemplated herein are subject to the fulfillment of the following conditions on or before the Closing Date or such other time as specified below:

(a)	the Seed Financing and each of the Financings shall have closed on terms and conditions satisfactory to the Vendor, acting reasonably;

(b)	the Vendor, and its agents or representatives, shall have conducted and completed to its satisfaction, acting reasonably, a legal and financial due diligence investigation of the Purchaser;

(c)	on closing of the RTO and prior to the issuance of the Payment Shares, the Purchaser shall have continued into the State of Nevada in accordance with Applicable Laws;

(d)

the representations and warranties made by the Purchaser Parties in this Agreement that are qualified by materiality or Material Adverse Change shall be true and correct and the representations and warranties made by the Purchaser Parties in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated or permitted by this Agreement), and each of the Purchaser Parties shall have provided to the Vendor the certificate of two senior officers certifying such accuracy on the Closing Date; and

(e)

the Purchaser Parties shall have complied in all material respects with their covenants herein, and each of the Purchaser Parties shall have provided to the Vendor the certificate of two senior officers certifying that each of the Purchaser Parties have so complied with its covenants herein.

The foregoing conditions precedent are for the benefit of the Vendor and may be waived, in whole or in part, by the Vendor in writing at any time.

7.3	Purchaser Conditions

The obligation of the Purchaser Parties to complete the transactions contemplated herein are subject to the fulfillment of the following conditions on or before the Closing Date or such other time as specified below:

(a)

the representations and warranties made by the Vendor in this Agreement that are qualified by materiality or Material Adverse Change shall be true and correct and the representations and warranties made by the Vendor in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated or permitted by this Agreement), and the Vendor shall have provided to the Purchaser the certificate of a manager or senior officer certifying such accuracy on the Closing Date; and

(b)

the Vendor shall have complied in all material respects with its covenants herein, and the Vendor shall have provided to the Purchaser Parties the certificate of a manager or senior officer certifying that the Vendor has so complied with its covenants herein;

The foregoing conditions precedent are for the benefit of the Purchaser Parties and may be waived, in whole or in part, by the Purchaser Parties in writing at any time.

ARTICLE 8
TERMINATION

8.1	Termination

This Agreement may be terminated at any time prior to the Closing Date:

(a)	by mutual written agreement of the parties hereto;

(b)

by either the Vendor or the Purchaser, if any Governmental Authority shall have issued an order, decree or ruling permanently restraining or enjoining or otherwise prohibiting any of the transactions contemplated herein (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) which order, decree or ruling is final and non-appealable;

(c)	by either the Vendor or the Purchaser, if

(i)

any representation or warranty of the other party under this Agreement is untrue or incorrect or shall have become untrue or incorrect such that the condition contained in Section 7.2(d) or 7.3(a), as applicable, would be incapable of satisfaction; or

(ii)	the other party is in default of a covenant or obligation hereunder such that the condition contained in Section 7.2(e) or 7.3(b), as applicable, would be incapable of satisfaction;

(d)	by the Vendor, if the RTO has not been completed by the date which is twelve months following the Going Public Deadline.

8.2	Effect of Termination

In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force and effect, except that Section 6.5, this Section 8.2 and Article 9 shall survive the termination of this Agreement; provided, however, that nothing contained in this Section 8.2 shall relieve or have the effect of relieving any party in any way from liability for damages incurred or suffered by a party as a result of an intentional or wilful breach of this Agreement.

ARTICLE 9
GENERAL

9.1	Notices

All notices, demands or other communications ("Notices") to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or by email or another electronic form addressed to the recipient. Such notices, demands and other communications shall be delivered or mailed or sent electronically to the parties at the respective addresses or email addresses indicated below:

in the case of a Notice to the RTO Counterparty at:

Carlin Opportunities Inc.
Mars Centre HL30A
101 College Street
Toronto, Ontario M5G 1L7

Attention:	Matthew Lennox-King
E-mail:	[Redacted]

With a copy to, in the case of notice to the RTO Counterparty to:

Cassels Brock & Blackwell LLP
Suite 2100, Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2

Attention:	Jay Goldman
Fax:	(416) 644-9337
E-mail:	jgoldman@casselsbrock.com

in the case of a Notice to the Purchaser at:

Winwell Ventures Inc.
328th – 20 Avenue West
Vancouver, British Columbia V5Y 2C6

Attention:	William McCartney
E-mail:	[Redacted]

With a copy to, in the case of notice to the Purchaser to:

DuMoulin Black LLP
10th Floor, 595 Howe Street

Vancouver, British Columbia V6C 2T5

Attention:	Paul Visosky
Fax:	(604) 644-9337
E-mail:	pvisosky@dumoulinblack.com

in the case of a Notice to the Vendor at:

c/o Waterton Global Resource Management, Inc.
199 Bay Street, Suite 5050
Toronto, Ontario M5L 1E2

Attention:	Kamal Toor
Fax:	416.504.3200
E-mail:	[Redacted]

With a copy, in the case of notice to the Vendor to:

Davies Ward Phillips & Vineberg LLP
155 Wellington Street West
Toronto, Ontario M5V 3J7

Attention:	Sarbjit S. Basra and Brett Seifred
Fax:	416.863.0871
E-mail:	sbasra@dwpv.com and bseifred@dwpv.com

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of emailing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, emailed or sent before 5:00 p.m. (local time at the address of the party receiving such communication) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

9.2	Further Assurances

Each party shall act in good faith in performing its obligations and exercising its rights herein and shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

9.3	Specific Performance

The parties agree that irreparable harm may occur for which money damages would not be an adequate remedy at law in the event that any of the covenants of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to injunctive, specific performance and other equitable relief to prevent breaches or threatened breaches of the covenants contained in this Agreement, and to enforce compliance with the terms of this Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the parties may be entitled at law or in equity.

9.4	Assignment

This Agreement is not assignable by any party except with the prior written consent of the other parties.

9.5	Consultation

The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by Applicable Law, the parties shall not issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

9.6	Counterparts

This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by a party by facsimile or electronic transmission shall be as effective as delivery of a manually executed copy of this Agreement by such party.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WATERTON NEVADA SPLITTER, LLC

by	“Isser Elishis”
Name: Isser Elishis
Title: Manager
by
Name:
Title:

CLOVER NEVADA II LLC

by	“Jack McMahon”
Name: Jack McMahon
Title: Authorized Signatory
by
Name:
Title:

CARLIN OPPORTUNITIES INC.

by	“Matthew Lennox-King”
Name: Matthew Lennox-King
Title: Chief Executive Officer
by
Name:
Title:

Execution Page – Securities Exchange Agreement

WINWELL VENTURES INC.

by	“Murray Oliver”
Name: Murray Oliver
Title: President & Chief Executive Officer
by
Name:
Title:

Execution Page – Securities Exchange Agreement

SCHEDULE A

GOVERNANCE AND INVESTOR RIGHTS AGREEMENT

[See attached.]

A-1

[WINWELL VENTURES INC., TO BE RENAMED "CONTACT GOLD CORP."]

- and -

[WATERTON PRECIOUS METALS FUND II CAYMAN, LP]

- and -

MATTHEW LENNOX-KING

- and -

ANDREW FARNCOMB

- and -

JOHN DORWARD

- and -

MARK WELLINGS

- and -

GEORGE SALAMIS

GOVERNANCE AND INVESTOR RIGHTS AGREEMENT

•, 201•

Schedule A	-	Registration Rights Procedures

GOVERNANCE AND INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT made the • day of •, 201•,

B E T W E E N :

[WINWELL VENTURES INC., TO BE
RENAMED "CONTACT GOLD CORP."],
(hereinafter referred to as the "Company"),

- and -

[WATERTON PRECIOUS METALS FUND II
CAYMAN, LP],
(hereinafter referred to as the "Investor")

- and -

MATTHEW LENNOX-KING,
(hereinafter referred to as "MLK")

- and -

ANDREW FARNCOMB,
(hereinafter referred to as "AF")

- and -

JOHN DORWARD,
(hereinafter referred to as "JD")

- and -

MARK WELLINGS,
(hereinafter referred to as "MW")

- and -

GEORGE SALAMIS,
(hereinafter referred to as "GS")

WHEREAS the Company, Carlin Opportunities Inc., the Founders and Waterton Nevada Splitter, LLC (the "Vendor"), a wholly-owned subsidiary of the Investor, and Clover Nevada II LLC have entered into a securities exchange agreement dated December 8, 2016 (the "Purchase Agreement") providing for the sale by the Vendor to the Company of the Company Interests (as defined in the Purchase Agreement);

AND WHEREAS the Purchase Agreement provides that as part of the consideration payable for the Company Interests, the Company will issue Common Shares (as defined herein) and Preferred Shares (as defined herein) to the Vendor or its designee (collectively, the "Consideration Shares"), and the Vendor has designated the Investor as the holder of the Consideration Shares;

AND WHEREAS each of the Founders (as defined below) are shareholders and officers and/or directors of the Company and as such stand to benefit from the transactions contemplated by the Purchase Agreement, and the Vendor and the Company would not enter into the Purchase Agreement but for the entry into of this Agreement by each of the Founders;

AND WHEREAS as a condition to the completion of the transactions contemplated pursuant to the Purchase Agreement, the Company has agreed to grant certain rights set out herein to the Investor on the terms and subject to the conditions set out herein and the Investor and each of the Founders have agreed to make certain covenants in favour of the Company on the terms and subject to the conditions set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement, otherwise, the following terms have the following meanings:

"affiliate" of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly;

"Applicable Laws" means applicable laws, including international, national, provincial, state, municipal and local laws, treaties, statutes, ordinances, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, ordinances, or other requirements of any Regulatory Authority having the force of law;

"Applicable Securities Laws" means the securities legislation in each province and territory of Canada where the Company is a "reporting issuer" or the equivalent from time to time, including all rules, regulations, published policy statements and blanket orders thereunder or issued by one or more of the Canadian Securities Regulatory Authorities;

"associate" means, in respect of a relationship with a Person:

(a)

a body corporate of which that Person beneficially owns or controls, directly or indirectly, shares or securities currently convertible into shares carrying more than ten per cent of the voting rights under all circumstances or by reason of the occurrence of an event that has occurred and is continuing, or a currently exercisable option or right to purchase such shares or such convertible securities;

(b)	a partner of that Person acting on behalf of the partnership of which they are partners;

(c)

a trust or estate or succession in which that Person has a substantial beneficial interest or in respect of which that Person serves as a trustee or liquidator of the succession or in a similar capacity;

(d)	a spouse of that Person or an individual who is cohabiting with that Person in a conjugal relationship, having so cohabited for a period of at least one year;

(e)	a child of that Person or of the spouse or individual referred to in paragraph (d);

(f)	a relative of that Person or of the spouse or individual referred to in paragraph (d),if that relative has the same residence as that Person; and

(g)	any other Person with which such Person is not dealing with at arm's length or on arm's length terms;

"Board of Directors" means the board of directors of the Company;

"Bought Deal" means a fully underwritten offering on a bought deal basis pursuant to which an underwriter has committed to purchase securities of the Company pursuant to a "bought deal" letter prior to the filing of a prospectus or prospectus supplement or a Distribution pursuant to an overnight marketed offering;

"Business Day" means any day, other than a Saturday or Sunday, on which chartered banks in Toronto, Ontario are open for commercial banking business during normal banking hours;

"Canadian Securities Regulatory Authorities" means, collectively, the securities regulatory authority in each province and territory of Canada where the Company is a "reporting issuer" or the equivalent from time to time;

"Change of Control Transaction" means a merger, amalgamation, reorganization, business combination, tender offer, exchange offer, take-over bid, statutory arrangement or similar transaction involving the Company or its securities resulting in a change of control of the Company or a sale, transfer, lease or other disposition of all or substantially all of its assets;

"Closing" has the meaning set out in the Purchase Agreement;

"Closing Date" has the meaning set out in the Purchase Agreement;

"Combination" has the meaning set out in Section 8.1(a);

"Common Shares" means the common shares in the capital of the Company;

"Company" has the meaning set out in the recitals;

"Company Directors" means the duly appointed or elected directors of the Company from time to time;

"Company Offer" has the meaning set out in Section 3.2(a)(ii);

"Company Offer Notice" has the meaning set out in Section 3.2(a)(ii);

"Company Offer Notice Period" has the meaning set out in Section 3.2(a)(ii);

"Company Shares" means, collectively, the Common Shares and the Preferred Shares;

"Company Successor" has the meaning set out in Section 8.1;

"Consideration Shares" has the meaning set out in the recitals;

"control" means, in respect of:

(a)

a corporation, the ability of a Person or group of Persons acting in concert to influence the manner in which the business of such corporation is carried on, whether as a result of ownership of sufficient voting shares of such corporation to entitle that Person or group of Persons to elect a majority of the directors of such corporation or by contract or otherwise; or

(b)

a partnership, trust, syndicate or other entity, actual power or authority to manage and direct the affairs of, or ownership of more than fifty percent (50%) of the transferable beneficial interests in, such entity, and the term "controlled" has a corresponding meaning;

"Conversion Price" means the conversion price of the Preferred Shares as in effect from time to time as determined in accordance with the terms of the Preferred Shares;

"Cost Advance" has the meaning set out in the Purchase Agreement;

"Demand Notice" has the meaning set out in Section 5.1(a);

"Demand Registration" has the meaning set out in Section 5.1(a);

"Director Eligibility Criteria" has the meaning set out in Section 2.1(f);

"Distribution" means a distribution or sale of Company Shares to the public for cash by means of a prospectus under Applicable Securities Laws, and the terms"Distribute" and "Distributed" shall have corresponding meanings;

"Estate Planning Transaction" means any sale, assignment, grant, transfer, gift, pledge, encumbrance, mortgage, hypothecation or other disposition, directly or indirectly, of Common Shares to: (i) a spouse, child, sibling, or parent of the holder; (ii) to a corporation or partnership of which all of the voting shares or interests are held by the holder and/or his or her spouse, child(ren), sibling(s), and/or parent(s); or (iii) to a trust, of which the only beneficiaries are the holder and his or her spouse, child(ren), sibling(s), and/or parent(s) and/or a chartable institution;

"Exchange" means such stock exchange(s) and quotation service(s), if any, as the Common Shares and/or Preferred Shares may be listed or quoted on, as applicable, from time to time;

"Exempt Issuance" means the issuance by the Company of Common Shares or Subject Securities: (a) in connection with or pursuant to any merger, amalgamation, business combination, tender offer, exchange offer, take-over bid, arrangement, asset purchase or other acquisition of assets or shares of a third party; (b) upon the exercise, redemption, conversion or exchange of any Subject Securities for Common Shares; (c) pursuant to employee, advisor, director or advisory board security-based compensation arrangements, including stock option plans; (d) as a result of the consolidation or subdivision of any securities of the Company or its Subsidiaries; (e) as special distributions, stock dividends or payments in kind or similar dividends or distributions; (f) pursuant to a shareholder rights plan; and (g) to the Investor or any of its affiliates;

"Financings" has the meaning set out in the Purchase Agreement;

"Founders" means, collectively, the Founding Directors and the Founding Principals;

"Founders' Financing" has the meaning set out in the Purchase Agreement;

"Founding Directors" means each of JD, MW and GS;

"Founding Principals" means each of MLK and AF;

"independent" means, with respect to any director of the Company or any individual nominated for election as a director of the Company, that such individual satisfies the independence criteria set forth in sections 1.4 and 1.5 of NI 52-110 and the independence requirements, if any, of the Exchange;

"Investor" has the meaning set out in the recitals;

"Investor Nominee" means each Company Director who is nominated by the Investor and elected or appointed from time to time to the Board of Directors pursuant to the terms of this Agreement;

"Investor Observer" means an individual who is designated by the Investor and is entitled to attend and observe all meeting of the Board of Directors but who shall not be a member thereof or have a vote as a director with respect to any matters put forth before the Board of Directors;

"Lock Up Period" has the meaning set out in Section 4.2;

"NI 52-110" means National Instrument 52-110 - Audit Committees;

"Notices" has the meaning set out in Section 9.1;

"Participation Right" has the meaning set out in Section 6.1(b);

"Person" means any individual, sole proprietorship, partnership, firm, entity, joint venture, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

"Piggy-Back Registration" has the meaning set out in Section 5.2(a);

"Private Placement" means an offering of Common Shares and/or Subject Securities for cash by the Company which is conducted under an exemption from the prospectus requirements of Applicable Securities Laws;

"Preferred Shares" means the Class A Preferred Shares in the capital of the Company having the terms and conditions set out in Schedule "F" of the Purchase Agreement;

"Proposed Private Sale" has the meaning set out in Section 3.2(a);

"Proposed Private Sale Notice" has the meaning set out in Section 3.2(a)(i);

"Pro-Rata Portion" means, at a particular time, the percentage equal to (A) the number of Common Shares beneficially owned by the Investor divided by (B) the total number of Common Shares issued and outstanding at such time;

"Purchase Agreement" has the meaning set out in the recitals;

"Qualifying Securities" has the meaning set out in Section 5.1(a);

"Registration Expenses" means all out-of-pocket expenses incident to the parties' performance of, or compliance with, this Agreement in connection with a Distribution or Private Placement, as applicable, including all registration and filing fees, all fees and expenses of complying with Applicable Securities Laws, all printing expenses, all "road show" and marketing expenses, all listing fees, all registrars', depositaries' and transfer agents' fees, the fees and disbursements of counsel for the Company and any underwriters (other than those paid by the underwriters), and of the Company's independent public accountants, including the expenses of any special audits and/or "comfort" letters required by or incidental to such performance and compliance, but excluding Selling Expenses;

"Regulatory Authority" means:

(a)

any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, quasi-government, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing;

(b)	any self-regulatory organization or stock exchange, including the TSX Venture Exchange;

(c)	any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and

(d)	any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing;

"RTO" has the meaning set out in the Purchase Agreement;

"Selling Expenses" means all underwriting commissions, discounts or brokers' commissions incurred in connection with a Distribution or Private Placement of Company Shares;

"Shareholder" means a holder of Common Shares or Preferred Shares;

"Standstill Period" means the period of time commencing on the Closing Date and ending on the earliest to occur of: (a) the date which is 24 months following the Closing Date; (b) the first date on which the Investor is no longer entitled to designate an Investor Nominee pursuant to this Agreement; and (c) upon the earlier of (i) any one of the Founding Principals and any one of the Founding Directors ceasing to be officers or directors of the Company or (ii) both of the Founding Principals ceasing to be officers or directors of the Company;

"Subject Securities" means securities that are directly or indirectly convertible into or exchangeable, redeemable or exercisable for Common Shares;

"Subsequent Offering" has the meaning set out in Section 6.1(a);

"Subsequent Offering Notice" has the meaning set out in Section 6.1(a);

"Subsidiaries" with respect to a Person means, at the time such determination is being made, any other Person controlled by such first Person, in each case, whether directly or indirectly;

"Successor Agreement" has the meaning set out in Section 8.1(a);and

"Valid Business Reason" has the meaning set out in Section 5.1(c)(vi)(B).

1.2	Rules of Construction

In this Agreement, unless otherwise expressly stated or the context otherwise requires:

(a)

the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an "Article" or "Section" followed by a number or letter refer to the specified Article or Section to this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word "including" is deemed to mean "including without limitation";

(f)	the terms "party" and "the parties" refer to a party or the parties to this Agreement;

(g)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(h)

any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i)	all dollar amounts refer to Canadian dollars;

(j)

any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends;

(k)

references to "underwriter" include agents acting on an agency or best efforts basis, and references to "underwritten" offerings, issuances or distributions include offerings, issuances or distributions made on an agency or best efforts basis;

(l)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day; and

(m)

the beneficial ownership of the Company by the Investor shall be calculated as a percentage, the numerator of which shall be the aggregate number of Common Shares beneficially owned by the Investor and its affiliates and the denominator of which shall be the aggregate number of outstanding Common Shares (calculated, for certainty, on a non-diluted basis, unless specified otherwise).

1.3	Entire Agreement

This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in this Agreement and the Purchase Agreement.

1.4	Time of Essence

Time shall be of the essence of this Agreement.

1.5	Governing Law and Submission to Jurisdiction

(a)     This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

(b)     Each of the parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.6	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.7	Waiver

No waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence or forbearance by a party shall constitute a waiver of such party's right to insist on performance in full and in a timely manner of all covenants in this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement at any time.

1.8	Amendments

This Agreement may be amended or supplemented only by a written agreement signed by each of the parties.

1.9	Binding Effect

This Agreement shall be binding upon the parties hereto, their heirs and legal personal representatives and their respective permitted successors and permitted assigns.

1.10	Nature of Holdings

The entering into of this Agreement by the Investor shall not be interpreted to mean that the Company Shares held by the Investor may not legally be sold or otherwise disposed of, including in any of the relevant provinces and territories of Canada, without a prospectus and that such Company Shares may not thereafter be freely resold without a prospectus.

1.11	Schedules

The following schedule is attached hereto and forms part of this Agreement:

Schedule A	-	Registration Rights Procedures

ARTICLE 2
BOARD OF DIRECTORS AND COMMITTEES

2.1	Board of Directors Nominees and Observer

(a)     The Company agrees that upon the issuance of the Consideration Shares in accordance with the terms of the Purchase Agreement, the Board of Directors shall immediately: (i) appoint two initial Investor Nominees to serve on the Board of Directors until the next annual general meeting of Shareholders; and (ii) appoint one initial Investor Observer.

(b)     The Company covenants and agrees that so long as the Investor may designate pursuant to this Agreement any Investor Nominee(s) to serve on the Board of Directors, the size of the Board of Directors shall not exceed seven directors.

(c)     Following the appointment of the initial Investor Nominees pursuant to Section 2.1(a): (i) if at any time, from time to time, the Investor beneficially owns at least 30% of the outstanding Common Shares, the Investor shall be entitled to designate two Investor Nominees for election to the Board of Directors; (ii) if at any time, from time to time, the Investor beneficially owns at least 20% but less than 30% of the outstanding Common Shares, the Investor shall be entitled to designate one Investor Nominee for election to the Board of Directors; (iii) if at any time, from time to time, the Investor beneficially owns at least 10% of the outstanding Common Shares, the Investor shall be entitled to designate one Investor Observer (in addition to any Investor Nominees); and (iv) if at any time, from time to time, the Investor beneficially owns less than 10% of the outstanding Common Shares, the Investor shall no longer be entitled to designate any Investor Nominee or Investor Observer.

(d)     The Company agrees to nominate and recommend for election, at each meeting of Shareholders at which Company Directors are to be elected, such number of Investor Nominees as set forth in Section 2.1(c) for election to the Board of Directors that are provided to the Company in accordance with Section 2.1(g).

(e)     The Company covenants and agrees to: (i) use commercially reasonable efforts to provide written notice of any regularly scheduled meeting of the Board of Directors to the Investor Observer at least ten Business Days prior to the date of such meeting and, in any event, for any meeting of the Board of Directors, provide written notice no later than such time as notice is provided to the Company Directors; (ii) provide the Investor Observer with a written agenda for each meeting of the Board of Directors concurrently with the provision thereof to the Company Directors, along with any other written materials provided to directors generally with respect to such meeting; (iii) allow the Investor Observer to attend, whether in person, by telephone conference call or any other mode of attendance generally made available to the Company Directors, each meeting of the Board of Directors (other than portions of the meeting that are in camera); and (iv) reimburse the Investor Observer for any travel expenses or other out-of-pocket costs or expenses reasonably incurred by the Investor Observer in connection with this Agreement or attending meetings of the Board of Directors in accordance with the Company's expense reimbursement policy in effect from time to time applicable to the Company Directors, as if the Investor Observer were a member of the Board of Directors. Upon the designation of an Investor Observer and at all times prior to the Investor Observer attending the first meeting of the Board of Directors, the Investor shall cause the Investor Observer to enter into a confidentiality agreement in substance and form mutually satisfactory to the Company and the Investor, each acting reasonably, and sign an acknowledgement agreeing to be bound by the Company's disclosure and insider trading policies.

(f)     The Investor agrees that both the initial Investor Nominees and all subsequent Investor Nominees, shall in each case satisfy, as applicable, the Company's eligibility criteria of general application (as determined in good faith by the Board of Directors or an authorized committee thereof and including, for greater certainty, any Applicable Laws, regulations or stock exchange rules or policies) for director candidates (the "Director Eligibility Criteria"). In addition, any Investor Nominee that the Investor designates must be independent to sit on any of the corporate governance, compensation or audit committees of the Board of Directors. For greater certainty, at all such times as the Investor is permitted to designate two Investor Nominees for election to the Board of Directors in accordance with the provisions of Section 2.1(c),at least one of the two Investor Nominees must be independent.

(g)     The Investor shall advise the Company of the identity of each Investor Nominee by the later of: (i) at least 60 days prior to any meeting of Shareholders at which directors of the Company are to be elected; and (ii) the tenth day following the date on which the Investor receives written notice of the record date for a meeting of Shareholders at which directors of the Company are to be elected. If the Investor does not advise the Company of the identity of any Investor Nominee by such deadline, then the Investor will be deemed to have nominated the incumbent Investor Nominee(s), if any, and to otherwise forego such right to nominate until the next meeting at which directors are elected.

(h)     The Investor may advise the Company in writing from time to time of the identity of any Investor Observer, and the "Investor Observer" hereunder shall be the individual identified as such by the Investor from time to time provided that the Investor remains eligible to designate an Investor Observer pursuant to Section 2.1(c),and further provided the Investor Observer has agreed to be bound by the confidentiality and corporate disclosure and insider trading requirements referenced in Section 2.1(e) above.

(i)     In the event that any Investor Nominee shall cease to serve as a Company Director, whether due to such Investor Nominee's death, disability, resignation or removal, the Investor shall have the right within 30 days to nominate a replacement Investor Nominee and the Company shall cause the Board of Directors to appoint, as soon as practicable, such replacement Investor Nominee in accordance with this Agreement to fill the vacancy caused by such death, disability, resignation or removal, provided that such Investor Nominee satisfies the Director Eligibility Criteria and the Investor remains eligible to nominate such Investor Nominee pursuant to Section 2.1(c). If at any time the Investor has failed to nominate an Investor Nominee within the requisite period of time, such right will be forfeited until the next meeting of shareholders of the Company at which directors are to be elected.

(j)     In the event that the Investor ceases to have any right to appoint one or more Investor Nominees, the Investor shall use commercially reasonable efforts to, unless requested otherwise by the Company, cause any Investor Nominees who are then Company Directors to resign from the Board of Directors, forthwith.

2.2	Management to Endorse and Vote

The Company agrees that management of the Company shall, in respect of every meeting of Shareholders at which the election of Company Directors is to be considered, and at every reconvened meeting following an adjournment or postponement thereof, endorse and recommend the Investor Nominees identified in the Company's proxy materials for election to the Board of Directors so long as such Investor Nominees satisfy the Director Eligibility Criteria, and shall vote their Common Shares in respect of which management is granted a discretionary proxy in favour of the election of such Investor Nominees to the Board of Directors at every such meeting.

2.3	Committees

The Board of Directors has previously established or will establish at its next meeting following the date hereof, the following standing committees of the Board of Directors: (i) a corporate governance committee; (ii) a compensation committee; (iii) an audit committee; and (iv) a safety, health and environmental committee (the "SHE Committee"). The Company covenants and agrees that each committee of the Board of Directors, other than the SHE Committee, will be comprised of independent members of the Board of Directors. The Company covenants and agrees that for so long as the Investor is entitled to designate one or more Investor Nominees hereunder, if requested by the Investor from time to time, any committee of the Board of Directors so requested shall include one Investor Nominee, provided that such Investor Nominee is independent. With respect to any committee of the Board of Directors on which there are no Investor Nominees other than a special or independent committee struck to address an actual, perceived or potential conflict of interest with the Investor or for which the Investor, or an affiliate of the Investor, is (or is likely to become) an "interested party" (as such term is defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions) in respect of a matter to be considered by such committee, the Investor shall be entitled to have, and the Company shall permit, such Investor Nominee as the Investor designates from time to time to attend meetings of such committee in the capacity of "observer".

2.4	Advisory Board

If at any time or from time to time the Investor beneficially owns at least 5% of the outstanding Common Shares, the Investor shall be entitled to have representation proportionate to its beneficial ownership of Common Shares on any advisory board or similar body organized, designated or utilized by the Company, provided that each relevant Investor representative on such board satisfies the eligibility criteria for such advisory board, including any requirements under Applicable Laws.

2.5	Directors Liability Insurance

Each Investor Nominee shall be entitled to the benefit of any directors' liability insurance or indemnity to which other Company Directors are entitled.

ARTICLE 3
ADDITIONAL GOVERNANCE RIGHTS AND COVENANTS

3.1	Dividends

The Company covenants and agrees that, for so long as the Investor has the right to appoint one or more Investor Nominees under Section 2.1, the Company shall not declare or pay any cash dividend or distribution on the Common Shares unless such dividend or distribution has been approved by the Investor Nominee(s), in addition to approval by a majority of the Board of Directors.

3.2	Third-Party Sales

(a)     Subject to Section 4.2, during the period commencing on Closing and ending on the date on which the Investor first beneficially owns less than 10% of the Common Shares, if the Investor desires to sell, whether in one transaction or through a series of related or connected transactions occurring within a period of 45 consecutive days, in the aggregate more than 5% of the then outstanding Common Shares to a person that is not an affiliate of the Investor (or to a group of such persons acting jointly or in concert, and their respective affiliates) on a private placement basis (a "Proposed Private Sale"), then:

(i)

the Investor shall give written notice thereof (the "Proposed Private Sale Notice") to the Company, which Proposed Private Sale Notice shall contain the material terms of the Proposed Private Sale, including the proposed price per Common Share, total number of Common Shares proposed to be sold pursuant to the Proposed Private Sale and the proposed closing date of the Proposed Private Sale; and

(ii)

the Company shall have the right to submit an offer to purchase and/or privately place 50% of the Common Shares subject to the Proposed Private Sale by matching the terms, including the price per Common Share, of the Proposed Private Sale (the "Company Offer"), by delivering a written notice thereof (the "Company Offer Notice") no later than three Business Days (the "Company Offer Notice Period") following receipt of the Proposed Private Sale Notice by the Company.

(b)     If the Company delivers a Company Offer Notice within the Company Offer Notice Period, the Company shall complete the purchase or private placement of Common Shares subject to the Company Offer concurrently with the closing of the Proposed Private Sale by the Investor, provided that such date is not earlier than 10 days following the expiry of the Company Offer Notice Period or such other date as mutually agreed between the Investor and the Company, each acting reasonably. In the event that the Company fails to complete the purchase or private placement of Common Shares subject to the Company Offer as aforesaid, then the Investor may sell or transfer the Common Shares that were the subject of the applicable Proposed Private Sale Notice without any restriction or limitation other than as set forth in Section 3.2(d) .

(c)     If the Company fails to deliver a Company Offer Notice within the Company Offer Notice Period, the Company shall be deemed not to have made a Company Offer and the Investor may proceed with the Proposed Private Sale on terms not materially less favourable to the Investor than those set out in the Proposed Private Sale Notice. If the Company delivers a Company Offer Notice within the Company Offer Notice Period, then the Investor shall have the option to:

(i)

sell 50% of the Common Shares that are the subject of the Proposed Private Sale Notice to the Company and/or one or more third parties identified by the Company in the Company Offer Notice in accordance with the Company Offer; or

(ii)	abandon the Proposed Private Sale and retain all of the Common Shares that are the subject of the Proposed Private Sale Notice.

(d)     If the Investor does not complete the Proposed Private Sale within 45 days of the date of the Proposed Private Sale Notice, the provisions of this Section 3.2 shall again apply.

(e)     If so requested by the Company, and provided that the Investor will not breach any confidentiality provisions, duty of confidentiality or any Applicable Law by so doing, the Investor will promptly disclose the name(s) of any proposed purchaser(s) under the Proposed Private Sale to the Company.

(f)     For greater certainty, nothing in this Section 3.2 shall require the Investor to participate in any transaction with the Company with respect to any Common Shares that are the subject of a Proposed Private Sale Notice nor shall it restrict the Investor from proceeding with and closing a Proposed Private Sale, provided that the Investor has complied with this Section 3.2.

3.3	Obligations of the Company

(a)     The Company covenants and agrees that it shall make all filings required from time to time under Applicable Securities Laws to maintain the Company's status as a "reporting issuer" (or the equivalent) under such Applicable Securities Laws and use commercially reasonable efforts to maintain the listing and posting for trading of the Common Shares on a recognized stock exchange in Canada.

(b)     The Company shall not, without the prior written consent of the Investor, grant to any person any pre-emptive rights with respect to the securities of the Company or any registration or prospectus qualification rights or agree to register or qualify a prospectus of any kind or nature with respect to any securities of the Company, if such newly granted rights would have priority over, impair or would reasonably be expected to impair the rights granted to the Investor pursuant to this Agreement, including any direct or indirect interference or impairment of the participation rights of the Investor under Article 6.

3.4	Right of First Look to Certain Assets

(a)     For so long as the Investor beneficially owns at least 20% of the outstanding Common Shares, the Investor shall cause its wholly-owned subsidiary, Clover Nevada LLC, to (subject to the rights of any other person with regards to the sale, lease, licensing or other exploitation of any mineral rights or other assets held by Clover Nevada LLC existing on the date hereof) whenever Clover Nevada LLC, acting in good faith, desires to sell, license, or otherwise dispose of any of its interest in any of its mineral rights or other assets:

(i)	give written notice of such sale, licensing or other disposition to the Company;

(ii)

the Company shall have the option to submit a preferential offer in respect of such mineral rights or other assets by submitting such offer to Clover Nevada LLC in writing no later than 30 days after the date of the notice described in Section 3.4(a)(i) and prior to such assets being sold or marketed to any third party; and

(iii)

if Clover Nevada LLC does not accept such offer or the Company does not submit an offer, Clover Nevada LLC may sell, license or otherwise dispose of such asset within 180 days of such notice. If such sale, license or disposition is not completed within 180 days, such transaction shall once again be subject to Section 3.4(a)

(b)     For the avoidance of doubt, nothing in this Agreement shall require Clover Nevada LLC to participate in any transaction with the Company or restrict Clover Nevada LLC's ability to sell, license, lease, dispose of or otherwise deal with any of its mineral rights or other assets provided that it has complied with the provisions of Section 3.4.

3.5	Voting

From the Closing Date until the date which is two years following the Closing Date, provided that the Company is in compliance with its obligations under Article 2, including, but not limited to allowing the Investor to designate the requisite number of Investor Nominees, the Investor agrees that it will not vote its Common Shares at any meeting of shareholders of the Company held during such two year period against the voting recommendations of management of the Company as set forth in the management information circular sent to shareholders of the Company in respect of such meeting; provided, however, that in respect of matters put forth for approval in respect of fundamental changes, acquisitions or financing by the Company and Change of Control Transactions, which shall remain subject to compliance with Section 4.1, the Investor shall be entitled to vote its Common Shares (and, to the extent afforded a vote under Applicable Laws or otherwise, its Preferred Shares) in its sole and absolute discretion. For greater certainty, nothing in this Agreement shall require the Investor Nominees to vote in their capacity as directors of the Company with management, and such Investor Nominees shall have unfettered discretion to exercise their fiduciary duties as directors of the Company, including on all matters put forward to a vote of the Board of Directors, in their sole and absolute discretion.

ARTICLE 4
STANDSTILL AND TRANSFERS OF CONSIDERATION SHARES

4.1	Standstill

(a)     The Investor covenants and agrees that during the Standstill Period it shall not and it shall cause its affiliates not to, in any manner, directly or indirectly:

(i)

propose or seek to effect any Change of Control Transaction or support in any fashion the efforts of any other person to make or consummate a Change of Control Transaction including by entering into a support agreement or lock-up agreement in respect of such transaction, provided, however, that for greater certainty, the Investor and its affiliates shall be permitted to tender to, vote in favour of, and/or enter into a support agreement or lock-up agreement in respect of a Change of Control Transaction publicly supported by a majority of the Board of Directors;

(ii)	solicit proxies from Shareholders or form, join, support or participate in a group to solicit proxies from Shareholders with a view to replacing the members of the Board of Directors;

(iii)	advise or encourage any person (including forming a "group" with any such person) proposing any of the foregoing; or

(iv)	make any public announcement or take any action in furtherance of the foregoing.

(b)     Notwithstanding Section 4.1(a), the Investor and its affiliates shall not be restricted from:

(i)	acquiring securities of the Company with the prior written consent of the Company (which consent may be withheld in the Company's sole discretion);

(ii)

acquiring securities of the Company in accordance with the terms of the Preferred Shares or the Participation Rights set forth in Section 6.1, provided that after such acquisition, the Investor shall not beneficially own more than 49% of the Common Shares;

(iii)	participating in rights offerings conducted by the Company;

(iv)	receiving stock dividends or similar distributions made by the Company;

(v)	provided that the Investor has not breached Section 4.1(a), tendering Common Shares to a formal take-over bid for the Common Shares or any similar transaction by an arm's length third party; or

(vi)	disposing of Common Shares by operation of a statutory amalgamation, merger, arrangement or other statutory procedure involving the Company or the Common Shares.

4.2	Limitations on Transfer

In addition to any escrow requirements imposed by the Exchange, the Investor agrees that the Investor will not, and will not cause or permit any affiliate to, transfer, sell or otherwise dispose of all or any portion of the Investor’s Consideration Shares or Preferred Shares, directly or indirectly, prior to 24 months following Closing (the "Lock Up Period"), except:

(a)	for transfers of Consideration Shares or Preferred Shares to an affiliate of the Investor which agrees to be bound by this Agreement; or

(b)	pursuant to a formal take-over bid, formal issuer bid, statutory amalgamation or merger, statutory arrangement or other statutory procedure involving the Company.

ARTICLE 5
DEMAND AND PIGGY-BACK REGISTRATION RIGHTS SECTION

5.1	Demand Registration Rights

(a)     Subject to Section 5.1(c), at any time following the expiry of the Lock Up Period, upon the written request (a "Demand Notice") of the Investor made at any time and from time to time, the Company will use commercially reasonable efforts, subject to complying with Applicable Securities Laws and applicable stock exchange requirements (and the Company will use commercially reasonable efforts to comply with such laws), to file such documents and take such other steps as may be necessary under Applicable Securities Laws to qualify for Distribution all or any whole number of Common Shares held by the Investor (the Common Shares subject to a Demand Notice, the "Qualifying Securities"). The Company and the Investor shall cooperate in a timely manner and in accordance with the procedures set forth in Schedule A hereto in connection with each such Distribution (a "Demand Registration").

(b)     After receipt of a Demand Notice referred to in Section 5.1(a), the Company shall have five Business Days (or two Business Days in the context of a Bought Deal) to determine whether it wishes to Distribute Common Shares under the prospectus prepared in connection with such Demand Registration by giving written notice to the Investor, specifying the number of Common Shares it wishes to Distribute, provided that if the lead underwriter or underwriters, acting in good faith, advises the Investor in writing that, in its or their judgment, the inclusion of the Common Shares to be Distributed by the Company in the Demand Registration should be limited (i) due to market conditions, or (ii) because the number of Common Shares proposed to be distributed is likely to have an adverse effect on the successful marketing of the Qualifying Securities (including the price range acceptable to the Investor), then the maximum number of Common Shares that the lead underwriter advises or lead underwriters advise should be Distributed will be allocated as follows: (1) first, to the number of Qualifying Securities; and (2) second, to the number of Common Shares to be Distributed by the Company, if any, that may be accommodated in such Distribution.

(c)     Notwithstanding Section 5.1(a), the Company will not be obligated to effect a Demand Registration:

(i)	within a period of twelve months after the date of completion of a previous Demand Registration;

(ii)	unless the Distribution would reasonably be expected to result in aggregate gross proceeds of at least $20 million to the Investor and/or the Company;

(iii)	other than in a province or territory of Canada, unless at the time of receiving such Demand Notice the Company has an existing registration statement (or the equivalent) in such other jurisdiction;

(iv)

before the 90th day following the date on which (A) a receipt was issued to the Company with respect to any final prospectus (other than a base-shelf prospectus) filed by the Company in a jurisdiction of Canada to qualify the issuance of Common Shares or (B) a registration statement (other than in respect of a shelf offering) filed by the Company with the U.S. Securities and Exchange Commission to qualify the offering of Common Shares became effective;

(v)	in the case of a Bought Deal, unless the Company is provided at least two Business Days’ prior notice that the Investor is entering into a Bought Deal commitment; or

(vi)

in the event that the Board of Directors determines in good faith that there is a Valid Business Reason (as defined below) and that it is, therefore, in the best interests of the Company to defer the filing of a prospectus at such time, in which case the Company's obligations under this Section 5.1 will be deferred until the earlier of:

(A)	five Business Days after the date that such Valid Business Reason ceases to exist; and

(B)	the expiry of a period of not more than 90 days from the date of receipt of the Demand Notice; provided that such right of deferral may not be exercised more than once in any 12-month period.

For purposes of this Section 5.1(c)(vi), "Valid Business Reason" means a determination that:

(I)

the effect of the filing of a prospectus would impede or materially adversely affect a pending or proposed acquisition, disposition, financing, merger, recapitalization, regulatory approval, consolidation, reorganization, or similar transaction involving the Company that is material to the Company, or the negotiations, discussions or pending proposals with respect thereto; or

(II)

there exists at the time material non-public information relating to the Company or its Subsidiaries, the disclosure of which would be materially adverse to the Company and its Subsidiaries, taken as a whole;

provided that the Company will give written notice of its determination to defer filing, and of the fact that the Valid Business Reason for such deferral no longer exists, in each case, promptly after the determination thereof. If at any time prior to receiving written notice that a Valid Business Reason for a deferral no longer exists, the Investor advises the Company in writing that it has determined to withdraw such request for a Demand Registration, then such Demand Registration and the request therefor will be deemed to be withdrawn and such request will be deemed not to have been given for purposes of determining whether the Investor has exercised its right to a Demand Registration pursuant to this Section 5.1.

(d)     Any Demand Registration pursuant to Section 5.1(a) shall:

(i)	specify the number of Common Shares which the Investor intends to Distribute;

(ii)	describe the nature or methods of the proposed offer and sale thereof and the provinces and territories of Canada in which such offer shall be made;

(iii)

contain an undertaking of the Investor to provide all such information regarding its holdings and the proposed manner of Distribution thereof as may be reasonably required in order to permit the Company to comply with all Applicable Securities Laws;

(iv)	specify whether such offer and sale shall be made by an underwritten public offering; and

(v)	be carried out in accordance with the procedures set forth in Schedule A to this Agreement.

(e)     In the case of a public offering initiated pursuant to this Section 5.1, the Investor, acting reasonably, shall have the right to select the managing underwriter or agent or underwriters or agents of such Qualifying Securities. The Investor shall consult with the Company with respect to any other underwriters or agents that the Company desires to include as members of the syndicate formed for the purpose of the Demand Registration and shall use commercially reasonable efforts to include such underwriters or agents in such syndicate. The Company will have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Section 5.1.

(f)     Notwithstanding anything to the contrary contained herein, a Demand Registration will not be considered as having been effected until a receipt has been issued for a final prospectus by the Canadian Securities Regulatory Authorities or a prospectus supplement to a base shelf prospectus has been filed with the Canadian Securities Regulatory Authorities in accordance with National Instrument 44-102 – Shelf Distributions, in each case, pursuant to which the Qualifying Securities are to be sold; and provided further that at any time prior to the issuance of such a receipt or filing of such a prospectus supplement, the Investor may withdraw its request for Demand Registration by advising the Company in writing that it has determined to withdraw such request, in which case (i) such Demand Registration and the request therefor will be deemed to be withdrawn, and (ii) such request will be deemed not to have been given for purposes of determining whether the Investor has exercised its right to a Demand Registration pursuant to this Section 5.1, provided that this provision shall only apply to one such withdrawal in a calendar year and, thereafter, subsequent withdrawals in such calendar year will count as an exercise of the Demand Registration right.

(g)     The provisions of this Section 5.1 shall apply if at the time of the Demand Notice the Investor beneficially owns at least 10% of the Common Shares.

5.2	Piggy-Back Registration Rights

(a)     Following the expiry of the Lock Up Period, if the Company proposes to make a Distribution, other than by way of a Bought Deal, the Company will give the Investor no less than five Business Days' prior written notice of the proposed Distribution, including proposed pricing, if known. Upon the written request of the Investor given within three Business Days after receipt of the notice of the proposed Distribution from the Company, subject to Section 5.2(c), the Company will use commercially reasonable efforts to, in conjunction with the proposed Distribution, cause to be qualified in such offering the applicable number of Common Shares of the Investor in accordance with the procedures set forth in Schedule A to this Agreement (a "Piggy-Back Registration"), provided that the maximum number of Common Shares of the Investor to be included in the proposed Distribution shall not exceed 25% of the total Common Shares issuable under the proposed Distribution or such other number of Common Shares as the Company and the Investor may mutually agree.

(b)     If the proposed Distribution is not completed within 90 days of a notice of a Piggy-Back Registration, the related notice of a Piggy-Back Registration delivered by the Investor hereunder shall be deemed to be withdrawn.

(c)     If the Company is proposing to undertake a Bought Deal, the Company shall give such notice to the Investor, including anticipated pricing, as is practical in the circumstances given the speed and urgency under which Bought Deals are conducted. The Investor shall have one Business Day from the date the Company advises it of such proposed Bought Deal to notify the Company of the number of Qualifying Securities that the Investor requests to be included in such Bought Deal; unless otherwise agreed to by the Company, such amount not to exceed 25% of the total Common Shares issuable under the proposed Distribution or such other number of Common Shares as the Company and the Investor may mutually agree. The Company shall use commercially reasonable efforts to include such Common Shares in any Bought Deal, and, if so included, the procedures set forth in Schedule A to this Agreement shall apply to such Distribution.

(d)     The underwriters or agents engaged in connection with any Distribution in connection with a Piggy-Back Registration shall be as mutually agreed by the Company and the Investor, each acting reasonably; provided, however, that in the case of a Bought Deal the Company may select the lead underwriter or agent. The Company will have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Section 5.2.

(e)     The provisions of this Section 5.2 shall apply if at the time of the proposed Distribution the Investor beneficially owns at least 10% of the Common Shares.

5.3	Piggy-Back Private Placement Rights

(a)     Following the expiry of the Lock Up Period, if the Company proposes to make a Private Placement, the Company will promptly give the Investor five Business Days' prior written notice of the proposed Private Placement, including proposed pricing, if known. Upon the written request of the Investor given within three Business Days after receipt of the notice of the proposed Private Placement from the Company, the Company, provided the Investor executes all such agreements and documents reasonably necessary to include the Common Shares of the Investor in a Private Placement, will use commercially reasonable efforts to, in conjunction with the proposed Private Placement, cause to be included in such Private Placement the applicable number of Common Shares of the Investor pursuant to an exemption from the prospectus requirements under Applicable Securities Laws, provided that the maximum number of Common Shares of the Investor to be included in the proposed Private Placement shall not exceed 15% of the total Common Shares issuable under the proposed Private Placement or such other number of Common Shares as the Company and the Investor may mutually agree.

(b)     Any underwriters or agents engaged in connection with any Private Placement in connection with which the Investor has requested that Common Shares held by it be included shall be as mutually agreed by the Company and the Investor, each acting reasonably. The Company will have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Section 5.3.

(c)     All Registration Expenses related to such Private Placement shall be borne by the Company and the Investor in proportion to the proceeds received by the Company and the Investor from such Private Placement.

(d)     The provisions of this Section 5.3 shall apply if at the time of the proposed Private Placement the Investor beneficially owns at least 10% of the Common Shares.

ARTICLE 6
 PARTICIPATION RIGHTS

6.1	Participation Right

(a)     If the Company issues any Common Shares or Subject Securities other than pursuant to an Exempt Issuance (any such issuance, a "Subsequent Offering"), then the Company shall promptly, and, in any event within three Business Days following the public announcement of such Subsequent Offering, provide a written notice (the "Subsequent Offering Notice") to the Investor setting out: (i) the number of Common Shares or Subject Securities issued or contemplated to be issued in connection with the Subsequent Offering at the time and the total number of Common Shares and Subject Securities issued and outstanding as of the close of business on the Business Day immediately preceding the Subsequent Offering Notice; (ii) the material terms and conditions of any Subject Securities issued or contemplated to be issued in connection with the Subsequent Offering at the time, including any term sheets or offer sheets, if any; (iii) to the extent known, the subscription price per Common Share or Subject Security issued or to be issued in connection with the Subsequent Offering; and (iv) the proposed closing date for the issuance of Common Shares or Subject Securities to the Investor, assuming the Investor exercises its Participation Rights, which closing date shall be the later of (A) 10 days following the date of the Subsequent Offering Notice, (B) the closing date set for the Subsequent Offering, (C) if shareholder approval is required under Applicable Laws for the Company to complete the issuance of Common Shares or Subject Securities to the Investor pursuant to its exercise of its Participation Rights, the Business Day following receipt of such shareholder approval, or (D) such other date as the Company and the Investor may agree.

(b)     Subject to the receipt by the Company of all required regulatory approvals and compliance with Applicable Laws, the Investor shall have the right (the "Participation Right"), upon providing notice to the Company within three Business Days following receipt of the Subsequent Offering Notice that it intends to exercise its Participation Right, in whole or in part, to subscribe for and to be issued, on a private placement basis, and otherwise substantially on the terms and conditions of such Subsequent Offering:

(i)

in the case of a Subsequent Offering of Common Shares, up to such number of Common Shares that will allow the Investor to maintain its Pro- Rata Portion held immediately prior to the completion of the Subsequent Offering; and

(ii)

in the case of a Subsequent Offering of Subject Securities, up to such number of Subject Securities that will (assuming the conversion, redemption, exercise or exchange of all Subject Securities issuable in connection with the Subsequent Offering and of all Subject Securities issuable pursuant to the Participation Right) allow the Investor to maintain its Pro-Rata Portion held immediately prior to the completion of the Subsequent Offering, in each case, for greater certainty, after giving effect to any Common Shares or Subject Securities acquired by the Investor or any of its affiliates as part of the Subsequent Offering, other than pursuant to the exercise of the Participation Right.

(c)     The Company covenants and agrees to promptly use all commercially reasonable efforts, including, but not limited to, promptly making all required filings with any Exchange or applicable securities regulatory commission and paying all fees in connection therewith, to obtain any Exchange or other regulatory approvals required to issue Common Shares or Subject Securities to the Investor pursuant to the Participation Right. If the Company is required by the Exchange or otherwise to seek Shareholder approval for the issuance of Common Shares or Subject Securities to the Investor in the Subsequent Offering pursuant to the Participation Right, then the Company may complete that portion of the Subsequent Offering that the Exchange will permit without Shareholder approval provided that the Investor subscribes for and is issued at that time the lesser of: (i) a pro rata portion of the maximum number of Common Shares or Subject Securities that the Investor wishes to purchase in the Subsequent Offering pursuant to the Participation Right based on the size of the issuance that the Company is entitled to complete without obtaining Shareholder approval; and (ii) the maximum number of Common Shares or Subject Securities that the Exchange will permit the Company to issue in the Subsequent Offering to the Investor without obtaining Shareholder approval, and the Company shall call and hold a meeting of Shareholders to consider the subscription and issuance of the balance of the Common Shares or Subject Securities in the Offering that are subject to the Participation Right as soon as reasonably practicable, and, in any event, such meeting shall be held within 60 days after the date that the Company is advised that it will require Shareholder approval. In connection with such meeting of Shareholders (or any adjournment or postponement thereof), unless inconsistent with the fiduciary duties of the Board of Directors, management of the Company shall recommend that Shareholders vote in favour of such share issuance to the Investor and shall vote their Common Shares in respect of which management is granted a discretionary proxy in favour of such share issuance to the Investor. If Shareholder approval for such issuance is obtained, the Company will issue to the Investor, and the Investor will pay for, the issuance of the remaining Common Shares or Subject Securities in the Subsequent Offering pursuant to the Participation Right on the Business Day following receipt of such Shareholder approval. If, however, Shareholder approval for the issuance of Common Shares or Subject Securities in the Subsequent Offering pursuant to the Participation Right is not obtained at such meeting, the Investor shall lose such Participation Right in respect of such Subsequent Offering, provided, however, that the provisions of this Article 6 shall again apply to the Investor on a new Subsequent Offering.

(d)     The Company covenants and agrees not to announce nor complete a Subsequent Offering during the period commencing on the Closing and ending six months thereafter where the subscription price with respect to such Subsequent Offering is less than 125% of the weighted average subscription price of all Financings completed principally with institutional investors and accredited investors that are arm's length investors prior to the Closing, without the prior written consent of the Investor.

(e)     The provisions of this Article 6 shall apply if at the time of the proposed Subsequent Offering the Investor: (i) beneficially owns at least 15% of the Common Shares; or (ii) has not sold 50% of the Common Shares beneficially owned by the Investor on the effective date of the RTO (excluding, for certainty, sales to affiliates).

ARTICLE 7
FOUNDERS' COVENANTS

7.1	Vote in Favour of Investor Nominees

Each of the Founders covenants and agrees that in respect of every meeting of Shareholders at which the election of Company Directors is to be considered, and at every reconvened meeting following an adjournment or postponement thereof, he shall vote all Common Shares beneficially owned or controlled by him or for which he is granted a discretionary proxy in favour of the election of the Investor Nominees to the Board of Directors at every such meeting.

7.2	Exchange Escrow

Each Founder and the Investor agrees that such Founder or Investor, as the case may be, shall comply with and be bound by all escrow requirements imposed by the Exchange on which the Common Shares are listed or proposed to be listed and under Applicable Securities Laws.

7.3	Lock-up

Each Founder agrees that such Founder will not, and will cause its affiliates not to, directly or indirectly, without the prior written consent of the Company transfer, sell, assign, gift, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose of in a public offering or by way of private placement or otherwise any Common Shares prior to the date which is 24 months following the closing of the RTO, except:

(a)	pursuant to an Estate Planning Transaction, provided that the transferee(s) thereunder agree to be bound by the provisions of this Article 7; or

(b)	pursuant to a formal take-over bid, formal issuer bid, statutory amalgamation or merger, statutory arraignment or other statutory procedure involving the Company or the Common Shares.

7.4	Subscription for Common Shares

(a)     Each Founder jointly and severally agrees that the Founders shall complete the Founders' Financing either directly or through their affiliates.

(b)     Matthew Lennox-King agrees to complete his portion of the Founder's Financing in accordance with the terms and conditions of the side letter between him and the Investor dated December 8, 2016.

ARTICLE 8
COMPANY SUCCESSORS

8.1	Certain Requirements in Respect of a Combination

(a)     Subject to Section 8.3, in the event that the Company enters into a transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or 50% or more of its then outstanding Common Shares are acquired by another Person in exchange for, in whole or in part, securities of such other Person (such transaction, a "Combination"), it shall ensure that such other Person or continuing entity (the "Company Successor") executes, prior to or contemporaneously with the consummation of such transaction, an agreement (a "Successor Agreement") and such other instruments (if any) as are reasonably necessary or advisable to evidence (i) the preservation and non-impairment of the rights of the Investor in Section 2.1 and Article 6 with respect to the Company Successor, as if the Company Successor was the Company hereunder, (ii) the assumption by the Company Successor of liability for all amounts payable and property deliverable hereunder and the covenant of such Company Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Company under this Agreement, and (iii) the amendments to this Agreement contemplated by Section 8.1(b) below.

(b)     Following the Combination, each of (i) the percentage thresholds for the Investor's right to designate an Investor Nominee(s) and an Investor Observer set forth in Section 2.1, and (ii) the percentage threshold for the Investor's Participation Right set forth in Article 6, shall be deemed to be adjusted such that the applicable percentage threshold shall be decreased in accordance with the following formula:

Existing threshold x (A / B) = post-Combination threshold, expressed as a percentage where:

(A)	= Total number of common shares of Company Successor held in the aggregate by Company shareholders on the date immediately following the closing of the Combination

(B)	= Total number of common shares of Company Successor issued and outstanding (on a non-diluted basis) on the date immediately following the closing of the Combination

8.2	Vesting of Powers in, and Assumption of Obligations by, Successor

In the event of a Combination, the parties hereto and the Company Successor will execute and deliver a supplemental agreement hereto and thereupon the Company Successor will possess and from time to time may exercise each and every right and power and will be subject to each and every obligation of the Company hereunder and any act or proceeding under any provision hereunder required to be done or performed by the Company Directors or any officers of the Company may be done and performed with like force and effect by the trustees, directors or officers, as applicable, of such Company Successor.

8.3	Non-Applicability

Sections 8.1 shall only apply if immediately following the consummation of a Combination, the Investor will hold more than 15 % of the outstanding votes attached to all securities of the Company Successor immediately following the completion of such transaction.

ARTICLE 9
GENERAL

9.1	Notices

All notices, demands or other communications ("Notices") to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or by email addressed to the recipient. Such notices, demands and other communications shall be delivered, mailed or sent electronically to the parties at the respective addresses or email addresses indicated below:

(a)	in the case of a Notice to the Company at:

Contact Gold Corp.

Attention: ■
Fax: ■
E-mail: ■

With a copy to, in the case of notice to the Company to:

Cassels Brock & Blackwell LLP
Suite 2100, Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2
Attention:	Jay Goldman
Fax:	416.644.9337
E-mail:jgoldman@casselsbrock.com

(b)	in the case of a Notice to the Investor at:

	c/o Waterton Global Resource Management, Inc.
	199 Bay Street, Suite 5050
	Toronto, Ontario M5L 1E2

	Attention:	Kamal Toor
	Fax:	416.504.3200
	E-mail:	[Redacted]

	With a copy, in the case of notice to the Investor to:

	Davies Ward Phillips & Vineberg LLP
	155 Wellington Street West
	Toronto, ON M5V 3J7

	Attention:	Sarbjit S. Basra and Brett Seifred
	Fax:	416.863.0871
	E-mail:sbasra@dwpv.com / bseifred@dwpv.com

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of emailing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, emailed or sent before 5:00 p.m. (local time at the address of the party receiving such communication) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

9.2	Further Assurances

Each party shall act in good faith in performing its obligations and exercising its rights herein and shall promptly do, make, execute or deliver, or cause to be done, made,executed or delivered, all such further acts, documents and things as the other party may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

9.3	Ownership of Common Shares

The Investor shall promptly notify the Company in writing from time to time if, to its knowledge, it ceases to beneficially own at least 30%, 20%, 10% or 5%, as applicable, of the outstanding Common Shares.

9.4	Assignment

Except as specifically contemplated by Sections 7.3(a) and 8.1, this Agreement is not assignable by any party except with the prior written consent of the other parties.

9.5	Injunctive Relief

The Company agrees that any breach of the terms of this Agreement would result in immediate and irreparable injury and damage to the Investor for which the Investor could not be adequately compensated by damages. The Company therefore also agrees that in the event of any such breach or any anticipated or threatened breach, the Investor shall be entitled to equitable relief by way of temporary or permanent injunction, without having to prove damages, in addition to any other remedies (including damages) to which the Investor may be entitled at law or in equity.

9.6	Termination

(a)     This Agreement shall terminate with respect to each Founder and each of their obligations hereunder, on the earlier of (i) the Business Day immediately subsequent to the date upon which the Investor ceases to beneficially own at least 5% of the outstanding Common Shares (calculated on a fully-diluted basis) (ii) the date which is 24 months following the closing of the RTO and (iii) the occurrence of a Combination or Change of Control Transaction (provided a Successor Agreement has been executed and delivered by the Company Successor as contemplated in Section 8.1(a)) .

(b)     This Agreement shall terminate with respect to the Investor and its obligations and rights hereunder on the Business Day on which the Investor ceases to beneficially own at least 5% of the Common Shares (calculated on a fully-diluted basis and including, for greater certainty, any Common Shares issuable pursuant to the terms and conditions of the Preferred Shares).

(c)     Following a Change of Control Transaction or Combination, the Investor shall have no further obligations to the Company under this Agreement and any Company Successor shall have only those obligations described in Article 8 and set forth in the Successor Agreement.

(d)     Until such time as this Agreement is terminated with respect to the Investor in accordance with its terms, the Investor's rights under this Agreement shall be determined based on the Investor's shareholdings at the relevant time and from time to time, provided that, notwithstanding the provisions set out in sections 2.1(c), 5.1(g), 5.2(e), 5.3(d) and 6.1(e) hereof, but subject to Article 8, each applicable provision of the Investor’s rights under this Agreement shall be extinguished without the ability to be reinstated once the Investor’s shareholdings decrease below any applicable threshold contained in this Agreement unless the Investor’s shareholdings of Common Shares are increased through a conversion of the Investor’s Preferred Shares into Common Shares in which case the Investor’s rights shall be reinstated if the Investor’s shareholdings again equal or exceed any applicable threshold they had previously dropped below.

9.7	Counterparts

This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by a party by facsimile or electronic transmission shall be as effective as delivery of a manually executed copy of this Agreement by such party.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[WINWELL VENTURES INC.]

by
Name:
Title:

by
Name:
Title:

WATERTON PRECIOUS METALS FUND II CAYMAN, LP,
by its general partner,
WATERTON GLOBAL RESOURCE MANAGEMENT, LP,
by its general partner,
WATERTON GLOBAL RESOURCE MANAGEMENT CAYMAN CORP.

by
Name:
Title:

by
Name:
Title:

[INSERT SIGNATURE BLOCKS FOR FOUNDERS / FOUNDER HOLDCOS]

Execution Page – Governance and Investor Rights Agreement

SCHEDULE A

REGISTRATION RIGHTS PROCEDURES

1.	Registration Procedures

Whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the qualification of Common Shares in connection with a Distribution of any Qualifying Securities on behalf of the Investor:

(a)

the Company shall prepare and file as expeditiously as practicable (and, in any event, not later than 45 days after the receipt of a Demand Notice in the case of a Distribution other than by way of a Bought Deal) with the appropriate Canadian Securities Regulatory Authorities all documents reasonably necessary, including, if required, a prospectus or short form prospectus and any amendment or supplement thereto, to qualify for Distribution the Qualifying Securities and, in so doing, act as expeditiously as is practicable and in good faith to settle all deficiencies and obtain those receipts and clearances and provide those customary undertakings and commitments as may be reasonably required by any Canadian Securities Regulatory Authority, all as may be necessary to permit the Distribution of the Qualifying Securities in compliance with all Applicable Securities Laws. Notwithstanding the foregoing, in the event the Distribution is to be made pursuant to a Bought Deal in accordance with this Agreement, the Company shall attend to such preparations and filings as soon as is practical in the circumstances taking into account the speed and urgency under which Bought Deals are conducted;

(b)

prior to the filing of a prospectus and up to the date of completion of the Distribution of the Qualifying Securities, the Company shall permit the Investor to review and participate in the preparation of the prospectus and any related offering materials or filings and shall allow the Investor and any underwriters or agents involved to conduct any due diligence investigations reasonably requested, provided, however, that the Investor shall not have any right to approve the content of the prospectus or related offering material (other than content relating to or describing the Investor or its affiliates);

(c)

during the period from the date of initiation of the Distribution and up to the date of completion of the Distribution of the Qualifying Securities, the Company shall promptly notify the Investor in writing of:

(i)

any filing made by the Company of information relating to the Distribution with any Canadian Securities Regulatory Authority and any correspondence with any Canadian Securities Regulatory Authority regarding the Distribution;

(ii)	any material change within the meaning of Applicable Securities Laws with respect to the Common Shares;

(iii)

any material fact within the meaning of Applicable Securities Laws which has arisen or has been discovered and would have been required to have been stated in the prospectus or any related offering materials or filings had the fact arisen or been discovered on, or prior to, the date of such document; and

(iv)

any change in any material fact within the meaning of Applicable Securities Laws (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the prospectus or any related offering materials or filings which fact or change is, or may be, of such a nature as to render any statement in any such document misleading or untrue in any material respect or which would result in a misrepresentation within the meaning of Applicable Securities Laws in any such document, or which would result in any such document not complying with Applicable Securities Laws.

(d)

during the period from the date of initiation of the Distribution to the date of completion of the Distribution of the Qualifying Securities, the Investor shall promptly notify the Company in writing of:

(i)

any filing made by the Investor of information relating to the Distribution with any Canadian Securities Regulatory Authority and any correspondence with any Canadian Securities Regulatory Authority regarding the Distribution;

(ii)

any material fact, within the meaning of Applicable Securities Laws, in respect of the Investor which has arisen or has been discovered and would have been required to have been stated in the prospectus or any related offering materials or filings had the fact arisen or been discovered on, or prior to, the date of such document; and

(iii)

any change in any material fact, within the meaning of Applicable Securities Laws, (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact), in respect of the Investor, contained in the prospectus or any related offering materials or filings which fact or change is, or may be, of such a nature as to render any statement in any such document misleading or untrue in any material respect or which would result in a misrepresentation within the meaning of Applicable Securities Laws in any such document, or which would result in any such document not complying with Applicable Securities Laws.

(e)

the Company and the Investor shall in good faith discuss any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under Section 1(c) or Section 1(d) of this Schedule A;

(f)

promptly, and in any event within any applicable time limitation, the Company shall comply with all applicable filings and other requirements under Applicable Securities Laws as a result of a material change, the discovery of a material fact or the change in a material fact referred to under Section 1(c) or 1(d) of this Schedule A, provided that the Company shall not file any amendment to the prospectus or other document without first complying with its obligations in Section 1(c) of this Schedule A;

(g)

the Company shall furnish to the Investor such number of copies of any preliminary prospectus, prospectus and any supplements or amendments thereto, any documents incorporated by reference in such prospectus and such other documents as the Investor may reasonably request in order to facilitate the Distribution of the Qualifying Securities;

(h)

if an underwritten public offering is contemplated, the Company shall execute and perform the obligations under an underwriting agreement in a form reasonably satisfactory to the Investor containing customary representations, warranties and indemnities for the benefit of the Investor, the Company and the underwriter(s) and providing for the delivery of customary documents;

(i)

subject to Applicable Securities Laws, the Company shall keep the prospectus effective until the Investor has completed the sale of Common Shares under the prospectus, but no longer than 90 days from the date of the prospectus, provided that the Investor uses commercially reasonable efforts to complete such sale as soon as reasonably practicable;

(j)	the Company shall use commercially reasonable efforts to promptly furnish to the underwriter(s) involved in the Distribution all documents and information as they may reasonably request;

(k)

the Company shall promptly take such other customary actions and execute and deliver such other customary documents as may be reasonably necessary to give full effect to the rights of the Investor under this Agreement;

(l)

to the extent reasonably requested by the underwriters, the Company and its management shall use commercially reasonable efforts to assist in the marketing of the securities being offered, including to ensure the attendance and participation of senior officers of the Company in customary "road shows";

(m)

the Company shall use its commercially reasonable efforts to list the Qualifying Securities on each securities exchange or quotation system on which Common Shares are then listed or quoted, if such Common Shares are not already so listed or quoted;

(n)

the Company shall use commercially reasonable efforts to prevent the issuance of any cease trading order suspending the use of any prospectus and, if any such order is issued, to promptly obtain the withdrawal of any such order; and

(o)

the Company shall use its commercially reasonable efforts to furnish, at the request of the Investor, on the date that such Common Shares are delivered to the underwriters for sale in connection with the Distribution:

(i)

an opinion, dated such date, of the Company's counsel for the purposes of such Distribution, in form and substance as is customarily given to selling shareholders in an underwritten public offering, addressed to the Investor; and

(ii)

a letter, dated such date, from the Company's auditors, in form and substance as is customarily given by auditors to underwriters in an underwritten public offering, addressed to the Investor and the underwriters, if any.

2.	Rights and Obligations of the Investor

The Investor will furnish to the Company such information and execute such documents regarding the Qualifying Securities and the intended method of disposition thereof as the Company may reasonably request in order to effect the requested qualification for sale or other disposition in accordance with this Agreement and Applicable Securities Laws. If an underwritten public offering is contemplated, the Investor shall execute an underwriting agreement in a form reasonably satisfactory to the Investor containing customary representations, warranties and indemnities (and contribution covenants) for the benefit of the underwriters and the Company; provided that the obligation to indemnify set out in such underwriting agreement shall be limited in amount to the gross proceeds received by the Investor from the sale of Qualifying Securities pursuant to such Distribution. The Investor will have the right to withdraw from a proposed underwritten public offering at any time prior to the signing of a binding agreement, without incurring any obligation to the Company or any proposed underwriter, except as set forth below. The Investor shall have no obligation to assist in the marketing of the securities being offered, or to attend or participate in any "road shows".

3.	Expenses of Registration

(a)

Subject to Sections 3(b) and (c) of this Schedule A, all Registration Expenses incurred in respect of a Demand Registration in which no securities are issuable from treasury of the Company shall be borne by the Investor, provided that in all cases the Company shall bear the fees and expenses of its counsel.

(b)

Subject to Section 3(c) of this Schedule A, Registration Expenses incurred in respect of a Demand Registration in which securities are issuable from treasury of the Company or in respect of a Piggy-Back Registration shall be borne by the Company and the Investor in proportion to the proceeds received by (or, in the case of a Distribution that is not completed, the proposed allocation of the Distribution) each pursuant to the prospectus filed in connection with such Demand Registration or Piggy-Back Registration, as applicable.

(c)

If a Distribution is not completed solely as a result of a default by the Company under this Agreement or under an underwriting agreement or other enforceable agreement with the underwriters in respect of the Distribution, all Registration Expenses shall be borne by the Company. If a Distribution is not completed solely as a result of a default by the Investor under this Agreement or under an underwriting agreement or other enforceable agreement with the underwriters in respect of the Distribution, all Registration Expenses shall be borne by the Investor.

(d)	Selling Expenses, if any, shall in all cases be borne by the Company and the Investor pro rata in respect of the Common Shares being Distributed by the Company and the Investor, respectively.

(e)	In all cases, notwithstanding anything in this Schedule A to this Agreement, all fees and expenses of legal counsel to the Investor shall be borne and paid by the Investor.

4.	Indemnification

(a)

The Company will indemnify the Investor, the Investor's general partner, the general partner of the Investor's general partner, Waterton Global Resource Management, Inc. and each of their respective officers, employees, directors and agents, with respect to a registration which has been effected pursuant to this Agreement, and each underwriter, if any, of the Company's securities covered by such registration, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or any violation or alleged violation by the Company of Applicable Securities Laws in connection with any such registration, and the Company will reimburse the Investor, the Investor's general partner and each of their respective officers, employees, directors, and agents, and each such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, preparing for or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission in any information relating solely to the Investor or the underwriter, which information has been provided to the Company in writing by the Investor or the underwriter, respectively, contained in such prospectus, or any amendment or supplement thereto; and provided, further, that the Company will not be liable with respect to any loss, claim, damage or liability with respect to any Person who purchased Qualifying Securities and to whom there was not sent or who was not given a copy of any amended, supplemented or final prospectus, as applicable, with respect to such Qualifying Securities, if (i) such loss, claim, damage or liability results from an untrue statement or an omission or alleged untrue statement or omission contained in any preliminary or other prospectus that was corrected in such amended, supplemented or final prospectus and (ii) the Company had previously furnished copies of such amended, supplemented or final prospectus to the Investor or the underwriters for the Investor.

(b)

The Investor will, if Qualifying Securities held by the Investor are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, and each underwriter, if any, of the Company's securities covered by such a registration, against all expenses, claims, losses, damages and liabilities or actions in respect thereof, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any amendment or supplement thereto or based on any omission (or alleged omission) to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or any violation or alleged violation by the Investor of Applicable Securities Laws in connection with any such registration and the Investor will reimburse the Company, such directors, officers, employees, agents and such underwriters for any reasonable legal and any other expenses incurred in connection with investigating, preparing for or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission in any information relating solely to the Investor contained in such prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by the Investor for use therein; provided, however, that the liability of the Investor for indemnification under this Section 4(b) will not exceed the net proceeds from the offering actually received by the Investor.

(c)

Each party entitled to indemnification under this Section 4 (the "Indemnified Party") will give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. An Indemnified Party will have the right to retain its own counsel, with fees and expenses for only one such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall settle any claim or litigation resulting therefrom without the prior written consent of the Indemnifying Party, not to be unreasonably withheld.

(d)

If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided, however, that the liability of the Investor under this Subsection 4(d) will not exceed the net proceeds from the offering received by the Investor. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent with respect to, knowledge regarding and opportunity to correct, such information.

(e)

Notwithstanding the foregoing, the provisions regarding indemnification and contribution contained in an underwriting agreement entered into in connection with the underwritten public offering will supersede the foregoing provisions and the sections regarding indemnification and contribution contained herein shall not apply to any offering for which the parties have entered into a binding underwriting agreement.

SCHEDULE B

CARLIN TREND PROPERTIES

The Carlin Trend Properties consist of 2,762 unpatented mining claims distributed over 13 properties, as further described below.

1.	Cobb Creek Property

The Cobb Creek Property consists of a 49% interest in the following 51 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	McCall 1	NMC 833127
2	McCall 2	NMC 833128
3	McCall 3	NMC 833129
4	McCall 4	NMC 833130
5	McCall 5	NMC 833131
6	McCall 6	NMC 833132
7	McCall 7	NMC 833133
8	McCall 8	NMC 833134
9	McCall 9	NMC 833135
10	McCall 10	NMC 833136
11	McCall 11	NMC 833137
12	McCall 12	NMC 833138
13	McCall 27	NMC 833139
14	McCall 28	NMC 833140
15	McCall 29	NMC 833141
16	McCall 30	NMC 833142
17	McCall 31	NMC 833143
18	McCall 69	NMC 833144
19	McCall 70	NMC 833145
20	McCall 71	NMC 833146
21	McCall 72	NMC 833147
22	McCall 73	NMC 833148
23	McCall 74	NMC 833149
24	McCall 75	NMC 833150
25	McCall 76	NMC 833151
26	McCall 93	NMC 833152
27	McCall 94	NMC 833153
28	McCall 95	NMC 833154
29	McCall 96	NMC 833155
30	McCall 97	NMC 833156
31	McCall 98	NMC 833157

#	Claim Name	BLM Serial Number
32	McCall 99	NMC 833158
33	McCall 100	NMC 833159
34	McCall 85	NMC 833160
35	McCall 86	NMC 833161
36	McCall 87	NMC 833162
37	McCall 88	NMC 833163
38	McCall 13	NMC 834499
39	McCall 14	NMC 834500
40	McCall 15	NMC 834501
41	McCall 16	NMC 834502
42	McCall 17	NMC 834503
43	McCall 18	NMC 834504
44	McCall 89	NMC 834505
45	McCall 90	NMC 834506
46	McCall 41	NMC 834507
47	McCall 42	NMC 834508
48	McCall 101	NMC 834509
49	McCall 102	NMC 834510
50	McCall 103	NMC 834511
51	McCall 104	NMC 834512

2.	Dixie Flats Property

The Dixie Flats Property consists of the following 314 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	DIX 1	NMC 732210
2	DIX 2	NMC 732211
3	DIX 3	NMC 732212
4	DIX 4	NMC 732213
5	DIX 5	NMC 732214
6	DIX 6	NMC 732215
7	DIX 7	NMC 732216
8	DIX 8	NMC 732217
9	DIX 9	NMC 732218
10	DIX 10	NMC 732219
11	DIX 11	NMC 732220
12	DIX 12	NMC 732221
13	DIX 13	NMC 732222
14	DIX 14	NMC 732223
15	DIX 15	NMC 732224

#	Claim Name	BLM Serial Number
16	DIX 16	NMC 732225
17	DIX 17	NMC 732226
18	DIX 18	NMC 732227
19	DIX 19	NMC 732228
20	DIX 20	NMC 732229
21	DIX 21	NMC 732230
22	DIX 22	NMC 732231
23	DIX 23	NMC 732232
24	DIX 24	NMC 732233
25	DIX 25	NMC 732234
26	DIX 26	NMC 732235
27	DIX 27	NMC 732236
28	DIX 28	NMC 732237
29	DIX 29	NMC 732238
30	DIX 30	NMC 732239
31	DIX 31	NMC 732240
32	DIX 32	NMC 732241
33	DIX 33	NMC 732242
34	DIX 34	NMC 732243
35	DIX 35	NMC 732244
36	DIX 36	NMC 732245
37	DIX 37	NMC 732246
38	DIX 38	NMC 732247
39	DIX 39	NMC 732248
40	DIX 40	NMC 732249
41	DIX 41	NMC 732250
42	DIX 42	NMC 732251
43	DIX 43	NMC 732252
44	DIX 44	NMC 732253
45	DIX 45	NMC 732254
46	DIX 46	NMC 732255
47	DIX 47	NMC 732256
48	DIX 48	NMC 732257
49	DIX 49	NMC 732258
50	DIX 50	NMC 732259
51	DIX 51	NMC 732260
52	DIX 52	NMC 732261
53	DIX 53	NMC 732262
54	DIX 54	NMC 732263
55	DIX 55	NMC 732264
56	DIX 56	NMC 732265
57	DIX 57	NMC 732266

#	Claim Name	BLM Serial Number
58	DIX 58	NMC 732267
59	DIX 59	NMC 732268
60	DIX 60	NMC 732269
61	DIX 61	NMC 732270
62	DIX 62	NMC 732271
63	DIX 63	NMC 732272
64	DIX 64	NMC 732273
65	DIX 65	NMC 732274
66	DIX 66	NMC 732275
67	DIX 67	NMC 732276
68	DIX 68	NMC 732277
69	DIX 69	NMC 732278
70	DIX 70	NMC 732279
71	DIX 71	NMC 732280
72	DIX 72	NMC 732281
73	DIX 73	NMC 732282
74	DIX 74	NMC 732283
75	DIX 75	NMC 732284
76	DIX 76	NMC 732285
77	DIX 77	NMC 732286
78	DIX 78	NMC 732287
79	DIX 79	NMC 732288
80	DIX 80	NMC 732289
81	DIX 81	NMC 732290
82	DIX 82	NMC 732291
83	DIX 83	NMC 732292
84	DIX 84	NMC 732293
85	DIX 85	NMC 732294
86	DIX 86	NMC 732295
87	DIX 87	NMC 732296
88	DIX 88	NMC 732297
89	DIX 89	NMC 732298
90	DIX 90	NMC 732299
91	DIX 91	NMC 732300
92	DIX 92	NMC 732301
93	DIX 93	NMC 732302
94	DIX 94	NMC 732303
95	DIX 95	NMC 732304
96	DIX 96	NMC 732305
97	DIX 97	NMC 732306
98	DIX 98	NMC 732307
99	DIX 99	NMC 732308

#	Claim Name	BLM Serial Number
100	DIX 100	NMC 732309
101	DIX 101	NMC 732310
102	DIX 102	NMC 732311
103	DIX 103	NMC 732312
104	DIX 104	NMC 732313
105	DIX 105	NMC 732314
106	DIX 106	NMC 732315
107	DIX 107	NMC 732316
108	DIX 108	NMC 732317
109	DIX 109	NMC 732318
110	DIX 110	NMC 732319
111	DIX 111	NMC 732320
112	DIX 112	NMC 732321
113	DIX 113	NMC 732322
114	DIX 114	NMC 732323
115	DIX 115	NMC 732324
116	DIX 116	NMC 732325
117	DIX 117	NMC 732326
118	DIX 118	NMC 732327
119	DIX 119	NMC 732328
120	DIX 120	NMC 732329
121	DIX 121	NMC 732330
122	DIX 122	NMC 732331
123	DIX 123	NMC 732332
124	DIX 124	NMC 732333
125	DIX 125	NMC 732334
126	DIX 126	NMC 732335
127	DIX 127	NMC 732336
128	DIX 128	NMC 732337
129	DIX 129	NMC 732338
130	DIX 130	NMC 732339
131	DIX 131	NMC 732340
132	DIX 132	NMC 732341
133	DIX 133	NMC 732342
134	DIX 134	NMC 732343
135	SR 1	NMC 883993
136	SR 2	NMC 883994
137	SR 3	NMC 883995
138	SR 4	NMC 883996
139	SR 5	NMC 883997
140	SR 6	NMC 883998
141	SR 7	NMC 883999

#	Claim Name	BLM Serial Number
142	SR 8	NMC 884000
143	SR 9	NMC 884001
144	SR 10	NMC 884002
145	SR 11	NMC 884003
146	SR 12	NMC 884004
147	SR 13	NMC 884005
148	SR 14	NMC 884006
149	SR 15	NMC 884007
150	SR 16	NMC 884008
151	SR 17	NMC 884009
152	SR 18	NMC 884010
153	SR 19	NMC 884011
154	SR 20	NMC 884012
155	SR 21	NMC 884013
156	SR 22	NMC 884014
157	SR 23	NMC 884015
158	SR 24	NMC 884016
159	SR 25	NMC 884017
160	SR 26	NMC 884018
161	SR 27	NMC 884019
162	SR 28	NMC 884020
163	SR 29	NMC 884021
164	SR 30	NMC 884022
165	SR 31	NMC 884023
166	SR 32	NMC 884024
167	SR 33	NMC 884025
168	SR 34	NMC 884026
169	SR 35	NMC 884027
170	SR 36	NMC 884028
171	SR 37	NMC 884029
172	SR 38	NMC 884030
173	SR 39	NMC 884031
174	SR 40	NMC 884032
175	SR 41	NMC 884033
176	SR 42	NMC 884034
177	SR 43	NMC 884035
178	SR 44	NMC 884036
179	SR 45	NMC 884037
180	SR 46	NMC 884038
181	SR 47	NMC 884039
182	SR 48	NMC 884040
183	SR 49	NMC 884041

#	Claim Name	BLM Serial Number
184	SR 50	NMC 884042
185	SR 51	NMC 884043
186	SR 52	NMC 884044
187	SR 53	NMC 884045
188	SR 54	NMC 884046
189	SR 55	NMC 884047
190	SR 56	NMC 884048
191	SR 57	NMC 884049
192	SR 58	NMC 884050
193	SR 59	NMC 884051
194	SR 60	NMC 884052
195	SR 61	NMC 884053
196	SR 62	NMC 884054
197	SR 63	NMC 884055
198	SR 64	NMC 884056
199	SR 65	NMC 884057
200	SR 66	NMC 884058
201	SR 67	NMC 884059
202	SR 68	NMC 884060
203	SR 69	NMC 884061
204	SR 70	NMC 884062
205	SR 71	NMC 884063
206	SR 72	NMC 884064
207	DK 1	NMC 887554
208	DK 2	NMC 887555
209	DK 3	NMC 887556
210	DK 4	NMC 887557
211	DK 5	NMC 887558
212	DK 6	NMC 887559
213	DK 7	NMC 887560
214	DK 8	NMC 887561
215	DK 9	NMC 887562
216	DK 10	NMC 887563
217	DK 11	NMC 887564
218	DK 12	NMC 887565
219	DK 13	NMC 887566
220	DK 14	NMC 887567
221	DK 15	NMC 887568
222	DK 16	NMC 887569
223	DK 17	NMC 887570
224	DK 18	NMC 887571
225	DK 19	NMC 887572

#	Claim Name	BLM Serial Number
226	DK 20	NMC 887573
227	DK 21	NMC 887574
228	DK 22	NMC 887575
229	DK 23	NMC 887576
230	DK 24	NMC 887577
231	DK 25	NMC 887578
232	DK 26	NMC 887579
233	DK 27	NMC 887580
234	DK 28	NMC 887581
235	DK 29	NMC 887582
236	DK 30	NMC 887583
237	DK 31	NMC 887584
238	DK 32	NMC 887585
239	DK 33	NMC 887586
240	DK 34	NMC 887587
241	DK 35	NMC 887588
242	DK 36	NMC 887589
243	DF 37	NMC 887590
244	DF 38	NMC 887591
245	DF 39	NMC 887592
246	DF 40	NMC 887593
247	DF 41	NMC 887594
248	DF 42	NMC 887595
249	DF 43	NMC 887596
250	DF 44	NMC 887597
251	DF 45	NMC 887598
252	DF 46	NMC 887599
253	DF 47	NMC 887600
254	DF 48	NMC 887601
255	DF 49	NMC 887602
256	DF 50	NMC 887603
257	DF 51	NMC 887604
258	DF 52	NMC 887605
259	DF 53	NMC 887606
260	DF 54	NMC 887607
261	DF 55	NMC 887608
262	DF 56	NMC 887609
263	DF 57	NMC 887610
264	DF 58	NMC 887611
265	DF 59	NMC 887612
266	DF 60	NMC 887613
267	DF 61	NMC 887614

#	Claim Name	BLM Serial Number
268	DF 62	NMC 887615
269	DF 63	NMC 887616
270	DF 64	NMC 887617
271	DF 65	NMC 887618
272	DF 66	NMC 887619
273	DF 67	NMC 887620
274	DF 68	NMC 887621
275	DF 69	NMC 887622
276	DF 70	NMC 887623
277	DF 71	NMC 887624
278	DF 72	NMC 887625
279	DF 1	NMC 887840
280	DF 2	NMC 887841
281	DF 3	NMC 887842
282	DF 4	NMC 887843
283	DF 5	NMC 887844
284	DF 6	NMC 887845
285	DF 7	NMC 887846
286	DF 8	NMC 887847
287	DF 9	NMC 887848
288	DF 10	NMC 887849
289	DF 11	NMC 887850
290	DF 12	NMC 887851
291	DF 13	NMC 887852
292	DF 14	NMC 887853
293	DF 15	NMC 887854
294	DF 16	NMC 887855
295	DF 17	NMC 887856
296	DF 18	NMC 887857
297	DF 19	NMC 887858
298	DF 20	NMC 887859
299	DF 21	NMC 887860
300	DF 22	NMC 887861
301	DF 23	NMC 887862
302	DF 24	NMC 887863
303	DF 25	NMC 887864
304	DF 26	NMC 887865
305	DF 27	NMC 887866
306	DF 28	NMC 887867
307	DF 29	NMC 887868
308	DF 30	NMC 887869
309	DF 31	NMC 887870

#	Claim Name	BLM Serial Number
310	DF 32	NMC 887871
311	DF 33	NMC 887872
312	DF 34	NMC 887873
313	DF 35	NMC 887874
314	DF 36	NMC 887875

3.	Dry Hills Property

The Dry Hills Property consists of the following 96 unpatented mining claims located in Eureka County, Nevada:

#	Claim Name	BLM Serial Number
1	NM 1	NMC 914274
2	NM 2	NMC 914275
3	NM 3	NMC 914276
4	NM 4	NMC 914277
5	NM 5	NMC 914278
6	NM 6	NMC 914279
7	NM 7	NMC 914280
8	NM 8	NMC 914281
9	NM 9	NMC 914282
10	NM 10	NMC 914283
11	NM 11	NMC 914284
12	NM 12	NMC 914285
13	NM 13	NMC 914286
14	NM 14	NMC 914287
15	NM 15	NMC 914288
16	NM 16	NMC 914289
17	NM 17	NMC 914290
18	NM 18	NMC 914291
19	NM 19	NMC 914292
20	NM 20	NMC 914293
21	NM 21	NMC 914294
22	NM 22	NMC 914295
23	NM 23	NMC 914296
24	NM 24	NMC 914297
25	NM 25	NMC 914298
26	NM 26	NMC 914299
27	NM 27	NMC 914300
28	NM 28	NMC 914301
29	NM 29	NMC 914302
30	NM 30	NMC 914303

#	Claim Name	BLM Serial Number
31	NM 31	NMC 914304
32	NM 32	NMC 914305
33	NM 33	NMC 914306
34	NM 34	NMC 914307
35	NM 35	NMC 914308
36	NM 36	NMC 914309
37	NM 37	NMC 914310
38	NM 38	NMC 914311
39	NM 39	NMC 914312
40	NM 40	NMC 914313
41	NM 41	NMC 914314
42	NM 42	NMC 914315
43	NM 43	NMC 914316
44	NM 44	NMC 914317
45	NM 45	NMC 914318
46	NM 46	NMC 914319
47	NM 47	NMC 914320
48	NM 48	NMC 914321
49	NM 49	NMC 914322
50	NM 50	NMC 914323
51	NM 51	NMC 914324
52	NM 52	NMC 914325
53	NM 53	NMC 914326
54	NM 54	NMC 914327
55	NM 55	NMC 914328
56	NM 56	NMC 914329
57	NM 57	NMC 914330
58	NM 58	NMC 914331
59	NM 59	NMC 914332
60	NM 60	NMC 914333
61	NM 61	NMC 914334
62	NM 62	NMC 914335
63	NM 63	NMC 914336
64	NM 64	NMC 914337
65	NM 65	NMC 914338
66	NM 66	NMC 914339
67	NM 67	NMC 914340
68	NM 68	NMC 914341
69	NM 69	NMC 914342
70	NM 70	NMC 914343
71	NM 71	NMC 914344
72	NM 72	NMC 914345

#	Claim Name	BLM Serial Number
73	NM 73	NMC 914346
74	NM 74	NMC 914347
75	NM 75	NMC 914348
76	NM 76	NMC 914349
77	NM 77	NMC 914350
78	NM 78	NMC 914351
79	NM 79	NMC 914352
80	NM 80	NMC 914353
81	NM 81	NMC 914354
82	NM 82	NMC 914355
83	NM 83	NMC 914356
84	NM 84	NMC 914357
85	NM 85	NMC 914358
86	NM 86	NMC 914359
87	NM 87	NMC 914360
88	NM 88	NMC 914361
89	NM 89	NMC 914362
90	NM 90	NMC 914363
91	NM 91	NMC 914364
92	NM 92	NMC 914365
93	NM 93	NMC 914366
94	NM 94	NMC 914367
95	NM 95	NMC 914368
96	NM 96	NMC 914369

4.	Golden Cloud Property

The Golden Cloud Property consists of the following 179 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	LOO 1	NMC 839652
2	LOO 2	NMC 839653
3	LOO 3	NMC 839654
4	LOO 4	NMC 839655
5	LOO 5	NMC 839656
6	LOO 6	NMC 839657
7	LOO 7	NMC 839658
8	LOO 8	NMC 839659
9	LOO 9	NMC 839660
10	LOO 10	NMC 839661
11	LOO 11	NMC 839662

#	Claim Name	BLM Serial Number
12	LOO 12	NMC 839663
13	LOO 13	NMC 839664
14	LOO 14	NMC 839665
15	LOO 15	NMC 839666
16	LOO 16	NMC 839667
17	LOO 17	NMC 839668
18	LOO 18	NMC 839669
19	LOO 19	NMC 839670
20	LOO 20	NMC 839671
21	LOO 21	NMC 839672
22	LOO 22	NMC 839673
23	LOO 23	NMC 839674
24	LOO 24	NMC 839675
25	LOO 25	NMC 839676
26	LOO 26	NMC 839677
27	LOO 27	NMC 839678
28	LOO 28	NMC 839679
29	LOO 29	NMC 839680
30	LOO 30	NMC 839681
31	LOO 31	NMC 839682
32	LOO 32	NMC 839683
33	LOO 33	NMC 839684
34	LOO 34	NMC 839685
35	LOO 35	NMC 839686
36	LOO 36	NMC 839687
37	LOO 37	NMC 839688
38	LOO 38	NMC 839689
39	LOO 39	NMC 839690
40	LOO 40	NMC 839691
41	LOO 41	NMC 839692
42	LOO 42	NMC 839693
43	LOO 43	NMC 839694
44	LOO 44	NMC 839695
45	LOO 45	NMC 839696
46	LOO 46	NMC 839697
47	LOO 47	NMC 839698
48	LOO 48	NMC 839699
49	LOO 49	NMC 839700
50	LOO 50	NMC 839701
51	LOO 51	NMC 839702
52	LOO 52	NMC 839703
53	LOO 53	NMC 839704

#	Claim Name	BLM Serial Number
54	LOO 54	NMC 839705
55	LOO 55	NMC 839706
56	LOO 56	NMC 839707
57	LOO 57	NMC 839708
58	LOO 58	NMC 839709
59	LOO 59	NMC 839710
60	LOO 60	NMC 839711
61	LOO 61	NMC 839712
62	LOO 62	NMC 839713
63	LOO 63	NMC 839714
64	LOO 64	NMC 839715
65	LOO 65	NMC 839716
66	LOO 66	NMC 839717
67	LOO 67	NMC 839718
68	LOO 68	NMC 839719
69	LOO 69	NMC 839720
70	LOO 71	NMC 839721
71	LOO 73	NMC 839722
72	LOO 75	NMC 839723
73	LOO 77	NMC 839724
74	LOO 79	NMC 839725
75	LOO 80	NMC 839726
76	LOO 81	NMC 839727
77	LOO 82	NMC 839728
78	LOO 83	NMC 839729
79	LOO 84	NMC 839730
80	LOO 85	NMC 839731
81	LOO 86	NMC 839732
82	LOO 87	NMC 839733
83	LOO 88	NMC 839734
84	LOO 89	NMC 839735
85	LOO 90	NMC 839736
86	LOO 91	NMC 839737
87	LOO 92	NMC 839738
88	LOO 93	NMC 839739
89	LOO 94	NMC 839740
90	LOO 95	NMC 839741
91	LOO 96	NMC 839742
92	LOO 101	NMC 839743
93	LOO 102	NMC 839744
94	LOO 103	NMC 839745
95	LOO 104	NMC 839746

#	Claim Name	BLM Serial Number
96	LOO 105	NMC 839747
97	LOO 106	NMC 839748
98	LOO 107	NMC 839749
99	LOO 108	NMC 839750
100	LOO 109	NMC 839751
101	LOO 110	NMC 839752
102	LOO 111	NMC 839753
103	LOO 112	NMC 839754
104	LOO 113	NMC 839755
105	LOO 114	NMC 839756
106	LOO 115	NMC 839757
107	LOO 116	NMC 839758
108	GC 7	NMC 839759
109	GC 8	NMC 839760
110	GC 9	NMC 839761
111	GC 10	NMC 839762
112	GC 11	NMC 839763
113	GC 12	NMC 839764
114	GC 13	NMC 839765
115	GC 14	NMC 839766
116	GC 15	NMC 839767
117	GC 16	NMC 839768
118	GC 17	NMC 839769
119	GC 18	NMC 839770
120	GC 19	NMC 839771
121	GC 20	NMC 839772
122	GC 21	NMC 839773
123	GC 22	NMC 839774
124	GC 23	NMC 839775
125	GC 24	NMC 839776
126	GC 25	NMC 839777
127	GC 26	NMC 839778
128	GC 27	NMC 839779
129	GC 28	NMC 839780
130	GC 30	NMC 839781
131	GC 30	NMC 839782
132	GC 31	NMC 839783
133	GC 32	NMC 839784
134	GC 33	NMC 839785
135	GC 34	NMC 839786
136	GC 35	NMC 839787
137	GC 36	NMC 839788

#	Claim Name	BLM Serial Number
138	GC 37	NMC 839789
139	GC 38	NMC 839790
140	GC 39	NMC 839791
141	GC 40	NMC 839792
142	GC 41	NMC 839793
143	GC 42	NMC 839794
144	GC 43	NMC 839795
145	GC 44	NMC 839796
146	GC 45	NMC 839797
147	GC 46	NMC 839798
148	GC 1	NMC 847502
149	GC 2	NMC 847503
150	GC 3	NMC 847504
151	GC 4	NMC 847505
152	GC 5	NMC 847506
153	GC 6	NMC 847507
154	GC 47	NMC 847508
155	GC 48	NMC 847509
156	GC 49	NMC 847510
157	GC 50	NMC 847511
158	GC 51	NMC 847512
159	GC 52	NMC 847513
160	GC 53	NMC 847514
161	GC 54	NMC 847515
162	GC 55	NMC 847516
163	GC 56	NMC 847517
164	GC 57	NMC 847518
165	GC 58	NMC 847519
166	GC 59	NMC 847520
167	GC 60	NMC 847521
168	GC 61	NMC 847522
169	GC 62	NMC 847523
170	GC 63	NMC 847524
171	GC 64	NMC 847525
172	GC 65	NMC 847526
173	GC 66	NMC 847527
174	GC 67	NMC 847528
175	GC 68	NMC 847529
176	GC 69	NMC 847530
177	GC 70	NMC 847531
178	GC 71	NMC 847532
179	GC 72	NMC 847533

5.	Hot Creek Property

The Hot Creek Property consists of the following 25 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	BOB-16	NMC 757308
2	BOB-18	NMC 757310
3	BOB-26	NMC 757318
4	COB-1	NMC 757321
5	COB-2	NMC 757322
6	COB-3	NMC 757323
7	COB-4	NMC 757324
8	COB-5	NMC 757325
9	COB-6	NMC 757326
10	COB-7	NMC 757327
11	COB-8	NMC 757328
12	COB-9	NMC 757329
13	COB-11	NMC 757331
14	COB-13	NMC 757333
15	Hot Creek #17	NMC 757419
16	Hot Creek #19	NMC 757421
17	Hot Creek #20	NMC 757422
18	Hot Creek #21	NMC 757423
19	Hot Creek #22	NMC 757424
20	Hot Creek #23	NMC 757425
21	Hot Creek #30	NMC 757432
22	Hot Creek #24A	NMC 775547
23	Hot Creek #26A	NMC 775549
24	Hot Creek #28A	NMC 775551
25	BOB #28A	NMC 775553

6.	North Dark Star Property

The North Dark Star Property consists of the following 56 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	NDS 1	NMC 930236
2	NDS 2	NMC 930237
3	NDS 3	NMC 930238
4	NDS 4	NMC 930239

#	Claim Name	BLM Serial Number
5	NDS 5	NMC 930240
6	NDS 6	NMC 930241
7	NDS 7	NMC 930242
8	NDS 8	NMC 930243
9	NDS 9	NMC 930244
10	NDS 10	NMC 930245
11	NDS 11	NMC 930246
12	NDS 12	NMC 930247
13	NDS 13	NMC 930248
14	NDS 14	NMC 930249
15	NDS 15	NMC 930250
16	NDS 16	NMC 930251
17	NDS 17	NMC 930252
18	NDS 18	NMC 930253
19	NDS 19	NMC 930254
20	NDS 20	NMC 930255
21	NDS 21	NMC 930256
22	NDS 22	NMC 930257
23	NDS 23	NMC 930258
24	NDS 24	NMC 930259
25	NDS 25	NMC 930260
26	NDS 26	NMC 930261
27	NDS 27	NMC 930262
28	NDS 28	NMC 930263
29	NDS 29	NMC 930264
30	NDS 30	NMC 930265
31	NDS 31	NMC 930266
32	NDS 32	NMC 930267
33	NDS 33	NMC 930268
34	NDS 34	NMC 930269
35	NDS 35	NMC 930270
36	NDS 36	NMC 930271
37	NDS 37	NMC 930272
38	NDS 38	NMC 930273
39	NDS 39	NMC 930274
40	NDS 40	NMC 930275
41	NDS 41	NMC 930276
42	NDS 42	NMC 930277
43	NDS 43	NMC 930278
44	NDS 44	NMC 930279
45	NDS 45	NMC 930280
46	NDS 46	NMC 930281

#	Claim Name	BLM Serial Number
47	NDS 47	NMC 930282
48	NDS 48	NMC 930283
49	NDS 49	NMC 930284
50	NDS 50	NMC 930285
51	NDS 51	NMC 930286
52	NDS 52	NMC 930287
53	NDS 53	NMC 930288
54	NDS 54	NMC 930289
55	NDS 55	NMC 930290
56	NDS 56	NMC 930291

7.	Pony Creek Property

The Pony Creek Property consists of the following 887 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	APD 12	NMC 810080
2	APD 14	NMC 810081
3	APD 16	NMC 810082
4	APD 18	NMC 810083
5	APD 20	NMC 810084
6	APD 22	NMC 810085
7	APD 32	NMC 810086
8	APD 34	NMC 810087
9	JAK 1	NMC 810088
10	JAK 2	NMC 810089
11	JAK 3	NMC 810090
12	JAK 4	NMC 810091
13	JAK 5	NMC 810092
14	JAK 6	NMC 810093
15	JAK 7	NMC 810094
16	JAK 8	NMC 810095
17	JAK 9	NMC 810096
18	JAK 10	NMC 810097
19	JAK 11	NMC 810098
20	JAK 12	NMC 810099
21	JAK 13	NMC 810100
22	JAK 14	NMC 810101
23	JAK 15	NMC 810102
24	JAK 16	NMC 810103
25	JAK 17	NMC 810104

#	Claim Name	BLM Serial Number
26	JAK 18	NMC 810105
27	JAK 19	NMC 810106
28	JAK 20	NMC 810107
29	JAK 21	NMC 810108
30	JAK 22	NMC 810109
31	JAK 23	NMC 810110
32	JAK 24	NMC 810111
33	JAK 25	NMC 810112
34	JAK 26	NMC 810113
35	JAK 27	NMC 810114
36	JAK 28	NMC 810115
37	JAK 29	NMC 810116
38	JAK 30	NMC 810117
39	JAK 31	NMC 810118
40	JAK 32	NMC 810119
41	JAK 33	NMC 810120
42	JAK 34	NMC 810121
43	JAK 35	NMC 810122
44	JAK 36	NMC 810123
45	JAK 37	NMC 810124
46	JAK 38	NMC 810125
47	JAK 39	NMC 810126
48	JAK 40	NMC 810127
49	JAK 41	NMC 810128
50	JAK 42	NMC 810129
51	JAK 43	NMC 810130
52	JAK 44	NMC 810131
53	JAK 45	NMC 810132
54	JAK 46	NMC 810133
55	JAK 47	NMC 810134
56	JAK 48	NMC 810135
57	JAK 49	NMC 810136
58	JAK 50	NMC 810137
59	JAK 51	NMC 810138
60	JAK 52	NMC 810139
61	JAK 53	NMC 810140
62	JAK 54	NMC 810141
63	JAK 55	NMC 810142
64	JAK 56	NMC 810143
65	JAK 57	NMC 810144
66	JAK 58	NMC 810145
67	JAK 59	NMC 810146

#	Claim Name	BLM Serial Number
68	JAK 60	NMC 810147
69	JAK 61	NMC 810148
70	JAK 62	NMC 810149
71	JAK 63	NMC 810150
72	JAK 64	NMC 810151
73	JAK 65	NMC 810152
74	JAK 66	NMC 810153
75	JAK 67	NMC 810154
76	JAK 68	NMC 810155
77	JAK 69	NMC 810156
78	JAK 70	NMC 810157
79	JAK 71	NMC 810158
80	JAK 72	NMC 810159
81	JAK 73	NMC 810160
82	JAK 74	NMC 810161
83	JAK 75	NMC 810162
84	JAK 76	NMC 810163
85	JAK 77	NMC 810164
86	JAK 78	NMC 810165
87	JAK 79	NMC 810166
88	JAK 80	NMC 810167
89	JAK 81	NMC 810168
90	JAK 82	NMC 810169
91	JAK 83	NMC 810170
92	JAK 84	NMC 810171
93	JAK 85	NMC 810172
94	JAK 86	NMC 810173
95	JAK 87	NMC 810174
96	JAK 88	NMC 810175
97	JAK 89	NMC 810176
98	JAK 90	NMC 810177
99	JAK 91	NMC 810178
100	JAK 92	NMC 810179
101	JAK 101	NMC 810180
102	JAK 102	NMC 810181
103	JAK 115	NMC 810182
104	JAK 116	NMC 810183
105	JAK 117	NMC 810184
106	JAK 118	NMC 810185
107	JAK 119	NMC 810186
108	JAK 120	NMC 810187
109	JAK 121	NMC 810188

#	Claim Name	BLM Serial Number
110	JAK 122	NMC 810189
111	JAK 123	NMC 810190
112	JAK 124	NMC 810191
113	JAK 125	NMC 810192
114	JAK 126	NMC 810193
115	JAK 127	NMC 810194
116	JAK 128	NMC 810195
117	JAK 151	NMC 810196
118	JAK 153	NMC 810197
119	JAK 155	NMC 810198
120	JAK 157	NMC 810199
121	JAK 159	NMC 810200
122	JAK 161	NMC 810201
123	JAK 163	NMC 810202
124	JAK 165	NMC 810203
125	JAK 167	NMC 810204
126	JAK 169	NMC 810205
127	JAK 171	NMC 810206
128	JAK 173	NMC 810207
129	JAK 175	NMC 810208
130	JAK 177	NMC 810209
131	JAK 179	NMC 810210
132	PIR 103	NMC 831170
133	PIR 104	NMC 831171
134	PIR 105	NMC 831172
135	PIR 106	NMC 831173
136	PIR 107	NMC 831174
137	PIR 108	NMC 831175
138	PIR 109	NMC 831176
139	PIR 110	NMC 831177
140	PIR 111	NMC 831178
141	PIR 112	NMC 831179
142	PIR 113	NMC 831180
143	PIR 114	NMC 831181
144	PIR 115	NMC 831182
145	PIR 116	NMC 831183
146	PIR 117	NMC 831184
147	PIR 118	NMC 831185
148	PIR 119	NMC 831186
149	PIR 120	NMC 831187
150	PIR 121	NMC 831188
151	PIR 122	NMC 831189

#	Claim Name	BLM Serial Number
152	PIR 123	NMC 831190
153	PIR 124	NMC 831191
154	PIR 125	NMC 831192
155	RR 1	NMC 885987
156	RR 2	NMC 885988
157	RR 3	NMC 885989
158	RR 5	NMC 885990
159	RR 5	NMC 885991
160	RR 6	NMC 885992
161	RR 7	NMC 885993
162	RR 8	NMC 885994
163	RR 9	NMC 885995
164	RR 10	NMC 885996
165	RR 11	NMC 885997
166	RR 12	NMC 885998
167	RR 13	NMC 885999
168	RR 14	NMC 886000
169	RR 15	NMC 886001
170	RR 16	NMC 886002
171	RR 17	NMC 886003
172	RR 18	NMC 886004
173	RR 19	NMC 886005
174	RR 20	NMC 886006
175	RR 21	NMC 886007
176	RR 22	NMC 886008
177	RR 23	NMC 886009
178	RR 24	NMC 886010
179	RR 25	NMC 886011
180	RR 26	NMC 886012
181	RR 27	NMC 886013
182	RR 28	NMC 886014
183	RR 29	NMC 886015
184	RR 30	NMC 886016
185	RR 31	NMC 886017
186	RR 32	NMC 886018
187	RR 33	NMC 886019
188	RR 34	NMC 886020
189	RR 35	NMC 886021
190	RR 36	NMC 886022
191	RR 37	NMC 886023
192	RR 38	NMC 886024
193	RR 39	NMC 886025

#	Claim Name	BLM Serial Number
194	RR 40	NMC 886026
195	RR 41	NMC 886027
196	RR 42	NMC 886028
197	RR 45	NMC 886029
198	RR 46	NMC 886030
199	RR 47	NMC 886031
200	RR 48	NMC 886032
201	RR 49	NMC 886033
202	RR 50	NMC 886034
203	RR 51	NMC 886035
204	RR 52	NMC 886036
205	RR 53	NMC 886037
206	RR 54	NMC 886038
207	RR 55	NMC 886039
208	RR 56	NMC 886040
209	RR 57	NMC 886041
210	RR 58	NMC 886042
211	RR 59	NMC 886043
212	RR 60	NMC 886044
213	RR 61	NMC 886045
214	RR 62	NMC 886046
215	RR 63	NMC 886047
216	RR 64	NMC 886048
217	RR 65	NMC 886049
218	RR 66	NMC 886050
219	RR 67	NMC 886051
220	RR 68	NMC 886052
221	RR 69	NMC 886053
222	RR 70	NMC 886054
223	RR 71	NMC 886055
224	RR 72	NMC 886056
225	RR 73	NMC 886057
226	RR 74	NMC 886058
227	RR 75	NMC 886059
228	RR 76	NMC 886060
229	RR 77	NMC 886061
230	RR 78	NMC 886062
231	RR 79	NMC 886063
232	RR 80	NMC 886064
233	RR 81	NMC 886065
234	RR 82	NMC 886066
235	RR 83	NMC 886067

#	Claim Name	BLM Serial Number
236	RR 84	NMC 886068
237	RR 85	NMC 886069
238	RR 86	NMC 886070
239	RR 87	NMC 886071
240	RR 88	NMC 886072
241	RR 89	NMC 886073
242	RR 90	NMC 886074
243	RR 91	NMC 886075
244	RR 92	NMC 886076
245	RR 93	NMC 886077
246	RR 94	NMC 886078
247	RR 95	NMC 886079
248	RR 96	NMC 886080
249	RR 97	NMC 886081
250	RR 98	NMC 886082
251	RR 99	NMC 886083
252	RR 100	NMC 886084
253	RR 101	NMC 886085
254	RR 102	NMC 886086
255	RR 103	NMC 886087
256	RR 104	NMC 886088
257	RR 105	NMC 886089
258	RR 106	NMC 886090
259	RR 107	NMC 886091
260	RR 108	NMC 886092
261	RR 109	NMC 886093
262	RR 110	NMC 886094
263	RR 111	NMC 886095
264	RR 112	NMC 886096
265	RR 113	NMC 886097
266	RR 114	NMC 886098
267	RR 115	NMC 886099
268	RR 116	NMC 886100
269	RR 117	NMC 886101
270	RR 118	NMC 886102
271	RR 119	NMC 886103
272	RR 120	NMC 886104
273	RR 121	NMC 886105
274	RR 122	NMC 886106
275	RR 123	NMC 886107
276	RR 124	NMC 886108
277	RR 125	NMC 886109

#	Claim Name	BLM Serial Number
278	RR 126	NMC 886110
279	RR 127	NMC 886111
280	RR 128	NMC 886112
281	RR 129	NMC 886113
282	RR 130	NMC 886114
283	RR 131	NMC 886115
284	RR 132	NMC 886116
285	RR 133	NMC 886117
286	RR 134	NMC 886118
287	RR 135	NMC 886119
288	RR 136	NMC 886120
289	RR 137	NMC 886121
290	RR 138	NMC 886122
291	RR 139	NMC 886123
292	RR 140	NMC 886124
293	RR 141	NMC 886125
294	RR 142	NMC 886126
295	RR 143	NMC 886127
296	RR 144	NMC 886128
297	RR 145	NMC 886129
298	RR 146	NMC 886130
299	RR 147	NMC 886131
300	RR 148	NMC 886132
301	RR 149	NMC 886133
302	RR 150	NMC 886134
303	RR 151	NMC 886135
304	RR 152	NMC 886136
305	RR 153	NMC 886137
306	RR 154	NMC 886138
307	RR 155	NMC 886139
308	RR 156	NMC 886140
309	RR 157	NMC 886141
310	RR 158	NMC 886142
311	RR 159	NMC 886143
312	RR 160	NMC 886144
313	RR 161	NMC 886145
314	RR 162	NMC 886146
315	RR 163	NMC 886147
316	RR 164	NMC 886148
317	RR 165	NMC 886149
318	RR 166	NMC 886150
319	RR 167	NMC 886151

#	Claim Name	BLM Serial Number
320	RR 168	NMC 886152
321	RR 169	NMC 886153
322	RR 170	NMC 886154
323	RR 171	NMC 886155
324	RR 172	NMC 886156
325	RR 173	NMC 886157
326	RR 174	NMC 886158
327	RR 175	NMC 886159
328	RR 176	NMC 886160
329	RR 177	NMC 886161
330	RR 178	NMC 886162
331	RR 179	NMC 886163
332	RR 180	NMC 886164
333	RR 181	NMC 886165
334	RR 182	NMC 886166
335	RR 183	NMC 886167
336	RR 184	NMC 886168
337	RR 185	NMC 886169
338	RR 186	NMC 886170
339	RR 187	NMC 886171
340	RR 188	NMC 886172
341	RR 189	NMC 886173
342	RR 190	NMC 886174
343	RR 191	NMC 886175
344	RR 192	NMC 886176
345	RR 193	NMC 886177
346	RR 194	NMC 886178
347	RR 195	NMC 886179
348	RR 196	NMC 886180
349	RR 197	NMC 886181
350	RR 198	NMC 886182
351	RR 199	NMC 886183
352	RR 200	NMC 886184
353	RR 201	NMC 886185
354	RR 202	NMC 886186
355	RR 203	NMC 886187
356	RR 204	NMC 886188
357	RR 205	NMC 886189
358	RR 206	NMC 886190
359	RR 207	NMC 886191
360	RR 208	NMC 886192
361	RR 209	NMC 886193

#	Claim Name	BLM Serial Number
362	RR 210	NMC 886194
363	RR 211	NMC 886195
364	RR 212	NMC 886196
365	RR 213	NMC 886197
366	RR 214	NMC 886198
367	RR 215	NMC 886199
368	RR 216	NMC 886200
369	RR 217	NMC 886201
370	RR 218	NMC 886202
371	RR 219	NMC 886203
372	RR 220	NMC 886204
373	RR 221	NMC 886205
374	RR 222	NMC 886206
375	RR 223	NMC 886207
376	RR 224	NMC 886208
377	RR 225	NMC 886209
378	RR 226	NMC 886210
379	RR 227	NMC 886211
380	RR 228	NMC 886212
381	RR 229	NMC 886213
382	RR 230	NMC 886214
383	RR 231	NMC 886215
384	RR 232	NMC 886216
385	RR 233	NMC 886217
386	RR 234	NMC 886218
387	RR 235	NMC 886219
388	RR 236	NMC 886220
389	RR 237	NMC 886221
390	RR 238	NMC 886222
391	RR 239	NMC 886223
392	RR 240	NMC 886224
393	RR 241	NMC 886225
394	RR 242	NMC 886226
395	RR 243	NMC 886227
396	RR 244	NMC 886228
397	RR 245	NMC 886229
398	RR 246	NMC 886230
399	RR 247	NMC 886231
400	RR 248	NMC 886232
401	RR 249	NMC 886233
402	RR 250	NMC 886234
403	RR 251	NMC 886235

#	Claim Name	BLM Serial Number
404	RR 252	NMC 886236
405	RR 253	NMC 886237
406	RR 254	NMC 886238
407	RR 255	NMC 886239
408	RR 256	NMC 886240
409	RR 257	NMC 886241
410	RR 258	NMC 886242
411	RR 259	NMC 886243
412	RR 260	NMC 886244
413	RR 261	NMC 886245
414	RR 262	NMC 886246
415	RR 263	NMC 886247
416	RR 264	NMC 886248
417	RR 265	NMC 886249
418	RR 266	NMC 886250
419	RR 267	NMC 886251
420	RR 268	NMC 886252
421	RR 269	NMC 886253
422	RR 270	NMC 886254
423	RR 271	NMC 886255
424	RR 272	NMC 886256
425	RR 273	NMC 886257
426	RR 274	NMC 886258
427	RR 275	NMC 886259
428	RR 276	NMC 886260
429	RR 277	NMC 886261
430	RR 278	NMC 886262
431	RR 279	NMC 886263
432	RR 280	NMC 886264
433	RR 281	NMC 886265
434	RR 282	NMC 886266
435	RR 283	NMC 886267
436	RR 284	NMC 886268
437	RR 285	NMC 886269
438	RR 286	NMC 886270
439	RR 287	NMC 886271
440	RR 288	NMC 886272
441	RR 289	NMC 886273
442	RR 290	NMC 886274
443	RR 291	NMC 886275
444	RR 292	NMC 886276
445	RR 293	NMC 886277

#	Claim Name	BLM Serial Number
446	RR 294	NMC 886278
447	RR 295	NMC 886279
448	RR 296	NMC 886280
449	RR 297	NMC 886281
450	RR 298	NMC 886282
451	RR 299	NMC 886283
452	RR 300	NMC 886284
453	RR 301	NMC 886285
454	RR 302	NMC 886286
455	RR 303	NMC 886287
456	RR 304	NMC 886288
457	RR 305	NMC 886289
458	RR 306	NMC 886290
459	RR 307	NMC 886291
460	RR 308	NMC 886292
461	RR 309	NMC 886293
462	RR 310	NMC 886294
463	RR 311	NMC 886295
464	RR 312	NMC 886296
465	RR 313	NMC 886297
466	RR 314	NMC 886298
467	RR 315	NMC 886299
468	RR 316	NMC 886300
469	RR 317	NMC 886301
470	RR 318	NMC 886302
471	RR 319	NMC 886303
472	RR 320	NMC 886304
473	RR 321	NMC 886305
474	RR 322	NMC 886306
475	RR 323	NMC 886307
476	RR 324	NMC 886308
477	RR 325	NMC 886309
478	RR 326	NMC 886310
479	RR 327	NMC 886311
480	RR 328	NMC 886312
481	RR 329	NMC 886313
482	RR 330	NMC 886314
483	RR 331	NMC 886315
484	RR 332	NMC 886316
485	RR 333	NMC 886317
486	RR 334	NMC 886318
487	RR 335	NMC 886319

#	Claim Name	BLM Serial Number
488	RR 336	NMC 886320
489	RR 337	NMC 886321
490	RR 338	NMC 886322
491	RR 339	NMC 886323
492	RR 340	NMC 886324
493	RR 341	NMC 886325
494	RR 342	NMC 886326
495	RR 343	NMC 886327
496	RR 344	NMC 886328
497	RR 345	NMC 886329
498	RR 346	NMC 886330
499	RR 347	NMC 886331
500	RR 348	NMC 886332
501	RR 349	NMC 886333
502	RR 350	NMC 886334
503	RR 351	NMC 886335
504	RR 352	NMC 886336
505	RR 353	NMC 886337
506	RR 354	NMC 886338
507	RR 355	NMC 886339
508	RR 356	NMC 886340
509	RR 357	NMC 886341
510	RR 358	NMC 886342
511	RR 359	NMC 886343
512	RR 360	NMC 886344
513	RR 361	NMC 886345
514	RR 362	NMC 886346
515	Red 37	NMC 911690
516	Red 38	NMC 911691
517	Red 39	NMC 911692
518	Red 40	NMC 911693
519	Red 41	NMC 911694
520	Red 42	NMC 911695
521	Red 43	NMC 911696
522	Red 44	NMC 911697
523	Red 45	NMC 911698
524	Red 46	NMC 911699
525	Red 47	NMC 911700
526	Red 48	NMC 911701
527	Red 49	NMC 911702
528	Red 50	NMC 911703
529	Red 51	NMC 911704

#	Claim Name	BLM Serial Number
530	Red 52	NMC 911705
531	Red 53	NMC 911706
532	Red 54	NMC 911707
533	Red 55	NMC 911708
534	Red 56	NMC 911709
535	Red 57	NMC 911710
536	Red 58	NMC 911711
537	Red 59	NMC 911712
538	Red 60	NMC 911713
539	Red 61	NMC 911714
540	Red 62	NMC 911715
541	Red 63	NMC 911716
542	Red 64	NMC 911717
543	Red 65	NMC 911718
544	Red 66	NMC 911719
545	Red 67	NMC 911720
546	Red 68	NMC 911721
547	Red 69	NMC 911722
548	Red 70	NMC 911723
549	Red 71	NMC 911724
550	Red 72	NMC 911725
551	Red 73	NMC 911726
552	Red 74	NMC 911727
553	Red 75	NMC 911728
554	Red 76	NMC 911729
555	Red 77	NMC 911730
556	Red 78	NMC 911731
557	Red 79	NMC 911732
558	Red 80	NMC 911733
559	Red 81	NMC 911734
560	Red 82	NMC 911735
561	Red 83	NMC 911736
562	Red 84	NMC 911737
563	Red 85	NMC 911738
564	Red 86	NMC 911739
565	Red 87	NMC 911740
566	Red 88	NMC 911741
567	Red 89	NMC 911742
568	Red 90	NMC 911743
569	Red 91	NMC 911744
570	Red 92	NMC 911745
571	RR 363	NMC 915442

#	Claim Name	BLM Serial Number
572	RR 364	NMC 915443
573	RR 365	NMC 915444
574	RR 366	NMC 915445
575	RR 367	NMC 915446
576	RR 368	NMC 915447
577	RR 369	NMC 915448
578	RR 370	NMC 915449
579	RR 371	NMC 915450
580	RR 372	NMC 915451
581	RR 373	NMC 915452
582	RR 374	NMC 915453
583	RR 375	NMC 915454
584	RR 376	NMC 915455
585	RR 377	NMC 915456
586	RR 378	NMC 915457
587	RR 379	NMC 915458
588	RR 380	NMC 915459
589	RR 381	NMC 915460
590	RR 382	NMC 915461
591	RR 383	NMC 915462
592	RR 384	NMC 915463
593	RR 385	NMC 915464
594	RR 386	NMC 915465
595	RR 387	NMC 915466
596	RR 388	NMC 915467
597	RR 389	NMC 915468
598	RR 390	NMC 915469
599	RR 391	NMC 915470
600	RR 392	NMC 915471
601	RR 393	NMC 915472
602	RR 394	NMC 915473
603	RR 395	NMC 915474
604	RR 396	NMC 915475
605	RR 397	NMC 915476
606	RR 398	NMC 915477
607	RR 399	NMC 915478
608	RR 400	NMC 915479
609	RR 401	NMC 915480
610	RR 402	NMC 915481
611	RR 403	NMC 915482
612	RR 404	NMC 915483
613	RR 405	NMC 915484

#	Claim Name	BLM Serial Number
614	RR 406	NMC 915485
615	RR 407	NMC 915486
616	RR 408	NMC 915487
617	RR 409	NMC 915488
618	RR 410	NMC 915489
619	RR 411	NMC 915490
620	RR 412	NMC 915491
621	RR 413	NMC 915492
622	RR 414	NMC 915493
623	RR 415	NMC 915494
624	RR 416	NMC 915495
625	RR 417	NMC 915496
626	RR 418	NMC 915497
627	RR 419	NMC 915498
628	RR 420	NMC 915499
629	RR 421	NMC 915500
630	RR 422	NMC 915501
631	RR 423	NMC 915502
632	RR 424	NMC 915503
633	RR 425	NMC 915504
634	RR 426	NMC 915505
635	RR 427	NMC 915506
636	RR 428	NMC 915507
637	RR 429	NMC 915508
638	RR 430	NMC 915509
639	RR 431	NMC 915510
640	RR 432	NMC 915511
641	RR 433	NMC 915512
642	RR 434	NMC 915513
643	RR 435	NMC 915514
644	RR 436	NMC 915515
645	RR 437	NMC 915516
646	RR 438	NMC 915517
647	RR 439	NMC 915518
648	RR 440	NMC 915519
649	JAK 180	NMC 919770
650	JAK 181	NMC 919771
651	JAK 182	NMC 919772
652	JAK 183	NMC 919773
653	JAK 184	NMC 919774
654	JAK 185	NMC 919775
655	JAK 186	NMC 919776

#	Claim Name	BLM Serial Number
656	JAK 187	NMC 919777
657	JAK 196	NMC 919786
658	JAK 197	NMC 919787
659	JAK 198	NMC 919788
660	JAK 199	NMC 919789
661	JAK 200	NMC 919790
662	JAK 201	NMC 919791
663	JAK 202	NMC 919792
664	JAK 203	NMC 919793
665	JAK 204	NMC 919794
666	JAK 205	NMC 919795
667	JAK 206	NMC 919796
668	JAK 207	NMC 919797
669	JAK 208	NMC 919798
670	JAK 209	NMC 919799
671	JAK 210	NMC 919800
672	JAK 211	NMC 919801
673	JAK 212	NMC 919802
674	JAK 213	NMC 919803
675	JAK 214	NMC 919804
676	JAK 215	NMC 919805
677	JAK 216	NMC 919806
678	JAK 217	NMC 919807
679	JAK 218	NMC 919808
680	JAK 219	NMC 919809
681	JAK 220	NMC 919810
682	JAK 221	NMC 919811
683	JAK 222	NMC 919812
684	JAK 223	NMC 919813
685	JAK 224	NMC 919814
686	JAK 225	NMC 919815
687	JAK 226	NMC 919816
688	JAK 227	NMC 919817
689	JAK 228	NMC 919818
690	JAK 229	NMC 919819
691	JAK 230	NMC 919820
692	JAK 231	NMC 919821
693	RR 441	NMC 919822
694	RR 442	NMC 919823
695	RR 443	NMC 919824
696	RR 444	NMC 919825
697	RR 445	NMC 919826

#	Claim Name	BLM Serial Number
698	RR 446	NMC 919827
699	RR 447	NMC 919828
700	RR 448	NMC 919829
701	RR 449	NMC 919830
702	RR 450	NMC 919831
703	RR 451	NMC 919832
704	RR 452	NMC 919833
705	RR 453	NMC 919834
706	RR 454	NMC 919835
707	RR 455	NMC 919836
708	RR 456	NMC 919837
709	RR 457	NMC 919838
710	RR 458	NMC 919839
711	RR 459	NMC 919840
712	RR 460	NMC 919841
713	RR 461	NMC 919842
714	RR 462	NMC 919843
715	RR 463	NMC 919844
716	RR 464	NMC 919845
717	RR 465	NMC 919846
718	RR 466	NMC 919847
719	RR 467	NMC 919848
720	RR 468	NMC 919849
721	RR 469	NMC 919850
722	RR 470	NMC 919851
723	RR 471	NMC 919852
724	RR 472	NMC 919853
725	RR 473	NMC 919854
726	RR 474	NMC 919855
727	RR 475	NMC 919856
728	RR 476	NMC 919857
729	RR 477	NMC 919858
730	RR 478	NMC 919859
731	PC 1	NMC 824969
732	PC 2	NMC 824970
733	PC 3	NMC 824971
734	PC 4	NMC 824972
735	PC 5	NMC 824973
736	PC 6	NMC 824974
737	PC 7	NMC 824975
738	PC 8	NMC 824976
739	PC 9	NMC 824977

#	Claim Name	BLM Serial Number
740	PC 10	NMC 824978
741	PC 11	NMC 824979
742	PC 12	NMC 824980
743	PC 13	NMC 824981
744	PC 14	NMC 824982
745	PC 15	NMC 824983
746	PC 16	NMC 824984
747	PC 17	NMC 824985
748	PC 18	NMC 824986
749	PC 19	NMC 824987
750	PC 20	NMC 824988
751	PC 21	NMC 824989
752	PC 22	NMC 824990
753	PC 23	NMC 824991
754	PC 24	NMC 824992
755	PC 25	NMC 824993
756	PC 26	NMC 824994
757	PC 27	NMC 824995
758	PC 28	NMC 824996
759	PC 29	NMC 824997
760	PC 30	NMC 824998
761	PC 31	NMC 824999
762	PC 32	NMC 825000
763	PC 33	NMC 825001
764	PC 34	NMC 825002
765	PC 35	NMC 825003
766	PC 36	NMC 825004
767	PC 37	NMC 825005
768	PC 38	NMC 825006
769	PC 39	NMC 825007
770	PC 40	NMC 825008
771	PC 41	NMC 825009
772	PC 42	NMC 825010
773	PC 43	NMC 825011
774	PC 44	NMC 825012
775	PC 45	NMC 825013
776	PC 46	NMC 825014
777	PC 47	NMC 825015
778	PC 48	NMC 825016
779	PC 49	NMC 825017
780	PC 50	NMC 825018
781	PC 51	NMC 825019

#	Claim Name	BLM Serial Number
782	PC 52	NMC 825020
783	PC 53	NMC 825021
784	PC 54	NMC 825022
785	PC 55	NMC 825023
786	PC 56	NMC 825024
787	PC 57	NMC 825025
788	PC 58	NMC 825026
789	PC 59	NMC 825027
790	PC 60	NMC 825028
791	PC 61	NMC 825029
792	PC 62	NMC 825030
793	PC 63	NMC 825031
794	PC 64	NMC 825032
795	PC 65	NMC 825033
796	PC 66	NMC 825034
797	PC 67	NMC 825035
798	PC 68	NMC 825036
799	PC 69	NMC 825037
800	PC 70	NMC 834425
801	PC 71	NMC 834426
802	PC 72	NMC 834427
803	PC 73	NMC 834428 NMC 834429
804	PC 74
805	PC 75	NMC 834430
806	PC 76	NMC 834431
807	PC 77	NMC 834432
808	PC 78	NMC 834433
809	PC 79	NMC 834434
810	PC 80	NMC 834435
811	PC 81	NMC 834436
812	PC 82	NMC 834437
813	PC 83	NMC 834438
814	PC 84	NMC 834439
815	PC 85	NMC 834440
816	PC 86	NMC 834441
817	PC 87	NMC 834442
818	PC 88	NMC 834443
819	PC 89	NMC 834444
820	PC 90	NMC 834445
821	PC 91	NMC 834446
822	PC 92	NMC 834447
823	PC 93	NMC 834448

#	Claim Name	BLM Serial Number
824	ED 1	NMC 1076389
825	ED 2	NMC 1076390
826	ED 3	NMC 1076391
827	ED 4	NMC 1076392
828	ED 5	NMC 1076393
829	ED 6	NMC 1076394
830	ED 7	NMC 1076395
831	ED 8	NMC 1076396
832	ED 9	NMC 1076397
833	ED 10	NMC 1076398
834	ED 11	NMC 1076399
835	ED 12	NMC 1076400
836	ED 13	NMC 1076401
837	ED 14	NMC 1076402
838	ED 15	NMC 1076403
839	ED 16	NMC 1076404
840	ED 17	NMC 1076405
841	ED 18	NMC 1076406
842	ED 19	NMC 1076407
843	ED 20	NMC 1076408
844	ED 21	NMC 1076409
845	ED 22	NMC 1076410
846	ED 23	NMC 1076411
847	ED 24	NMC 1076412
848	ED 25	NMC 1076413
849	ED 26	NMC 1076414
850	ED 27	NMC 1076415
851	ED 28	NMC 1076416
852	ED 29	NMC 1076417
853	ED 30	NMC 1076418
854	ED 31	NMC 1076419
855	ED 32	NMC 1076420
856	ED 33	NMC 1076421
857	ED 34	NMC 1076422
858	ED 35	NMC 1076423
859	ED 36	NMC 1076424
860	ED 37	NMC 1076425
861	ED 38	NMC 1076426
862	ED 39	NMC 1076427
863	ED 40	NMC 1076428
864	ED 41	NMC 1076429
865	ED 42	NMC 1076430

#	Claim Name	BLM Serial Number
866	ED 43	NMC 1076431
867	ED 44	NMC 1076432
868	ED 45	NMC 1076433
869	ED 46	NMC 1076434
870	ED 47	NMC 1076435
871	ED 48	NMC 1076436
872	ED 49	NMC 1076437
873	ED 50	NMC 1076438
874	ED 51	NMC 1076439
875	ED 52	NMC 1076440
876	ED 53	NMC 1076441
877	ED 54	NMC 1076442
878	ED 55	NMC 1076443
879	ED 56	NMC 1076444
880	ED 57	NMC 1076445
881	ED 58	NMC 1076446
882	ED 59	NMC 1076447
883	ED 60	NMC 1076448
884	ED 61	NMC 1076449
885	ED 62	NMC 1076450
886	ED 63	NMC 1076451
887	ED 64	NMC 1076452

8.	Rock Creek Property

The Rock Creek Property consists of the following 600 unpatented mining claims located in Eureka County and/or Lander County, Nevada:

#	Claim Name	BLM Serial Number
1	RC 13	NMC 828281
2	RC 14	NMC 828282
3	RC 15	NMC 828283
4	RC 16	NMC 828284
5	RC 17	NMC 828285
6	RC 18	NMC 828286
7	RC 19	NMC 828287
8	RC 20	NMC 828288
9	RC 44	NMC 828289
10	RC 45	NMC 828290
11	RC 46	NMC 828291
12	RC 47	NMC 828292
13	RC 21	NMC 828738

#	Claim Name	BLM Serial Number
14	RC 22	NMC 828739
15	RC 23	NMC 828740
16	RC 24	NMC 828741
17	RC 25	NMC 828742
18	RC 26	NMC 828743
19	RC 31	NMC 828744
20	RC 33	NMC 828745
21	RC 35	NMC 828746
22	RC 37	NMC 828747
23	RC 38	NMC 828748
24	RC 39	NMC 828749
25	RC 40	NMC 828750
26	RC 41	NMC 828751
27	RC 42	NMC 828752
28	RC 105	NMC 828769
29	RC 107	NMC 828770
30	RC 109	NMC 828771
31	CV 1	NMC 948886
32	CV 2	NMC 948887
33	CV 3	NMC 948888
34	CV 4	NMC 948889
35	CV 5	NMC 948890
36	CV 6	NMC 948891
37	CV 7	NMC 948892
38	CV 8	NMC 948893
39	CV 9	NMC 948894
40	CV 10	NMC 948895
41	CV 11	NMC 948896
42	CV 12	NMC 948897
43	CV 13	NMC 948898
44	CV 14	NMC 948899
45	CV 15	NMC 948900
46	CV 16	NMC 948901
47	CV 17	NMC 948902
48	CV 18	NMC 948903
49	CV 19	NMC 948904
50	CV 20	NMC 948905
51	CV 21	NMC 948906
52	CV 22	NMC 948907
53	CV 23	NMC 948908
54	CV 24	NMC 948909
55	CV 25	NMC 948910

#	Claim Name	BLM Serial Number
56	CV 26	NMC 948911
57	CV 27	NMC 948912
58	CV 28	NMC 948913
59	CV 29	NMC 948914
60	CV 30	NMC 948915
61	CV 31	NMC 948916
62	CV 32	NMC 948917
63	CV 33	NMC 948918
64	CV 34	NMC 948919
65	CV 35	NMC 948920
66	CV 36	NMC 948921
67	CV 37	NMC 948922
68	CV 38	NMC 948923
69	CV 39	NMC 948924
70	CV 40	NMC 948925
71	CV 41	NMC 948926
72	CV 42	NMC 948927
73	CV 43	NMC 948928
74	CV 44	NMC 948929
75	CV 45	NMC 948930
76	CV 46	NMC 948931
77	CV 47	NMC 948932
78	CV 48	NMC 948933
79	CV 49	NMC 948934
80	CV 50	NMC 948935
81	CV 51	NMC 948936
82	CV 52	NMC 948937
83	CV 53	NMC 948938
84	CV 54	NMC 948939
85	CV 55	NMC 948940
86	CV 56	NMC 948941
87	CV 57	NMC 948942
88	CV 58	NMC 948943
89	CV 59	NMC 948944
90	CV 60	NMC 948945
91	CV 61	NMC 948946
92	CV 62	NMC 948947
93	CV 63	NMC 948948
94	CV 64	NMC 948949
95	CV 65	NMC 948950
96	CV 66	NMC 948951
97	CV 67	NMC 948952

#	Claim Name	BLM Serial Number
98	CV 68	NMC 948953
99	CV 69	NMC 948954
100	CV 70	NMC 948955
101	CV 71	NMC 948956
102	CV 72	NMC 948957
103	CV 73	NMC 948958
104	CV 74	NMC 948959
105	CV 75	NMC 948960
106	CV 76	NMC 948961
107	CV 77	NMC 948962
108	CV 78	NMC 948963
109	CV 79	NMC 948964
110	CV 80	NMC 948965
111	CV 81	NMC 948966
112	CV 82	NMC 948967
113	CV 83	NMC 948968
114	CV 84	NMC 948969
115	CV 85	NMC 948970
116	CV 86	NMC 948971
117	CV 87	NMC 948972
118	CV 88	NMC 948973
119	CV 89	NMC 948974
120	CV 90	NMC 948975
121	CV 91	NMC 948976
122	CV 92	NMC 948977
123	CV 93	NMC 948978
124	CV 94	NMC 948979
125	CV 95	NMC 948980
126	CV 96	NMC 948981
127	CV 97	NMC 948982
128	CV 98	NMC 948983
129	CV 99	NMC 948984
130	CV 100	NMC 948985
131	CV 101	NMC 948986
132	CV 102	NMC 948987
133	CV 103	NMC 948988
134	CV 104	NMC 948989
135	CV 105	NMC 948990
136	CV 106	NMC 948991
137	CV 107	NMC 948992
138	CV 108	NMC 948993
139	CV 109	NMC 948994

#	Claim Name	BLM Serial Number
140	CV 110	NMC 948995
141	CV 111	NMC 948996
142	CV 112	NMC 948997
143	CV 113	NMC 948998
144	CV 114	NMC 948999
145	CV 115	NMC 949000
146	CV 116	NMC 949001
147	CV 117	NMC 949002
148	CV 118	NMC 949003
149	CV 119	NMC 949004
150	CV 120	NMC 949005
151	CV 121	NMC 949006
152	CV 122	NMC 949007
153	CV 123	NMC 949008
154	CV 124	NMC 949009
155	CV 125	NMC 949010
156	CV 126	NMC 949011
157	CV 127	NMC 949012
158	CV 128	NMC 949013
159	CV 129	NMC 949014
160	CV 130	NMC 949015
161	CV 131	NMC 949016
162	CV 132	NMC 949017
163	CV 133	NMC 949018
164	CV 134	NMC 949019
165	CV 135	NMC 949020
166	CV 136	NMC 949021
167	CV 137	NMC 949022
168	CV 138	NMC 949023
169	CV 139	NMC 949024
170	CV 140	NMC 949025
171	CV 141	NMC 949026
172	CV 142	NMC 949027
173	CV 143	NMC 949028
174	CV 144	NMC 949029
175	CV 145	NMC 949030
176	CV 146	NMC 949031
177	CV 147	NMC 949032
178	CV 148	NMC 949033
179	CV 149	NMC 949034
180	CV 150	NMC 949035
181	CV 151	NMC 949036

#	Claim Name	BLM Serial Number
182	CV 152	NMC 949037
183	CV 153	NMC 949038
184	CV 154	NMC 949039
185	CV 155	NMC 949040
186	CV 156	NMC 949041
187	CV 157	NMC 949042
188	CV 158	NMC 949043
189	CV 159	NMC 949044
190	CV 160	NMC 949045
191	CV 161	NMC 949046
192	CV 162	NMC 949047
193	CV 163	NMC 949048
194	CV 164	NMC 949049
195	CV 165	NMC 949050
196	CV 166	NMC 949051
197	CV 167	NMC 949052
198	CV 168	NMC 949053
199	CV 169	NMC 949054
200	CV 170	NMC 949055
201	CV 171	NMC 949056
202	CV 172	NMC 949057
203	CV 173	NMC 949058
204	CV 174	NMC 949059
205	CV 175	NMC 949060
206	CV 176	NMC 949061
207	CV 177	NMC 949062
208	CV 178	NMC 949063
209	CV 179	NMC 949064
210	CV 180	NMC 949065
211	CV 181	NMC 949066
212	CV 182	NMC 949067
213	CV 183	NMC 949068
214	CV 184	NMC 949069
215	CV 185	NMC 949070
216	CV 186	NMC 949071
217	CV 187	NMC 949072
218	CV 188	NMC 949073
219	CV 189	NMC 949074
220	CV 190	NMC 949075
221	CV 191	NMC 949076
222	CV 192	NMC 949077
223	CV 193	NMC 949078

#	Claim Name	BLM Serial Number
224	CV 194	NMC 949079
225	CV 195	NMC 949080
226	CV 196	NMC 949081
227	CV 197	NMC 949082
228	CV 198	NMC 949083
229	CV 199	NMC 949084
230	CV 200	NMC 949085
231	CV 201	NMC 949086
232	CV 202	NMC 949087
233	CV 203	NMC 949088
234	CV 204	NMC 949089
235	CV 205	NMC 949090
236	CV 206	NMC 949091
237	CV 207	NMC 949092
238	CV 208	NMC 949093
239	CV 209	NMC 949094
240	CV 210	NMC 949095
241	CV 211	NMC 949096
242	CV 212	NMC 949097
243	CV 213	NMC 949098
244	CV 214	NMC 949099
245	CV 215	NMC 949100
246	CV 216	NMC 949101
247	CV 217	NMC 949102
248	CV 218	NMC 949103
249	CV 219	NMC 949104
250	CV 220	NMC 949105
251	CV 221	NMC 949106
252	CV 222	NMC 949107
253	CV 223	NMC 949108
254	CV 224	NMC 949109
255	CV 225	NMC 949110
256	CV 226	NMC 949111
257	CV 227	NMC 949112
258	CV 228	NMC 949113
259	CV 229	NMC 949114
260	CV 230	NMC 949115
261	CV 231	NMC 949116
262	CV 232	NMC 949117
263	CV 233	NMC 949118
264	CV 234	NMC 949119
265	CV 235	NMC 949120

#	Claim Name	BLM Serial Number
266	CV 236	NMC 949121
267	CV 237	NMC 949122
268	CV 238	NMC 949123
269	CV 239	NMC 949124
270	CV 240	NMC 949125
271	CV 241	NMC 949126
272	CV 242	NMC 949127
273	CV 243	NMC 949128
274	CV 244	NMC 949129
275	CV 245	NMC 949130
276	CV 246	NMC 949131
277	CV 247	NMC 949132
278	CV 248	NMC 949133
279	CV 249	NMC 949134
280	CV 250	NMC 949135
281	CV 251	NMC 949136
282	CV 252	NMC 949137
283	CV 361	NMC 949246
284	CV 362	NMC 949247
285	CV 363	NMC 949248
286	CV 364	NMC 949249
287	CV 365	NMC 949250
288	CV 366	NMC 949251
289	CV 367	NMC 949252
290	CV 368	NMC 949253
291	CV 369	NMC 949254
292	CV 370	NMC 949255
293	CV 371	NMC 949256
294	CV 372	NMC 949257
295	CV 373	NMC 949258
296	CV 374	NMC 949259
297	CV 375	NMC 949260
298	CV 376	NMC 949261
299	CV 377	NMC 949262
300	CV 378	NMC 949263
301	CV 379	NMC 949264
302	CV 380	NMC 949265
303	CV 381	NMC 949266
304	CV 382	NMC 949267
305	CV 383	NMC 949268
306	CV 384	NMC 949269
307	CV 385	NMC 949270

#	Claim Name	BLM Serial Number
308	CV 386	NMC 949271
309	CV 387	NMC 949272
310	CV 388	NMC 949273
311	CV 389	NMC 949274
312	CV 390	NMC 949275
313	CV 391	NMC 949276
314	CV 392	NMC 949277
315	CV 393	NMC 949278
316	CV 394	NMC 949279
317	CV 395	NMC 949280
318	CV 396	NMC 949281
319	CV 397	NMC 949282
320	CV 398	NMC 949283
321	CV 399	NMC 949284
322	CV 400	NMC 949285
323	CV 401	NMC 949286
324	CV 402	NMC 949287
325	CV 403	NMC 949288
326	CV 404	NMC 949289
327	CV 405	NMC 949290
328	CV 406	NMC 949291
329	CV 407	NMC 949292
330	CV 408	NMC 949293
331	CV 409	NMC 949294
332	CV 410	NMC 949295
333	CV 411	NMC 949296
334	CV 412	NMC 949297
335	CV 413	NMC 949298
336	CV 414	NMC 949299
337	CV 415	NMC 949300
338	CV 416	NMC 949301
339	CV 417	NMC 949302
340	CV 418	NMC 949303
341	CV 419	NMC 949304
342	CV 420	NMC 949305
343	CV 421	NMC 949306
344	CV 422	NMC 949307
345	CV 423	NMC 949308
346	CV 424	NMC 949309
347	CV 425	NMC 949310
348	CV 426	NMC 949311
349	CV 427	NMC 949312

#	Claim Name	BLM Serial Number
350	CV 428	NMC 949313
351	CV 429	NMC 949314
352	CV 430	NMC 949315
353	CV 431	NMC 949316
354	CV 432	NMC 949317
355	RC 1	NMC 828269
356	RC 2	NMC 828270
357	RC 3	NMC 828271
358	RC 4	NMC 828272
359	RC 5	NMC 828273
360	RC 6	NMC 828274
361	RC 7	NMC 828275
362	RC 8	NMC 828276
363	RC 9	NMC 828277
364	RC 10	NMC 828278
365	RC 11	NMC 828279
366	RC 12	NMC 828280
367	RC 101	NMC 828293
368	RC 102	NMC 828294
369	RC 103	NMC 828295
370	RC 104	NMC 828296
371	RK 109	NMC 828772
372	RK 110	NMC 828773
373	RK 111	NMC 828774
374	RK 112	NMC 828775
375	RK 113	NMC 828776
376	RK 114	NMC 828777
377	RK 115	NMC 828778
378	RK 116	NMC 828779
379	RK 117	NMC 828780
380	RK 118	NMC 828781
381	RK 119	NMC 828782
382	RK 120	NMC 828783
383	RK 121	NMC 828784
384	RK 122	NMC 828785
385	RK 123	NMC 828786
386	RK 124	NMC 828787
387	RK 125	NMC 828788
388	RK 126	NMC 828789
389	RK 127	NMC 828790
390	RK 128	NMC 828791
391	RK 129	NMC 828792

#	Claim Name	BLM Serial Number
392	RK 130	NMC 828793
393	RK 131	NMC 828794
394	RK 132	NMC 828795
395	RK 133	NMC 828796
396	RK 134	NMC 828797
397	RK 135	NMC 828798
398	RK 136	NMC 828799
399	RK 137	NMC 828800
400	RK 138	NMC 828801
401	RK 139	NMC 828802
402	RK 140	NMC 828803
403	RK 141	NMC 828804
404	RK 142	NMC 828805
405	RK 143	NMC 828806
406	RK 144	NMC 828807
407	AL 228	NMC 828808
408	AL 229	NMC 828809
409	AL 230	NMC 828810
410	AL 231	NMC 828811
411	AL 232	NMC 828812
412	AL 233	NMC 828813
413	AL 234	NMC 828814
414	AL 239	NMC 828815
415	AL 240	NMC 828816
416	AL 241	NMC 828817
417	AL 242	NMC 828818
418	AL 243	NMC 828819
419	AL 244	NMC 828820
420	AL 245	NMC 828821
421	AL 246	NMC 828822
422	AL 247	NMC 828823
423	AL 248	NMC 828824
424	AL 249	NMC 828825
425	AL 250	NMC 828826
426	AL 251	NMC 828827
427	AL 252	NMC 828828
428	CL 3	NMC 828831
429	CL 4	NMC 828832
430	CL 5	NMC 828833
431	CL 6	NMC 828834
432	CL 7	NMC 828835
433	CL 8	NMC 828836

#	Claim Name	BLM Serial Number
434	CL 9	NMC 828837
435	CL 10	NMC 828838
436	CL 13	NMC 828841
437	CL 14	NMC 828842
438	CL 559	NMC 828847
439	CL 560	NMC 828848
440	CL 565	NMC 828849
441	CL 566	NMC 828850
442	CL 571	NMC 828851
443	CL 572	NMC 828852
444	CL 577	NMC 828853
445	CL 578	NMC 828854
446	CL 584	NMC 828855
447	CL 585	NMC 828856
448	CL 591	NMC 828857
449	CL 592	NMC 828858
450	CL 599	NMC 828859
451	CL 600	NMC 828860
452	CL 607	NMC 828861
453	CL 608	NMC 828862
454	CL 616	NMC 828863
455	CL 617	NMC 828864
456	CL 625	NMC 828865
457	CL 626	NMC 828866
458	CL 691	NMC 828867
459	CL 693	NMC 828868
460	CL 695	NMC 828869
461	CL 697	NMC 828870
462	CL 698	NMC 828871
463	CL 699	NMC 828872
464	CL 700	NMC 828873
465	CL 701	NMC 828874
466	CL 702	NMC 828875
467	CL 704	NMC 828876
468	CL 705	NMC 828877
469	CL 706	NMC 828878
470	CL 708	NMC 828879
471	CL 709	NMC 828880
472	CL 710	NMC 828881
473	CL 712	NMC 828882
474	CL 713	NMC 828883
475	CL 714	NMC 828884

#	Claim Name	BLM Serial Number
476	CL 716	NMC 828885
477	CL 717	NMC 828886
478	CL 800	NMC 828887
479	CL 801	NMC 828888
480	CL 802	NMC 828889
481	CL 803	NMC 828890
482	CL 804	NMC 828891
483	CL 805	NMC 828892
484	CL 806	NMC 828893
485	CV 253	NMC 949138
486	CV 254	NMC 949139
487	CV 255	NMC 949140
488	CV 256	NMC 949141
489	CV 257	NMC 949142
490	CV 258	NMC 949143
491	CV 259	NMC 949144
492	CV 260	NMC 949145
493	CV 261	NMC 949146
494	CV 262	NMC 949147
495	CV 263	NMC 949148
496	CV 264	NMC 949149
497	CV 265	NMC 949150
498	CV 266	NMC 949151
499	CV 267	NMC 949152
500	CV 268	NMC 949153
501	CV 269	NMC 949154
502	CV 270	NMC 949155
503	CV 271	NMC 949156
504	CV 272	NMC 949157
505	CV 273	NMC 949158
506	CV 274	NMC 949159
507	CV 275	NMC 949160
508	CV 276	NMC 949161
509	CV 277	NMC 949162
510	CV 278	NMC 949163
511	CV 279	NMC 949164
512	CV 280	NMC 949165
513	CV 281	NMC 949166
514	CV 282	NMC 949167
515	CV 283	NMC 949168
516	CV 284	NMC 949169
517	CV 285	NMC 949170

#	Claim Name	BLM Serial Number
518	CV 286	NMC 949171
519	CV 287	NMC 949172
520	CV 288	NMC 949173
521	CV 289	NMC 949174
522	CV 290	NMC 949175
523	CV 291	NMC 949176
524	CV 292	NMC 949177
525	CV 293	NMC 949178
526	CV 294	NMC 949179
527	CV 295	NMC 949180
528	CV 296	NMC 949181
529	CV 297	NMC 949182
530	CV 298	NMC 949183
531	CV 299	NMC 949184
532	CV 300	NMC 949185
533	CV 301	NMC 949186 NMC 949187
534	CV 302
535	CV 303	NMC 949188
536	CV 304	NMC 949189
537	CV 305	NMC 949190
538	CV 306	NMC 949191
539	CV 307	NMC 949192
540	CV 308	NMC 949193
541	CV 309	NMC 949194
542	CV 310	NMC 949195
543	CV 311	NMC 949196
544	CV 312	NMC 949197
545	CV 313	NMC 949198
546	CV 314	NMC 949199
547	CV 315	NMC 949200
548	CV 316	NMC 949201
549	CV 317	NMC 949202
550	CV 318	NMC 949203
551	CV 319	NMC 949204
552	CV 320	NMC 949205
553	CV 321	NMC 949206
554	CV 322	NMC 949207
555	CV 323	NMC 949208
556	CV 324	NMC 949209
557	CV 325	NMC 949210
558	CV 326	NMC 949211
559	CV 327	NMC 949212

#	Claim Name	BLM Serial Number
560	CV 328	NMC 949213
561	CV 329	NMC 949214
562	CV 330	NMC 949215
563	CV 331	NMC 949216
564	CV 332	NMC 949217
565	CV 333	NMC 949218
566	CV 334	NMC 949219
567	CV 335	NMC 949220
568	CV 336	NMC 949221
569	CV 337	NMC 949222
570	CV 338	NMC 949223
571	CV 339	NMC 949224
572	CV 340	NMC 949225
573	CV 341	NMC 949226
574	CV 342	NMC 949227
575	CV 343	NMC 949228
576	CV 344	NMC 949229
577	CV 345	NMC 949230
578	CV 346	NMC 949231
579	CV 347	NMC 949232
580	CV 348	NMC 949233
581	CV 349	NMC 949234
582	CV 350	NMC 949235
583	CV 351	NMC 949236
584	CV 352	NMC 949237
585	CV 353	NMC 949238
586	CV 354	NMC 949239
587	CV 355	NMC 949240
588	CV 356	NMC 949241
589	CV 357	NMC 949242
590	CV 358	NMC 949243
591	CV 359	NMC 949244
592	CV 360	NMC 949245
593	CL 1	NMC 828829
594	CL 2	NMC 828830
595	CL 11	NMC 828839
596	CL 12	NMC 828840
597	CL 404	NMC 828843
598	CL 405	NMC 828844
599	CL 412	NMC 828845
600	CL 413	NMC 828846

9.	Rock Horse Property

The Rock Horse Property consists of the following 185 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	RCH 1	NMC 827951
2	RCH 2	NMC 827952
3	RCH 3	NMC 827953
4	RCH 4	NMC 827954
5	RCH 5	NMC 827955
6	RCH 6	NMC 827956
7	RCH 7	NMC 827957
8	RCH 8	NMC 827958
9	RCH 9	NMC 827959
10	RCH 10	NMC 827960
11	RCH 11	NMC 827961
12	RCH 12	NMC 827962
13	RCH 13	NMC 827963
14	RCH 14	NMC 827964
15	RCH 15	NMC 827965
16	RCH 16	NMC 827966
17	RCH 17	NMC 827967
18	RCH 18	NMC 827968
19	TC 12	NMC 827969
20	TC 13	NMC 827970
21	TC 14	NMC 827971
22	TC 19	NMC 827972
23	TC 20	NMC 827973
24	TC 21	NMC 827974
25	TC 24	NMC 827975
26	TC 25	NMC 827976
27	TC 26	NMC 827977
28	TC 27	NMC 827978
29	TC 28	NMC 827979
30	TC 29	NMC 827980
31	TC 30	NMC 827981
32	TC 31	NMC 827982
33	TC 32	NMC 827983
34	TC 33	NMC 827984
35	TC 34	NMC 827985
36	TC 35	NMC 827986
37	TC 36	NMC 827987
38	TC 37	NMC 827988

#	Claim Name	BLM Serial Number
39	RCH 19	NMC 830793
40	RCH 20	NMC 830794
41	RCH 21	NMC 830795
42	RCH 22	NMC 830796
43	TC 4	NMC 830797
44	TC 5	NMC 830798
45	TC 6	NMC 830799
46	TC 7	NMC 830800
47	TC 8	NMC 830801 NMC 830802
48	TC 9
49	TC 10	NMC 830803
50	TC 15	NMC 830804
51	TC 16	NMC 830805
52	TC 22	NMC 830806
53	TC 23	NMC 830807
54	TC 41	NMC 830808
55	TC 42	NMC 830809
56	TC 43	NMC 830810
57	TC 44	NMC 830811
58	TC 45	NMC 830812
59	TC 46	NMC 830813
60	TC 47	NMC 830814
61	TC 48	NMC 830815
62	TC 49	NMC 830816
63	TC 52	NMC 830817
64	TC 53	NMC 830818
65	TC 54	NMC 830819
66	TC 55	NMC 830820
67	STC 1	NMC 830821
68	STC 2	NMC 830822
69	STC 3	NMC 830823
70	STC 4	NMC 830824
71	STC 5	NMC 830825
72	STC 6	NMC 830826
73	STC 7	NMC 830827
74	STC 8	NMC 830828
75	STC 9	NMC 830829
76	STC 10	NMC 830830
77	STC 11	NMC 830831
78	STC 12	NMC 830832
79	STC 13	NMC 830833
80	STC 14	NMC 830834

#	Claim Name	BLM Serial Number
81	STC 15	NMC 830835
82	STC 16	NMC 830836
83	STC 17	NMC 830837
84	STC 18	NMC 830838
85	STC 19	NMC 830839
86	STC 20	NMC 830840
87	STC 21	NMC 830841
88	STC 22	NMC 830842
89	STC 23	NMC 830843
90	STC 24	NMC 830844
91	STC 25	NMC 830845
92	STC 26	NMC 830846
93	STC 27	NMC 830847
94	STC 28	NMC 830848
95	STC 29	NMC 830849
96	STC 30	NMC 830850
97	STC 31	NMC 830851
98	STC 32	NMC 830852
99	STC 33	NMC 830853
100	STC 34	NMC 830854
101	STC 35	NMC 830855
102	STC 36	NMC 830856
103	STC 37	NMC 830857
104	STC 38	NMC 830858
105	STC 39	NMC 830859
106	STC 40	NMC 830860
107	STC 41	NMC 830861
108	STC 42	NMC 830862
109	STC 43	NMC 830863
110	STC 44	NMC 830864
111	STC 45	NMC 830865
112	STC 46	NMC 830866
113	STC 47	NMC 830867
114	STC 48	NMC 830868
115	STC 49	NMC 830869
116	STC 50	NMC 830870
117	STC 51	NMC 830871
118	STC 52	NMC 830872
119	STC 53	NMC 830873
120	STC 54	NMC 830874
121	STC 55	NMC 830875
122	STC 56	NMC 830876

#	Claim Name	BLM Serial Number
123	STC 57	NMC 830877
124	STC 58	NMC 830878
125	STC 59	NMC 830879
126	STC 60	NMC 830880
127	STC 61	NMC 830881
128	STC 62	NMC 830882
129	STC 63	NMC 830883
130	STC 64	NMC 830884
131	STC 65	NMC 830885
132	STC 66	NMC 830886
133	STC 67	NMC 830887
134	STC 68	NMC 830888
135	STC 69	NMC 830889
136	STC 70	NMC 830890
137	STC 71	NMC 830891
138	STC 72	NMC 830892
139	STC 73	NMC 830893
140	STC 74	NMC 830894
141	STC 75	NMC 830895
142	STC 76	NMC 830896
143	STC 77	NMC 830897
144	STC 78	NMC 830898
145	STC 79	NMC 830899
146	STC 80	NMC 830900
147	STC 81	NMC 830901
148	STC 82	NMC 830902
149	STC 83	NMC 830903
150	STC 84	NMC 830904
151	STC 85	NMC 830905
152	STC 86	NMC 830906
153	STC 87	NMC 830907
154	STC 88	NMC 830908
155	STC 89	NMC 830909
156	STC 90	NMC 830910
157	STC 91	NMC 830911
158	STC 92	NMC 830912
159	STC 93	NMC 830913
160	STC 94	NMC 830914
161	STC 95	NMC 830915
162	STC 96	NMC 830916
163	STC 97	NMC 830917
164	STC 98	NMC 830918

#	Claim Name	BLM Serial Number
165	STC 99	NMC 830919
166	STC 100	NMC 830920
167	STC 101	NMC 830921
168	STC 102	NMC 830922
169	STC 103	NMC 830923
170	STC 104	NMC 830924
171	STC 105	NMC 830925
172	STC 106	NMC 830926
173	STC 107	NMC 830927
174	STC 108	NMC 830928
175	STC 109	NMC 830929
176	STC 110	NMC 830930
177	STC 111	NMC 830931
178	STC 112	NMC 830932
179	STC 113	NMC 830933
180	STC 114	NMC 830934
181	STC 115	NMC 830935
182	STC 116	NMC 830936
183	STC 117	NMC 830937
184	STC 118	NMC 830938
185	STC 119	NMC 830939

10.	Santa Renia Property

The Santa Renia Property consists of the following 186 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	Jammer Chair 1	NMC 801940
2	Jammer Chair 2	NMC 801941
3	Jammer Chair 3	NMC 801942
4	Jammer Chair 4	NMC 801943
5	Jammer Chair 5	NMC 801944
6	Jammer Chair 6	NMC 801945
7	Jammer Chair 7	NMC 801946
8	Jammer Chair 8	NMC 801947
9	Jammer Chair 9	NMC 801948
10	Jammer Chair 10	NMC 801949
11	Jammer Chair 11	NMC 801950
12	Jammer Chair 12	NMC 801951
13	Jammer Chair 13	NMC 801952
14	Jammer Chair 14	NMC 801953
15	Jammer Chair 15	NMC 801954

#	Claim Name	BLM Serial Number
16	Jammer Chair 16	NMC 801955
17	Jammer Chair 17	NMC 801956
18	Jammer Chair 18	NMC 801957
19	Jammer Chair 19	NMC 801958
20	Jammer Chair 20	NMC 801959
21	Jammer Chair 21	NMC 801960
22	Jammer Chair 22	NMC 801961
23	Jammer Chair 23	NMC 801962
24	Jammer Chair 24	NMC 801963
25	Jammer Chair 25	NMC 801964
26	Jammer Chair 26	NMC 801965
27	Jammer Chair 27	NMC 801966
28	Hat 1	NMC 1022590
29	Hat 2	NMC 1022591
30	Hat 3	NMC 1022592
31	Hat 4	NMC 1022593
32	Hat 5	NMC 1022594
33	Hat 6	NMC 1022595
34	Hat 7	NMC 1022596
35	Hat 8	NMC 1022597
36	Hat 9	NMC 1022598
37	Hat 10	NMC 1022599
38	Hat 11	NMC 1022600
39	Hat 12	NMC 1022601
40	Hat 13	NMC 1022602
41	Hat 14	NMC 1022603
42	Hat 15	NMC 1022604
43	Hat 16	NMC 1022605
44	Hat 17	NMC 1022606
45	Hat 18	NMC 1022607
46	Hat 19	NMC 1022608
47	Hat 20	NMC 1022609
48	Hat 21	NMC 1022610
49	Hat 22	NMC 1022611
50	Hat 23	NMC 1022612
51	Hat 24	NMC 1022613
52	Hat 25	NMC 1022614
53	Hat 26	NMC 1022615
54	Hat 27	NMC 1022616
55	Hat 28	NMC 1022617
56	Hat 29	NMC 1022618
57	Hat 30	NMC 1022619

#	Claim Name	BLM Serial Number
58	Hat 31	NMC 1022620
59	Hat 32	NMC 1022621
60	Hat 33	NMC 1022622
61	Hat 34	NMC 1022623
62	Hat 35	NMC 1022624
63	Hat 36	NMC 1022625
64	Hat 37	NMC 1022626
65	Hat 38	NMC 1022627
66	Hat 39	NMC 1022628
67	Hat 40	NMC 1022629
68	Hat 41	NMC 1022630
69	Hat 42	NMC 1022631
70	Hat 43	NMC 1022632
71	Hat 44	NMC 1022633
72	Hat 45	NMC 1022634
73	Hat 46	NMC 1022635
74	Hat 47	NMC 1022636
75	Hat 48	NMC 1022637
76	Hat 49	NMC 1022638
77	Hat 50	NMC 1022639
78	Hat 51	NMC 1022640
79	Hat 52	NMC 1022641
80	Hat 53	NMC 1022642
81	Hat 54	NMC 1022643
82	Hat 55	NMC 1022644
83	Hat 56	NMC 1022645
84	Hat 57	NMC 1022646
85	Hat 58	NMC 1022647
86	Hat 59	NMC 1022648
87	Hat 60	NMC 1022649
88	Hat 61	NMC 1022650
89	Hat 62	NMC 1022651
90	Hat 63	NMC 1022652
91	Hat 64	NMC 1022653
92	Hat 65	NMC 1022654
93	Hat 66	NMC 1022655
94	Hat 67	NMC 1022656
95	Hat 68	NMC 1022657
96	Hat 69	NMC 1022658
97	Hat 70	NMC 1022659
98	Hat 71	NMC 1022660
99	Hat 72	NMC 1022661

#	Claim Name	BLM Serial Number
100	Hat 73	NMC 1022662
101	Hat 74	NMC 1022663
102	Hat 75	NMC 1022664
103	Hat 76	NMC 1022665
104	Hat 77	NMC 1022666
105	Hat 78	NMC 1022667
106	Hat 79	NMC 1022668
107	Hat 80	NMC 1022669
108	Hat 81	NMC 1022670
109	Hat 82	NMC 1022671
110	Hat 83	NMC 1022672
111	Hat 84	NMC 1022673
112	Hat 85	NMC 1022674
113	Hat 86	NMC 1022675
114	Hat 87	NMC 1022676
115	Hat 88	NMC 1022677
116	Hat 89	NMC 1022678
117	Hat 90	NMC 1022679
118	Hat 91	NMC 1022680
119	Hat 92	NMC 1022681
120	Hat 93	NMC 1022682
121	Hat 94	NMC 1022683
122	Hat 95	NMC 1022684
123	Hat 96	NMC 1022685
124	Hat 97	NMC 1022686
125	Hat 98	NMC 1022687
126	Hat 99	NMC 1022688
127	Hat 100	NMC 1022689
128	Hat 101	NMC 1022690
129	Hat 102	NMC 1022691
130	Hat 103	NMC 1022692
131	Hat 104	NMC 1022693
132	Hat 105	NMC 1022694
133	Hat 106	NMC 1022695
134	Hat 107	NMC 1022696
135	Hat 108	NMC 1022697
136	Hat 109	NMC 1022698
137	Hat 110	NMC 1022699
138	Hat 111	NMC 1022700
139	Hat 112	NMC 1022701
140	Hat 113	NMC 1022702
141	Hat 114	NMC 1022703

#	Claim Name	BLM Serial Number
142	Hat 115	NMC 1022704
143	Hat 116	NMC 1022705
144	Hat 117	NMC 1022706
145	Hat 118	NMC 1022707
146	Hat 119	NMC 1022708
147	Hat 120	NMC 1022709
148	Hat 121	NMC 1022710
149	Hat 122	NMC 1022711
150	Hat 123	NMC 1022712
151	Hat 124	NMC 1022713
152	Hat 125	NMC 1022714
153	Hat 126	NMC 1022715
154	Hat 127	NMC 1022716
155	Hat 128	NMC 1022717
156	Hat 129	NMC 1022718
157	Hat 130	NMC 1022719
158	Hat 131	NMC 1022720
159	Hat 132	NMC 1022721
160	Hat 133	NMC 1022722
161	Hat 134	NMC 1022723
162	Hat 135	NMC 1022724
163	Hat 136	NMC 1022725
164	Hat 137	NMC 1022726
165	Hat 138	NMC 1022727
166	Hat 139	NMC 1022728
167	Hat 140	NMC 1022729
168	Hat 141	NMC 1022730
169	Hat 142	NMC 1022731
170	Hat 143	NMC 1022732
171	Hat 144	NMC 1022733
172	Hat 145	NMC 1022734
173	Hat 146	NMC 1022735
174	Hat 147	NMC 1022736
175	Hat 148	NMC 1022737
176	Hat 149	NMC 1022738
177	Hat 150	NMC 1022739
178	Hat 151	NMC 1022740
179	Hat 152	NMC 1022741
180	Hat 153	NMC 1022742
181	Hat 154	NMC 1022743
182	Hat 155	NMC 1022744
183	Hat 156	NMC 1022745

#	Claim Name	BLM Serial Number
184	Hat 157	NMC 1022746
185	Hat 158	NMC 1022747
186	Hat 159	NMC 1022748

11.	Sno Property

The Sno Property consists of the following 78 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	SNO 45	NMC 845560
2	SNO 46	NMC 845561
3	SNO 47	NMC 845562
4	SNO 48	NMC 845563
5	SNO 49	NMC 845564
6	SNO 50	NMC 845565
7	SNO 51	NMC 845566
8	SNO 52	NMC 845567
9	SNO 53	NMC 845568
10	SNO 54	NMC 845569
11	SNO 55	NMC 845570
12	SNO 56	NMC 845571
13	SNO 57	NMC 845572
14	SNO 58	NMC 845573
15	SNO 59	NMC 845574
16	SNO 60	NMC 845575
17	SNO 61	NMC 845576
18	SNO 62	NMC 845577
19	SNO 63	NMC 845578
20	SNO 64	NMC 845579
21	SNO 65	NMC 845580
22	SNO 66	NMC 845581
23	SNO 67	NMC 845582
24	SNO 68	NMC 845583
25	SNO 69	NMC 845584
26	SNO 70	NMC 845585
27	SNO 71	NMC 845586
28	SNO 72	NMC 845587
29	SNO 73	NMC 845588
30	SNO 74	NMC 845589
31	SNO 75	NMC 845590
32	SNO 76	NMC 845591
33	SNO 77	NMC 845592

34	SNO 78	NMC 845593
35	SNO 79	NMC 845594
36	SNO 80	NMC 845595
37	SNO 81	NMC 845596
38	SNO 82	NMC 845597
39	SNO 83	NMC 845598
40	SNO 84	NMC 845599
41	SNO 85	NMC 845600
42	SNO 86	NMC 845601
43	SNO 87	NMC 845602
44	SNO 88	NMC 845603
45	SNO 90	NMC 845605
46	SNO 91	NMC 845606
47	SNO 92	NMC 845607
48	SNO 93	NMC 845608
49	SNO 94	NMC 845609
50	SNO 96	NMC 845611
51	SNO 173	NMC 845612
52	SNO 174	NMC 845613
53	SNO 175	NMC 845614
54	SNO 176	NMC 845615
55	SNO 177	NMC 845616
56	SNO 178	NMC 845617
57	JAM 1	NMC 870873
58	JAM 2	NMC 870874
59	JAM 3	NMC 870875
60	JAM 4	NMC 870876
61	JAM 5	NMC 870877
62	JAM 6	NMC 870878
63	JAM 7	NMC 870879
64	JAM 8	NMC 870880
65	JAM 9	NMC 870881
66	JAM 10	NMC 870882
67	JAM 11	NMC 870883
68	JAM 12	NMC 870884
69	JAM 13	NMC 870885
70	JAM 14	NMC 870886
71	JAM 15	NMC 870887
72	JAM 16	NMC 870888
73	JAM 17	NMC 870889
74	JAM 18	NMC 870890
75	JAM 19	NMC 870891
76	JAM 20	NMC 870892
77	SNO 89	NMC 929247
78	SNO 95	NMC 929248

12.	Wilson Peak Property

The Wilson Peak Property consists of the following 87 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	CS 5	NMC 783162
2	CS 7	NMC 783164
3	CS 41	NMC 784343
4	CS 42	NMC 784344
5	CS 43	NMC 784345
6	CS 44	NMC 784346
7	Lime 1	NMC 847594
8	Lime 2	NMC 847595
9	Lime 3	NMC 847596
10	Lime 4	NMC 847597
11	Lime 5	NMC 847598
12	Lime 6	NMC 847599
13	Lime 7	NMC 847600
14	Lime 8	NMC 847601
15	Lime 9	NMC 847602
16	Lime 10	NMC 847603
17	Lime 11	NMC 847604
18	Lime 12	NMC 847605
19	Lime 13	NMC 847606
20	Lime 14	NMC 847607
21	Lime 15	NMC 847608
22	Lime 16	NMC 847609
23	Lime 17	NMC 847610
24	Lime 18	NMC 847611
25	Lime 19	NMC 847612
26	Lime 20	NMC 847613
27	Lime 21	NMC 847614
28	Lime 22	NMC 847615
29	Lime 23	NMC 847616
30	Lime 24	NMC 847617
31	Lime 25	NMC 847618
32	Lime 26	NMC 847619
33	Lime 27	NMC 847620
34	Lime 28	NMC 847621
35	Lime 29	NMC 847622

#	Claim Name	BLM Serial Number
36	Lime 30	NMC 847623
37	Lime 31	NMC 847624
38	Lime 32	NMC 847625
39	Lime 33	NMC 847626
40	Lime 34	NMC 847627
41	Lime 35	NMC 847628
42	Lime 36	NMC 847629
43	Lime 37	NMC 847630
44	Lime 38	NMC 847631
45	Lime 39	NMC 847632
46	Lime 40	NMC 847633
47	Lime 41	NMC 847634
48	Lime 42	NMC 847635
49	Lime 43	NMC 847636
50	Lime 44	NMC 847637
51	Lime 45	NMC 847638
52	Lime 46	NMC 847639
53	Lime 47	NMC 847640
54	Lime 48	NMC 847641
55	Lime 49	NMC 847642
56	Lime 50	NMC 847643
57	Lime 51	NMC 847644
58	Lime 52	NMC 847645
59	Lime 53	NMC 847646
60	Lime 54	NMC 847647
61	Lime 55	NMC 847648
62	LI 1	NMC 950044
63	LI 2	NMC 950045
64	LI 3	NMC 950046
65	LI 4	NMC 950047
66	LI 5	NMC 950048
67	LI 6	NMC 950049
68	LI 7	NMC 950050
69	LI 8	NMC 950051
70	LI 9	NMC 950052
71	LI 10	NMC 950053
72	LI 11	NMC 950054
73	LI 12	NMC 950055
74	LI 13	NMC 950056
75	LI 14	NMC 950057
76	LI 15	NMC 950058
77	LI 16	NMC 950059

#	Claim Name	BLM Serial Number
78	LI 17	NMC 950060
79	LI 18	NMC 950061
80	LI 19	NMC 950062
81	LI 20	NMC 950063
82	LI 21	NMC 950064
83	LI 22	NMC 950065
84	LI 23	NMC 950066
85	LI 24	NMC 950067
86	LI 25	NMC 950068
87	LI 26	NMC 950069

13.	Woodruff Property

The Woodruff Property consists of the following 18 unpatented mining claims located in Elko County, Nevada:

#	Claim Name	BLM Serial Number
1	C #1	NMC 768212
2	C #2	NMC 768213
3	C #3	NMC 768214
4	C #4	NMC 768215
5	C #5	NMC 768216
6	C #6	NMC 768217
7	C #7	NMC 768218
8	C #8	NMC 768219
9	C #9	NMC 768220
10	C #10	NMC 768221
11	C #11	NMC 768222
12	C #12	NMC 768223
13	C #13	NMC 768224
14	C #14	NMC 768225
15	C #15	NMC 768226
16	C #16	NMC 768227
17	C #17	NMC 768228
18	C #18	NMC 768229

SCHEDULE C

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

1.	Organization and Qualification of the Company

The Company is a limited liability company duly formed and validly existing under the laws of the State of Nevada and has all necessary limited liability company power, authority and capacity to own its assets and to carry on its business as presently conducted. The Company is duly qualified, licensed or registered to conduct business and is in good standing in each jurisdiction in which its assets are located or it conducts business.

2.	Status of the Vendor and Right to Sell

The Vendor is a limited liability company existing under the laws of the State of Nevada. The Vendor is the sole registered and beneficial owner of the Company Interests free and clear of all Encumbrances other than Permitted Encumbrances. The Vendor has the exclusive right to dispose of the Company Interests as provided in the Agreement and such disposition will not violate, contravene, breach or offend against or result in any default under any material Contract, the Vendor's limited liability company agreement, Order, judgment, decree, licence, permit or Applicable Laws, to which the Vendor is a party or subject or by which the Vendor is bound or affected.

3.	Due Authorization and Enforceability of Obligations

The Vendor has all necessary limited liability company power, authority and capacity to enter into the Agreement and to carry out its obligations under the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly authorized by all necessary limited liability company action on the part of the Vendor. This Agreement constitutes, and each other agreement to be executed by the Vendor in connection with the Closing will constitute, a valid and binding obligation of the Vendor enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization or other Applicable Laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) general principles of equity.

4.	Absence of Conflicts

Except as disclosed on Section 4 of the Vendor Disclosure Letter, the Company is not a party to, bound or affected by or subject to any:

(a)	material Contracts;

(b)	charter or by-law; or

(c)	Applicable Laws or material Permits;

that would be violated in any material respect, breached in any material respect by, or under which default would occur or an Encumbrance would, or with notice or the passage of time would, be created, or in respect of which the obligations of the Company will materially increase or the rights or entitlements of the Company will materially decrease or any obligation on the part of the Company to give notice to any Governmental Authority will arise, as a result of the execution and delivery of, or the performance of obligations under, this Agreement or any other agreement to be entered into under the terms of this Agreement.

5.	Regulatory Approvals

Except as disclosed on Section 5 of the Vendor Disclosure Letter, no approval, Order, consent of or filing with any Governmental Authority is required on the part of the Vendor or the Company, in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Vendor's obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

6.	Capitalization

Section 6 of the Vendor Disclosure Letter sets forth the authorized and issued capital of the Company. At the Closing Time, the Company Interests will constitute all of the securities or membership interests in the capital of the Company. All of the Company Interests have been duly and validly issued and are outstanding as fully paid and non-assessable membership interests. No options, warrants or other rights to purchase the Company Interests and no securities or obligations convertible into or exchangeable for the Company Interests have been authorized or agreed to be issued or are outstanding.

7.	Subsidiaries

The Company does not have any Subsidiaries.

8.	Books and Records

(a)     The Books and Records of the Company fairly and correctly set out and disclose in all material respects the financial position of the Company and all material financial transactions relating to its businesses has been accurately recorded in such Books and Records.

(b)     The corporate records and minute books for the Company have been made available to the Purchaser. The minute books include complete and accurate minutes of all meetings of the managers or members for the Company, as applicable, held to date or resolutions passed by the managers or members on consent, since the date of incorporation of the Company. The register of members, register of transfers and register of managers for the Company are complete and accurate.

9.	Absence of Certain Changes or Events

Since the date of incorporation of the Company, other than the transactions contemplated in the Agreement and as disclosed in Section 9 of the Vendor Disclosure Letter, (i) the Company has not carried on any business other than owning and maintaining the Carlin Trend Properties, negotiating and entering into the Agreement and the transactions contemplated thereby and activities necessarily incidental thereto and, and (ii) there has not been any event, occurrence, development or state of circumstances or facts that was or would be reasonably expected to be, individually or in the aggregate, a Material Adverse Change to the Company.

10.	Working Capital and Liabilities

The Company has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) which continue to be outstanding, except (i) as disclosed on Section 10 of the Vendor Disclosure Letter, or (ii) as incurred in the ordinary course of business.

11.	Litigation

(a)     There are no Claims, investigations or other proceedings, including appeals, in progress, or, to the knowledge of the Company, pending or threatened against or relating to the Company before any Governmental Authority and the Company has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

(b)     There is no judgement, decree, injunction, rule or Order of any Governmental Authority or arbitrator against the Company.

12.	Properties and Mineral Rights

(a)     The Carlin Trend Properties constitute all of the Company's interests in real property (the "Company Properties"), patented claims and unpatented mining claims (the "Company Mineral Rights"). Prior to September 1, 2016, the Company paid to the Nevada State Office of the Bureau of Land Management the claim maintenance fees required to maintain the Company Mineral Rights for the 2016-2017 year. The Company has not conveyed, transferred, assigned or leased any interest in the Company Properties or Company Mineral Rights, to any third-parties. Other than the Company Properties and Company Mineral Rights, the Company does not own or have any interest in any material real property or any material mineral interests and rights.

(b)     To the knowledge of the Vendor, there is no material adverse claim against or challenge to the ownership of the Company Properties or any Company Mineral Rights except for Permitted Encumbrances and except as disclosed in Section 12(b) of the Vendor Disclosure Letter.

(c)     Neither the Vendor nor any of its affiliates has requested or created any Encumbrance on any of the Company Properties or any Company Mineral Rights, since June 18, 2015, except for Permitted Encumbrances and those royalties in existence prior to June 18, 2015 that have been registered or are in the process of being registered as set forth in Section 12(c) of the Vendor Disclosure Letter.

(d)     Other than as disclosed in Section 12(d) of the Vendor Disclosure Letter, the Company has not received any notice, whether written or oral, from any Governmental Authority of any revocation or intention to revoke any interest of the Company in the Company Properties or the Company Mineral Rights.

(e)      Other than as disclosed in Section 12(e) of the Vendor Disclosure Letter, to the knowledge of the Vendor, none of the Carlin Trend Properties are subject to a partnership, joint venture or other analogous arrangement.

(f)      The Company has not carried out any material exploration activities on the Company Properties.

13.	Taxes

(a)

The Company has duly and timely made or prepared all Tax Returns required to be made or prepared by it and has duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Authority. All such Tax Returns filed were correct and complete in all material respects.

(b)

The Company has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year, that are due and payable by it whether or not assessed by the appropriate Governmental Authority.

(c)

The Company is classified as a disregarded entity for federal Tax purposes and will continue to be classified as a disregarded entity for such purposes through the Closing. Vendor is the sole member of, and sole beneficial owner of interests in, the Company.

(d)	Vendor is a classified as a U.S. domestic partnership for federal Tax purposes and will continue to be classified as a U.S. domestic partnership for such purposes through the Closing.

(e)	All Taxes required to be paid with respect to the Company Assets have been timely paid or caused to be paid through the date hereof.

(f)

The Company and the Vendor have filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by them with respect to the Company Assets with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns were complete and correct in all material respects as of the time of filing.

(g)

There are no ongoing Tax audits or examinations and no waivers of statutes of limitations have been given or requested with respect to the Company or the Vendor with respect to any of the Company Assets.

(h)

To the knowledge of the Vendor, the Company Assets are not subject to any Tax liens, other than liens for Taxes not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate reserves are maintained in the appropriate financial statements.

(i)

To the knowledge of the Vendor, no unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed in writing against the Company or any of the Company Assets by any Governmental Authority.

(j)

To the knowledge of the Vendor, no claim has been made in writing within the last three years by any Governmental Authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(k)

All Taxes required to be withheld or collected by the Company in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder have been withheld and collected and, to the extent required by law, timely paid to the appropriate Governmental Authority.

14.	Environmental Matters

Except as disclosed on Section 14 of the Vendor Disclosure Letter:

(a)

To the knowledge of the Vendor, the Company is in possession of, and in material compliance with, all Environmental Permits that are required to own or lease the Company Properties and Company Mineral Rights and to maintain the Company Properties as maintained as of the date hereof.

(b)

From and after June 18, 2015, no activities have been carried out by the Vendor or the Company that has resulted in the Release of reportable quantities of any Hazardous Substance on, from or under any of the Company Properties or Company Mineral Rights, occurring in violation of Environmental Laws.

(c)

Neither the Vendor nor the Company has (i) received any request for information, notice, demand letter, administrative inquiry, investigation, complaint or claim, in each case in writing or (ii) been subject to, or to the knowledge of the Vendor, threatened in writing with, any governmental enforcement action, any civil, criminal or administrative action, suit, summons, citation, complaint, claim, judgment, order, proceeding, hearing, study, inquiry or investigation, in either case with respect to environmental, health or safety matters relating to the Company Assets and which may require any material work, repairs, construction or expenditures.

(d)

To the knowledge of the Vendor, there are no changes in the status, terms or conditions of any Environmental Permits held by the Company or any renewal, modification, revocation, reassurance, alteration, transfer or amendment of any such environmental approvals, consents, waivers, permits, order and exemptions or any review by, or approval of, any Governmental Authority of such environmental approvals, consents, waivers, permits, orders and exemptions that are required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated herein.

(e)

To the knowledge of the Vendor, none of the Company Properties or Company Mineral Rights are listed on a List, nor has the Vendor or Company received any written notice that any of the Company Properties or Company Mineral Rights are being considered for inclusion on a List.

(f)

To the knowledge of the Vendor, the Vendor and the Company have provided Purchaser Parties with all material assessments, audits, reports and other documents in its possession, or to Vendor's knowledge, under its control, relating to material environmental conditions, including Hazardous Substance, at, on, under or emanating from or otherwise associated with the Company Assets.

15.	Brokers

There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Vendor or the Company who might be entitled to any fee or commission from the Company in connection with the transactions contemplated by the Agreement.

SCHEDULE D

REPRESENTATIONS AND WARRANTIES OF THE RTO COUNTERPARTY

1.	Organization and Qualification

The RTO Counterparty is a corporation duly incorporated and validly existing under the laws of British Columbia and has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted. The RTO Counterparty is duly qualified, licensed or registered to conduct business and is in good standing in each jurisdiction in which its assets are located or it conducts business.

2.	Due Authorization and Enforceability of Obligations

The RTO Counterparty has all necessary corporate power, authority and capacity to enter into the Agreement and to carry out its obligations under the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate action on the part of the RTO Counterparty. This Agreement constitutes, and each other agreement to be executed by the RTO Counterparty in connection with the Closing will constitute, a valid and binding obligation of the RTO Counterparty enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization or other Applicable Laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) general principles of equity.

3.	Absence of Conflicts

The RTO Counterparty is a not a party to, bound or affected by or subject to any:

(a)	Contract;

(b)	charter or by-law; or

(c)	Applicable Laws or Governmental Authorizations;

that would be violated in any material respect, breached in any material respect by, or under which default would occur or an Encumbrance would, or with notice or the passage of time would, be created, or in respect of which the obligations of the RTO Counterparty will materially increase or the rights or entitlements of the RTO Counterparty will materially decrease or any obligation on the part of the RTO Counterparty to give notice to any Governmental Authority will arise, as a result of the execution and delivery of, or the performance of obligations under, this Agreement or any other agreement to be entered into under the terms of this Agreement (including the Investor Rights Agreement).

4.	Regulatory Approvals

Except for all filings with and approvals of the Court required to complete the Plan of Arrangement, no approval, Order, consent of or filing with any Governmental Authority is required on the part of the RTO Counterparty in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the RTO Counterparty's obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

5.	Capitalization

The authorized share capital of the RTO Counterparty consists of an unlimited number of RTO Counterparty Shares. As of the date of this Agreement, 5,000,000 RTO Counterparty Shares were issued and outstanding. All outstanding RTO Counterparty Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights. Any RTO Counterparty Shares issued in accordance with the terms of the Agreement will be duly authorized and validly issued as fully paid and non-assessable and will not be subject to any pre-emptive rights. Other than as contemplated herein in connection with the Founders' Financing, Seed Financing and Financings, there are no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the RTO Counterparty of any shares of the RTO Counterparty or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of the RTO Counterparty.

6.	Subsidiaries

The RTO Counterparty does not have any Subsidiaries.

7.	Books and Records

(a)      The Books and Records of the RTO Counterparty fairly and correctly set out and disclose in all material respects the financial position of the RTO Counterparty and all material financial transactions relating to each of their businesses has been accurately recorded in such Books and Records. The Books and Records of the RTO Counterparty stored on computer-related or other electronic media are appropriately organized and indexed.

(b)      The notice of articles and articles for the RTO Counterparty, including any and all amendments, have been delivered or made available to the Vendor and such notice of articles and articles are in full force and effect and no amendments are being made to them.

(c)      The corporate records and minute books for the RTO Counterparty have been made available to the Vendor. The minute books include complete and accurate minutes of all meetings of the directors or shareholders for the RTO Counterparty, as applicable, held to date or resolutions passed by the directors or shareholders on consent, since incorporation. The register of shareholders, register of transfers and register of directors for the RTO Counterparty are complete and accurate.

8.	Securities Law Matters

On the Closing Date, the Issuer will have filed in a timely manner all documents and information required to be filed by it under Applicable Securities Laws with all applicable Governmental Authorities and the TSXV and all such documents and information will have been, as of their respective dates of such filings, in compliance in all material respects with all Applicable Securities Laws and at the time filed did not contain any misrepresentations. The Issuer will not have filed any confidential material change report with any Governmental Authority or the TSXV which remains confidential as of Closing Date.

9.	Absence of Certain Changes or Events

The RTO Counterparty was incorporated on November 23, 2016 for the purpose of entering into this Agreement, the Arrangement Agreement and completing the transactions contemplated hereby, including the Financings and the RTO (including the Plan of Arrangement). Since the date of its incorporation, the RTO Counterparty has not carried on any business or undertaking other than the negotiation and entry into of this Agreement and the Arrangement Agreement, negotiations in respect of the Financings and the RTO (including the Plan of Arrangement), and matters necessarily incidental thereto.

10.	Absence of Undisclosed Liabilities

The RTO Counterparty has not incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise), which continue to be outstanding, other than liabilities or obligations incurred by professional advisors.

11.	Compliance with Laws

The operations of the RTO Counterparty have been and are now conducted in compliance in all material respects with all Applicable Laws which have been and are now applicable to the business of the RTO Counterparty and the RTO Counterparty has not received any notice of any alleged violation of any such Applicable Laws.

12.	Litigation

(a)      There are no Claims, investigations or other proceedings, including appeals, in progress, or, to the knowledge of the RTO Counterparty, pending or threatened against or relating to the Purchaser before any Governmental Authority and the RTO Counterparty has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

(b)      There is no judgement, decree, injunction, rule or Order of any Governmental Authority or arbitrator against the RTO Counterparty.

13.	Material Contracts

As of the date hereof, the RTO Counterparty has no material Contracts other than this Agreement and the Arrangement Agreement.

14.	Taxes

(a)      The RTO Counterparty has duly and timely made or prepared all Tax Returns required to be made or prepared by it, has duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Authority and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon.

(b)      The RTO Counterparty has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year, that are due and payable by it whether or not assessed by the appropriate Governmental Authority.

SCHEDULE E

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

1.	Organization and Qualification

The Purchaser is a corporation validly existing under the laws of the Province of British Columbia, and shall following the Plan of Arrangement and immediately before the closing of the RTO be a corporation existing under the laws of the State of Nevada, and has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted. The Purchaser is duly qualified, licensed or registered to conduct business and is in good standing in each jurisdiction in which its assets are located or it conducts business.

2.	Articles of Incorporation and By-Laws

The Purchaser shall, following the Plan of Arrangement and immediately before the closing of the RTO, adopt the articles of incorporation and by-laws in substantially the forms as currently contemplated by the Arrangement Agreement, with such changes, amendments or additions that may be necessary to consummate the transactions contemplated in the Agreement or required by Applicable Laws, and as consented to by the Vendor, such consent not to be unreasonably withheld or delayed.

3.	Residence

The Issuer shall following the Plan of Arrangement and immediately before the closing of the RTO be, a domestic corporation within the meaning of Section 7701(a)(3)(C) of the Code.

4.	Due Authorization and Enforceability of Obligations

The Purchaser has all necessary corporate power, authority and capacity to enter into the Agreement and to carry out its obligations under the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser, other than the shareholder approval at the Meeting. This Agreement constitutes, and each other agreement to be executed by the Purchaser in connection with the Closing will constitute, a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization or other Applicable Laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) general principles of equity. The Payment Shares will have been duly authorized for issuance and sale by the Resulting Issuer pursuant to this Agreement.

5.	Absence of Conflicts

The Purchaser is a not a party to, bound or affected by or subject to any:

(a)	Contract;

(b)	charter or by-law; or

(c)	Applicable Laws or Governmental Authorizations;

that would be violated in any material respect, breached in any material respect by, or under which default would occur or an Encumbrance would, or with notice or the passage of time would, be created, or in respect of which the obligations of the Purchaser will materially increase or the rights or entitlements of the Purchaser will materially decrease or any obligation on the part of the Purchaser to give notice to any Governmental Authority will arise, as a result of the execution and delivery of, or the performance of obligations under, this Agreement or any other agreement to be entered into under the terms of this Agreement (including the Investor Rights Agreement).

6.	Regulatory Approvals

Except for the approval of the TSXV for the RTO and all filings with and approvals of the court and other Governmental Authorities required to complete the transactions comprising the RTO (including the Plan of Arrangement) and the Plan of Arrangement, no approval, Order, consent of or filing with any Governmental Authority is required on the part of the Purchaser in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Purchaser's obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

7.	Capitalization

(a)      The authorized share capital of the Purchaser consists of an unlimited number of Purchaser Shares. As of the date of this Agreement, 22,155,978 Purchaser Shares were issued and outstanding. All outstanding Purchaser Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights. Any Purchaser Shares issued in accordance with the terms of the Agreement will be duly authorized and validly issued as fully paid and non-assessable and will not be subject to any pre-emptive rights. There are no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Purchaser of any shares of the Purchaser or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of the Purchaser. The Purchaser Shares are not listed or quoted on any market.

(b)      There are no outstanding contractual obligations of the Purchaser to repurchase, redeem or otherwise acquire any Purchaser Shares.

(c)      No order ceasing or suspending trading in securities of the Purchaser or prohibiting the sale of such securities has been issued and is outstanding against the Purchaser or its directors, officers or promoters and, to the knowledge of the Purchaser, no proceedings for that purpose have been instituted or are pending, contemplated or threatened under any Applicable Securities Laws or by any other Governmental Authority.

(d)      All Purchaser Shares have been issued in compliance with all Applicable Securities Laws.

(e)      Upon the Closing, the Vendor will be issued 37% (or such greater percentage as results from the operations of Section 2.3(b) of the Agreement, if applicable) of the Common Shares on a fully-diluted basis (excluding the Preferred Shares) immediately following the completion of the RTO (including, for certainty, the Seed Financing, the Financings, the Founders' Financing, any other share issuance completed prior to or concurrently with the RTO and the issuance of securities to the Founders, and the shareholders of the RTO Counterparty, and any of their respective related entities and affiliates).

8.	Subsidiaries

Except for the RTO Counterparty (after closing of the RTO), the Purchaser does not have any Subsidiaries.

9.	Shareholder and Similar Agreements

The Purchaser is not a party to any shareholder, pooling, voting trust or other similar agreement relating to the issued and outstanding shares in the capital of the Purchaser.

10.	Reports

The Purchaser has filed with all applicable Governmental Authorities true and complete copies of the Purchaser Public Documents that the Purchaser is required to file therewith. The Purchaser Public Documents at the time filed: (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (b) complied in all material respects with the requirements of Applicable Securities Laws. The Purchaser has not filed any confidential material change report with any Governmental Authority which at the date hereof remains confidential.

11.	Books and Records

(a)      The Books and Records of the Purchaser fairly and correctly set out and disclose in all material respects the financial position of the Purchaser and all material financial transactions relating to each of their businesses has been accurately recorded in such Books and Records. The Books and Records of the Purchaser stored on computer-related or other electronic media are appropriately organized and indexed.

(b)      The notice of articles and articles for the Purchaser, including any and all amendments, have been delivered or made available to the Vendor and such notice of articles and articles as so amended are in full force and effect and no amendments are being made to them, except as contemplated by the Agreement and the RTO.

(c)      The corporate records and minute books for the Purchaser have been made available to the Vendor. The minute books include complete and accurate minutes of all meetings of the directors or shareholders for the Purchaser, as applicable, held to date or resolutions passed by the directors or shareholders on consent, since the continuation of the Purchaser to British Columbia on June 14, 2006. The central securities register and register of directors for the Purchaser are complete and accurate. The central securities register of the Purchaser is maintained by Computershare Investor Services Inc.

12.	Securities Law Matters

(a)      The Purchaser is a reporting issuer in the Provinces of Alberta and British Columbia and in the Yukon Territory, is in material compliance with all Applicable Securities Laws therein and is not on the list of reporting issuers in default under Applicable Securities Laws of such provinces and territory. On the Closing Date, the Issuer will be a reporting issuer (where such concept exists) in the Provinces of Alberta and British Columbia and the Yukon Territory, will be in material compliance with all Applicable Securities Laws therein and will not be on the list of reporting issuers in default under the Applicable Securities Laws of such provinces or territory, as applicable.

(b)      On the Closing Date, the Common Shares will be conditionally approved by the TSXV for listing on the TSXV and the Issuer will be in material compliance with the rules of the TSXV.

(c)      On the Closing Date, the Issuer will not be subject to any delisting, suspension of trading in or cease trading or other order that may operate to prevent or restrict trading in the Common Shares, and no proceedings will have been initiated or be pending or threatened by any Governmental Authority in relation thereto.

(d)      On the Closing Date, the Issuer will have filed in a timely manner all documents and information required to be filed by it under Applicable Securities Laws with all applicable Governmental Authorities and the TSXV and all such documents and information will have been, as of their respective dates of such filings, in compliance in all material respects with all applicable Canadian Securities Laws and at the time filed did not contain any misrepresentations. The Issuer will not have filed any confidential material change report with any Governmental Authority or the TSXV which remains confidential as of the Closing Date.

13.	Absence of Certain Changes or Events

Since December 31, 2015:

(a)      the Purchaser has conducted its business only in the ordinary course of business and consistent with past practice;

(b)      the Purchaser has not incurred any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which has had or is reasonably likely to give rise to a Material Adverse Change;

(c)      there has not been any event, circumstance or occurrence which has had or is reasonably likely to give rise to a Material Adverse Change;

(d)      there has not been any change in the accounting practices used by the Purchaser, except as disclosed in the Purchaser Public Documents;

(e)      except as disclosed in the Purchaser Public Documents, there has not been any increase in the salary, bonus or other remuneration payable to any officer, director, employee or consultant of the Purchaser;

(f)      there has not been any redemption, repurchase or other acquisition of securities of the Purchaser by the Purchaser or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to shares in the capital of the Purchaser;

(g)      the Purchaser has not entered into any material Contract other than this Agreement and the Arrangement Agreement;

(h)      the Purchaser has not hired any Employees; and

(i)      there has not been any satisfaction or settlement of any material claims or material liabilities that were not reflected in the Purchaser's audited financial statements.

14.	Financial Statements

(a)      The audited financial statements for the Purchaser as at and for each of the fiscal years ended on December 31, 2015 and 2014 including the notes thereto and the report by the Purchaser's auditors thereon and the condensed interim financial statements for the Purchaser as at and for the nine months ended September 30, 2016 and 2015 including the notes thereto have been, and all financial statements of the Purchaser which are publicly disseminated by the Purchaser in respect of any subsequent periods prior to the Closing of the RTO will be, prepared in accordance with GAAP applied on a basis consistent with prior periods and all Applicable Laws and present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), financial position and results of operations of the Purchaser as of the respective dates thereof and its results of operations and cash flows for the respective periods covered thereby. There are no outstanding loans made by the Purchaser to any executive officer of the Purchaser. There has been no material change in the Purchaser's accounting policies.

(b)      Since December 31, 2015, neither the Purchaser, nor, to the Purchaser's knowledge, any director, officer, employee, consultant, auditor, accountant or representative of the Purchaser has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Purchaser or its internal accounting controls, including any complaint allegation, assertion or claims that the Purchaser has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the audit committee of the board of directors of the Purchaser.

15.	Absence of Undisclosed Liabilities

The Purchaser does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for: (a) liabilities and obligations that are specifically presented on the balance sheet of the Purchaser as of September 30, 2016 or disclosed in the notes thereto; and (b) liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 30, 2016, including costs incurred in connection with the transactions contemplated by this Agreement and the Arrangement Agreement, and that are not in the aggregate in excess of $100,000 as at the date of this Agreement.

16.	Compliance with Laws

The operations of the Purchaser have been and are now conducted in compliance in all material respects with all Applicable Laws which have been and are now applicable to the business of the Purchaser and the Purchaser has not received any notice of any alleged violation of any such Applicable Laws.

17.	Litigation

(a)      There are no Claims, investigations or other proceedings, including appeals, in progress, or, to the knowledge of the Purchaser, pending or threatened against or relating to the Purchaser before any Governmental Authority and the Purchaser has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success.

(b)      There is no judgement, decree, injunction, rule or Order of any Governmental Authority or arbitrator against the Purchaser.

18.	Material Contracts

As of the date of this Agreement, the Purchaser has no material Contracts other than this Agreement, the Arrangement Agreement and the Management Agreement (which will be terminated on or prior to the Closing Date, subject to the payment of the fees provided for therein).

19.	Taxes

(a)      The Purchaser has duly and timely made or prepared all Tax Returns required to be made or prepared by it, has duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Authority and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon.

(b)      The Purchaser has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year, that are due and payable by it whether or not assessed by the appropriate Governmental Authority.

(c)      There are no proceedings, investigations, audits or claims now pending or threatened against the Purchaser in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes.

(d)      The Purchaser has made available to the Vendor copies of all Tax Returns for the years December 31, 2015 and 2016 and all written communication to or from any Governmental Authority relating to the Taxes of the Purchaser.

20.	Non-Arm's Length Transactions

Except as disclosed in the Purchaser Public Documents, there are no current material Contracts, commitments, agreements, arrangements or other transactions (including relating to indebtedness by the Purchaser) between the Purchaser, on the one hand, and any (a) officer, director, employee (or former officer, director or employee) or any other person not dealing at arm's length with the Purchaser, (b) any holder of record or Person who, to the knowledge of the Purchaser, is the beneficial owner of five percent or more of the voting securities of the Purchaser, or (c) any affiliate or associate of any officer, employee, director or beneficial owner, on the other hand.

21.	No Insolvency

The Purchaser is not insolvent nor has it committed an act of bankruptcy, proposed a compromise or arrangement to its creditors generally, had any petition for a receiving order in bankruptcy filed against it, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt, taken any proceeding to have a receiver appointed for any part of its assets, had an encumbrancer take possession of any of its property, or had any execution or distress become enforceable or become levied upon any of its property.

22.	Business

The Purchaser has not in the past engaged, nor currently engages, in any other business other than identifying and evaluating opportunities to acquire an interest in assets or a business and does not have, and has not had, any active business operations. Other than this Agreement and the Arrangement Agreement, the Purchaser has not entered into any Contract for the acquisition of an asset or business.

23.	No Guarantee

Except for any indemnification provided to directors and officers of the Purchaser, the Purchaser has not given or agreed to give, nor is it a party to or bound by or subject to, any Contract or commitment providing for the guarantee, indemnification, assumption or endorsement or any like commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any Person.

SCHEDULE F

PREFERRED SHARE TERMS

[See attached.]

G-1

SCHEDULE F

Preferred Share Terms

The Corporation shall be entitled to issue • Class A Preferred Shares with a par value of US$ • per share (the "Preferred Shares"). The rights, privileges, restrictions and conditions attaching to the Preferred Shares are as follows:

1.	Defined Terms: The following terms shall have the following meanings with respect to the Preferred Shares:

(a)

"363 Order" means the Order of the United States Bankruptcy Court for the District of Delaware, Case No. 15-10503-MFW, in respect of Allied Nevada Gold Corp., et al. dated June 18, 2015 approving the sale of certain assets, as more particularly set forth therein, and including the asset purchase agreement dated as of April 27, 2015 attached thereto and all schedules, appendixes, exhibits and attachments thereto;

(b)	"Act" means the Nevada Revised Statutes applicable to Nevada corporations, Title 7, Chapter 78;

(c)

"affiliate" of any Person means , at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly;

(d)	"Affiliate Transaction" has the meaning set forth in Section 10(j);

(e)	"associate" means, in respect of a relationship with a Person:

i.

a body corporate of which that Person beneficially owns or controls, directly or indirectly, shares or securities currently convertible into shares carrying more than ten per cent of the voting rights under all circumstances or by reason of the occurrence of an event that has occurred and is continuing, or a currently exercisable option or right to purchase such shares or such convertible securities;

ii.	a partner of that Person acting on behalf of the partnership of which they are partners;

iii.

trust or estate or succession in which that Person has a substantial beneficial interest or in respect of which that Person serves as a trustee or liquidator of the succession or in a similar capacity;

iv.	a spouse of that Person or an individual who is cohabiting with that Person in a conjugal relationship, having so cohabited for a period of at least one year;

v.	a child of that Person or of the spouse or individual referred to in paragraph iv;

vi.	a relative of that person or of the spouse or individual referred to in paragraph iv, if that relative has the same residence as that person; and

vii.	any other Person with which such Person is not dealing with at arm's length or on arm's length terms;

(f)

"applicable laws" means applicable laws (including common law), including international, national, provincial, state, municipal and local laws, treaties, statutes, ordinances, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, ordinances, or other requirements of any Regulatory Authority having the force of law;

(g)	"Business Day" means any day, other than a Saturday or Sunday, on which chartered banks in Toronto, Ontario and Reno, Nevada are open for commercial banking business during normal banking hours;

(h)

"Capital Lease Obligations" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be classified and accounted for as a financing lease or capitalized lease obligations on a balance sheet in accordance with GAAP, but excludes any lease obligations in respect of office premises or similar facilities;

(i)

"Carlin Trend Properties" means the Cobb Creek, Dixie Flats, Dry Hills, Golden Cloud, Hot Creek, North Dark Star, Pony Creek, Rock Creek, Rock Horse, Santa Renia, Sno, Woodruff and Wilson Peak properties owned by Clover Nevada II LLC;

(j)

"Change of Control Redemption Amount" means: (i) if the Change of Control Transaction occurs on or prior to the second anniversary of the issuance of the Preferred Shares, an amount per Preferred Share equal to the sum of 120% of the Face Value together with any unpaid Cumulative Dividends; (ii) if the Change of Control Transaction occurs after the second anniversary of the issuance of the Preferred Shares but on or prior to the fourth anniversary of the issuance of the Preferred Shares, an amount per Preferred Share equal to the sum of 115% of the Face Value together with any unpaid Cumulative Dividends; or (iii) if the Change of Control Transaction occurs after the fourth anniversary of the issuance of the Preferred Shares, an amount per Preferred Share equal to the sum of the Face Value together with any unpaid Cumulative Dividends, provided, in each case, that the Change of Control Redemption Amount shall not be payable in the event of a Change of Control Transaction that is completed with the Investor or an affiliate of the Investor;

(k)

"Change of Control Transaction" means a merger, amalgamation, reorganization, business combination, tender offer, exchange offer, take-over bid, statutory arrangement or analogous transaction involving the Corporation or its securities resulting in a change of control of the Corporation or a sale, transfer, lease, exchange or other disposition of all or substantially all of its assets;

(l)	"Closing" has the meaning given to that term in the Securities Exchange Agreement;

(m)

"Commodity Hedging Contracts" means any transaction, arrangement or agreement entered into between a Person and a counterparty on a case by case basis, including any futures contract, a commodity option, swap, forward sale or otherwise, the purpose of which is to mitigate, manage or eliminate its exposure to fluctuations in commodity prices, transportation or basis costs or differentials or other similar financial factors, including contracts settled by physical delivery of the commodity not settled within 60 days of the date of any such contract;

(n)	"Common Shares" means the common shares in the capital stock of the Corporation;

(o)	"control" means, in respect of:

i.

a corporation, the ability of a Person or group of Persons acting in concert to influence the manner in which the business of such corporation is carried on, whether as a result of ownership of sufficient voting shares of such corporation to entitle that Person or group of Persons to elect a majority of the directors of such corporation or by contract or otherwise; or

ii.

a partnership, trust, syndicate or other entity, actual power or authority to manage and direct the affairs of, or ownership of more than fifty percent (50%) of the transferable beneficial interests in, such entity, and the term "controlled" has a corresponding meaning;

(p)

"Conversion Cap" means, with respect to any conversion of Preferred Shares held by the Investor, such number of Preferred Shares such that, immediately following the conversion thereof, the aggregate number of Common Shares beneficially owned by the Investor and its affiliates shall not exceed 49% of the aggregate number of Common Shares issued and outstanding immediately following such conversion;

(q)	"Conversion Date" has the meaning set forth in Section 5(a);

(r)	"Conversion Notice" has the meaning set forth in Section 5(a);

(s)

"Conversion Price" means, initially CDN$•[1] per Preferred Share, subject to adjustment from time to time as set forth in Section 9 and converted into U.S. dollars from time to time at the Bank of Canada daily noon rate (or if such daily noon rate is no longer published by the Bank of Canada or such other rate as is published by the Bank of Canada) as of the Business Day immediately preceding the date of any conversion of Preferred Shares;

_________________________________
1 NTD: To be 135% of the price of the Common Shares issued on the most recently completed arms-length Financing with institutional investors not affiliated with the Founders or their associates or affiliates.

(t)	"Conversion Right" has the meaning set forth in Section 5(a);

(u)	"Cumulative Dividends" has the meaning set forth in Section 2;

(v)

"Currency Agreement" means any financial arrangement entered into between a Person and a counterparty on a case by case basis in connection with a foreign exchange futures contract, currency swap agreement, currency option or currency exchange or other similar currency related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in exchange rates or currency values;

(w)

"Current Market Price" of the Common Shares at any date means the weighted average of the trading price per Common Shares for such Common Shares for each day there was a closing price for the 20 consecutive Trading Days ending on the day immediately before such date on the Exchange or if on such date the Common Shares are not listed on any Exchange, then current market price shall be as determined by the directors, provided that if: (i) the directors cannot agree on such price, the Corporation shall send the holders of Preferred Shares notice thereof, or (ii) if a holder of Preferred Shares objects to such determination and provides written notice to the Corporation of such objection within five Business Days of receipt from the Corporation of such determination, and, if the Corporation and the such holder are unable to agree on such price within five Business Days of receipt, as the case may be, by such holder of the notice in (i) above or by the Corporation of the objection notice in (ii) above, such price shall be determined by an independent third party valuator mutually agreeable to such holder and the Corporation within 30 days of its appointment, or if an independent third party valuator cannot be agreed upon within such five Business Day period, as valuators appointed by each of the Corporation and such holder may agree, the determination thereof to be final and binding upon, and the expenses of which shall be borne equally by, such holder and the Corporation;

(x)	"Divesting Notice" has the meaning set forth in Section 10(m);

(y)	"Divesting Notice Response Period" has the meaning set forth in Section 10(m);

(z)

"Environmental Laws" means all applicable laws, imposing obligations, responsibilities, liabilities or standards of conduct for or relating to: (i) the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation); or (ii) the use, generation, disposal, treatment, processing, recycling, handling, transport, distribution, destruction, transfer, import, export or sale of Hazardous Substances;

(aa)	"Environmental Permits" means all Permits or program participation requirements with or from any Governmental Authority under any Environmental Laws;

(bb)	"Exchange" means the primary stock exchange or quotation service, if any, as the Common Shares may be listed or quoted on, as applicable, from time to time;

(cc)

"Exempt Issuance" means the issuance by the Corporation of Common Shares or Subject Securities: (a) in connection with or pursuant to any merger, amalgamation, business combination, tender offer, exchange offer, take-over bid, arrangement, asset purchase or other acquisition of assets or shares of a third party; (b) upon the exercise, redemption, conversion or exchange of any Subject Securities for Common Shares; (c) pursuant to employee, advisor, director or advisory board security-based compensation arrangements, including stock option plans; (d) as a result of the consolidation or subdivision of any securities of the Corporation or its subsidiaries; (e) as special distributions, stock dividends or payments in kind or similar dividends or distributions; and (f) to the Investor or any of its affiliates;

(dd)	"Face Value" means an amount equal to US$•[2] per Preferred Share;

(ee)	"Financial Statements" has the meaning set forth in Section 10(b);

(ff)

"Financings" means financings of the Corporation, Carlin Opportunities Inc. or a subsidiary of either of the foregoing by way of one or more private placements of subscription receipts or equity for net proceeds of at least CDN$20 million completed in connection with the Securities Exchange Agreement;

(gg)	"Founders" means, collectively, Matthew Lennox-King, Andrew Farncomb, John Dorward, Mark Wellings and George Salamis;

(hh)	"GAAP" means generally accepted accounting principles as adopted by the Financial Accounting Standards Board in the United States;

(ii)

"Governmental Authority" means any (i) multinational, federal, provincial, state, regional, municipal, local, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, council, agency board or bureau, domestic or foreign, (ii) any quasi-governmental body exercising any regulatory, administrative, expropriation or Tax Authority under or for the account of any of the foregoing, (iii) any judiciary or quasi-judiciary tribunal, court, mediator or body, (iv) any stock exchange, or (v) any self-regulatory organization;

(jj)

"Hazardous Substance" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including hydrogen sulphide, arsenic, cadmium, copper, lead, mercury, petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material, substance, pollutant or contaminant regulated or defined pursuant to, or that could result in liability under, any Environmental Law;

________________________________________
2 NTD: To be an amount equal to CDN$15 million divided by the number of Preferred Shares to be issued to the Investor converted from Canadian dollars to U.S. dollars at the Bank of Canada daily noon rate on the business day immediately preceding the date of issuance of the Preferred Shares.

(kk)

"Hedging Obligations" means, with respect to any specified Person, all obligations of such Person under all Currency Agreements, all Interest Rate Agreements and all Commodity Hedging Contracts, with the amount of such obligations being equal to the net amount payable if such obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off);

(ll)	"Incentive Plans" has the meaning set forth in Section 10(l);

(mm)	"Indebtedness" means, with respect to any Person, whether or not contingent:

i.	all indebtedness of such Person in respect of borrowed money or advances;

ii.

all obligations of such Person evidenced by bonds, notes, debentures or similar instruments or letters of credit, letters of guarantee or tender cheques (or reimbursement agreements in respect thereof);

iii.	all obligations of such Person in respect of banker's acceptances;

iv.	all Capital Lease Obligations of such Person;

v.

all obligations of such Person representing the balance deferred and unpaid of the purchase price of any Property that would be included on a balance sheet as a liability in accordance with GAAP, except any balance that constitutes an accrued expense or trade payable;

vi.	all net obligations of such Person under Hedging Obligations;

vii.

all conditional sale obligations of such Person and all obligations of such Person under title retention agreements, but excluding a title retention agreement to the extent it constitutes an operating lease under GAAP;

viii.	all obligations of such Person under an agreement or arrangement that in substance provides financing pursuant to the factoring of accounts receivable;

ix.

all indebtedness secured by any Lien on Property owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed;

x.

obligations and amounts owing, whether or not a demand for payment or repayment has been made thereunder, under streaming arrangements or similar transactions or agreements (whether or not classified as indebtedness of the Corporation under GAAP); and

xi.	all contingent obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (i) to (xi) above;

(nn)

"Interest Rate Agreement" means any financial arrangement entered into between a Person and a counterparty on a case by case basis in connection with interest rate swap transactions, interest rate options, cap transactions, floor transactions, collar transactions and other similar interest rate related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in interest rates;

(oo)	"Investor" means Waterton Precious Metals Fund II Cayman, LP;

(pp)

"Lien" means any pledge, lien (statutory or otherwise), charge, security interest, sublicense (in respect of real property), sublease (in respect of real property), title retention agreement, option, privilege, right of first refusal or first offer, royalty, interest in the production or profits from any asset, back-in rights, earn-in rights, mortgage, hypothec, or other similar interest or instrument charging, or creating a security interest in, or against title, easement, servitude or right-of-way (registered or unregistered) which affects the assets of a Person and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(qq)

"Liquidation Event" means any of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its stockholders for the purpose of winding up its affairs or any steps taken by the Corporation in furtherance of any of the foregoing;

(rr)

"Liquidation Value" means an amount in cash per Preferred Share equal to the sum  of 120% of the Face Value together with any unpaid Cumulative Dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the date of the Liquidation Event;

(ss)	"Maturity Date" means the date which is five years from the issuance date of the Preferred Shares;

(tt)

"Mineral Rights" means each of the Carlin Trend Properties and any other interest of the Corporation or its subsidiaries in real property, patented claims, unpatented mining claims or mineral exploration rights;

(uu)

"Permit" means any license, permit, certificate, consent, order, grant, approval, agreement, classification, restriction, registration or other authorization of, from or required by any Governmental Authority;

(vv)

"Permitted Businesses" means directly or indirectly holding mineral rights, mineral exploration or development properties and related and necessarily incidental assets, engaging in the exploration and development of mineral exploration or development properties, and all activities necessarily incidental thereto;

(ww)	"Permitted Indebtedness" means:

i.

unsecured trade payables and accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practice, subject to a maximum amount of US$2,000,000 calculated on a 360 day rolling basis;

ii.

Indebtedness, but only to the extent that such Indebtedness is not secured by a Lien or other security interest of any kind whatsoever on or over any of the Property of the Corporation other than Permitted Liens, in the aggregate not exceeding US$2,000,000;

iii.	Indebtedness in respect of Purchase Money Security Interests and Capital Lease Obligations, in the aggregate not exceeding US$500,000;

iv.	unsecured intercompany Indebtedness;

v.	accrued dividends on the Preferred Shares; and

vi.

environmental rehabilitation obligations, including letters of credit secured by third parties to satisfy bonding requirements of any Governmental Authority related to the Carlin Trend Properties, in the aggregate not exceeding US$2,000,000;

(xx)	"Permitted Lien" means:

i.

Liens for Taxes, assessments and governmental charges that are due but are being contested in good faith and diligently by appropriate proceedings and in respect of which adequate provision for the related monetary obligation has been made in the Financial Statements;

ii.

in respect of real property, servitudes, easements, restrictions, rights-of- way and other similar rights or any interest therein, provided the same are not of such nature as to materially adversely affect the use or value of the real property subject thereto;

iii.

in respect of real property, the reservations in any original grants from the applicable Governmental Authority of any real property or interest therein which do not materially affect the use or value of the real property subject thereto;

iv.	inchoate liens claimed or held by any Governmental Authority or a public utility in respect of the payment of Taxes or utilities not yet due and payable;

v.

Liens for any judgment rendered, or claim filed, against the Corporation or any of its subsidiaries which is being contested in good faith by appropriate proceedings, provided that the amounts any single judgment or claim does not exceed US$500,000 and the amounts of all Liens permitted under this paragraph v do not exceed US$1,000,000 in the aggregate;

vi.

Liens on the Property of a Person existing at the time such Person is acquired by or amalgamated or merged with or into or consolidated with the Corporation or any of its subsidiaries, provided that such Liens were in existence prior to, and were not created in contemplation of, such amalgamation, merger or consolidation and do not extend to any Property other than those of the Person acquired by or amalgamated or merged with or into or consolidated with the Corporation or any of its subsidiaries;

vii.

Liens incurred or deposits made to secure the performance of or otherwise in connection with statutory obligations, environmental reclamation obligations, government contracts, utility contracts, surety or appeal bonds, performance or return-of-money bonds or other obligations of like nature incurred in the ordinary course of the Corporation's business;

viii.

Liens imposed by Applicable Law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, mechanics' landlords', materialmen's, employees', labourers', employers', suppliers', banks', builders', repairmen's and other like Liens;

ix.

Purchase Money Security Interests and Capital Lease Obligations, provided that such Liens extend only to the property financed thereby and secure Permitted Indebtedness pursuant to paragraph iii of such definition;

x.	operating leases for a term of more than one year;

xi.	all Liens agreed by the Investor from time to time;

xii.	"Permitted Liens" as defined in the 363 Order (except item (d) in the definition of Permitted Liens, which shall not be a Permitted Lien hereunder); and

xiii.	all Liens set forth in the title report on the Pony Creek property;

(yy)	"Person" means any individual, sole proprietorship, partnership, firm, entity, joint venture, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

(zz)	"Property" means, with respect to a Person, any interest of such Person of any kind of property or asset, whether real, personal, or mixed, or tangible or intangible, including securities of or other interests in any other Person;

(aaa)	"Purchase Money Security Interest" means a Lien created or assumed by the Corporation and/or a Subsidiary securing Indebtedness incurred to finance the unpaid acquisition price of personal Property by the Corporation and/or a Subsidiary (but, for certainty, excluding equity interests or in connection with an acquisition of any other Person or its Property) provided that in each case: (a) such Lien is created prior to, or concurrently with, the acquisition of such personal Property; (b) such Lien does not at any time encumber any Property other than the Property financed or refinanced (to the extent the principal amount is not increased) by such Indebtedness and proceeds thereof; (c) the amount of Indebtedness secured thereby is not increased subsequent to such acquisition; and (d) the principal amount of Indebtedness secured by any such Lien at no time exceeds 100% of the original acquisition price of such personal Property at the time it was acquired;

(bbb)	"Purchase Notice" has the meaning set forth in Section 11(b)iii;

(ccc)	"Redemption Amount" means an amount in cash per Preferred Share equal to the Face Value together with all accrued and unpaid Cumulative Dividends thereon to the applicable Redemption Date;

(ddd)	"Redemption Date" has the meaning set forth in Section 6(b);

(eee)	"Redemption Notice" has the meaning set forth in Section 6(b);

(fff)	"Regulatory Authority" means:

i.

any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, quasi- government, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing;

ii.	any self-regulatory organization or stock exchange, including the TSX Venture Exchange;

iii.	any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and

iv.	any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing;

(ggg)	"RTO" has the meaning ascribed to such term in the Securities Exchange Agreement;

(hhh)	"ROFR Notice" has the meaning set forth in Section 11(a);

(iii)

"Securities Exchange Agreement" means the securities exchange agreement dated December 8, 2016 among Waterton Nevada Splitter, LLC, Clover Nevada II LLC, Carlin Opportunities Inc. and Winwell Ventures Inc.;

(jjj)	"Subject Securities" means securities that are directly or indirectly convertible into or exchangeable, redeemable or exercisable for Common Shares;

(kkk)	"Subsequent Offering" means the issuance of Common Shares or Subject Securities by the Corporation other than pursuant to an Exempt Issuance;

(lll)	"subsidiary" means, with respect to a Person, at the time such determination is being made, any other Person controlled by such first Person, in each case, whether directly or indirectly;

(mmm)

"Tax Authority" means the United States Internal Revenue Service, Canada Revenue Agency, and any other national, state, local, provincial, territorial or other Governmental Authority responsible for the administration, implementation, assessment, determination, enforcement, compliance, collection or other imposition of any Taxes;

(nnn)

"Tax Returns" means any and all returns, reports, information, rebates or credits, elections, designations, schedules, filings or other documents (including any related or supporting information) relating to Taxes filed or required to be filed by any Tax Authority or pursuant to any applicable law relating to Taxes or in fact filed with any Tax Authority;

(ooo)

"Taxes" includes any taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind imposed by any Tax Authority, including all interest, penalties, fines or additions to tax imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, local, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes and all employment insurance, health insurance and Canada pension plan premiums or contributions;

(ppp)	"Third Party Offer" has the meaning set out in Section 11(a);

(qqq)	"Trading Day" means a day on which the Exchange is open for the transaction of business;

2.

Cumulative Dividends: The holders of the Preferred Shares, in priority to the rights of holders of shares of other classes of stock of the Corporation, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, preferential cumulative cash dividends (collectively, "Cumulative Dividends") at a fixed rate per annum equal to 7.5%, on a simple and not compounded basis. Such dividends shall be payable no later than the Maturity Date or such earlier date on which the Face Value of the Preferred Shares becomes due and payable, and the Cumulative Dividends shall accrue and be cumulative from the date of issue of the Preferred Shares. The holders of the Preferred Shares shall be entitled to participate pari passu with the Common Shares in any dividends other than or in excess of the Cumulative Dividends herein provided.

3.

Dividends Preferential: Except with the consent in writing of the holders of all of the Preferred Shares then outstanding, no dividend shall at any time be declared and paid on or set apart for payment on any other class of stock of the Corporation in any financial year unless and until the accrued Cumulative Dividends on all of the Preferred Shares outstanding have been declared and paid or set apart for payment.

4.

No Voting Rights: Except as expressly provided for in the Act, the holders of the Preferred Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

5.	Conversion Right:

(a)

The holders of the Preferred Shares shall have the right from time to time on or prior to the Maturity Date, to convert all or any part of the Preferred Shares (provided, for certainty, that the number of Preferred Shares shall be a whole number of Preferred Shares and not a fraction of a Preferred Share) into Common Shares (the "Conversion Right") by providing the Corporation with not less than five Business Days prior written notice (a "Conversion Notice") of the exercise of Conversion Rights, which Conversion Notice shall set forth the number of Preferred Shares to be converted into Common Shares pursuant thereto and the date on which such Preferred Shares are to be converted (the "Conversion Date"). The number of Common Shares to be issued pursuant to the Conversion Right shall be equal to the sum of the Face Value of the Preferred Shares set forth in the Conversion Notice together with the accrued and unpaid Cumulative Dividends thereon to the Conversion Date divided by the Conversion Price in effect as of the close of business on the Business Day immediately preceding the Conversion Date. Notwithstanding the foregoing, the Investor may only exercise the Conversion Right with respect to such number of Preferred Shares from time to time as would not exceed the Conversion Cap.

(b)

A holder of Preferred Shares exercising its Conversion Right shall surrender the certificate or certificates representing such Preferred Shares to the Corporation's transfer agent (or at the registered office of the Corporation if it serves as its own transfer agent) concurrently with delivery of the Conversion Notice. On the Conversion Date, the Corporation shall issue to such holder, at the expense of the Corporation: (i) a certificate representing the number of Common Shares issuable pursuant to Section 5(a) (for certainty, after giving effect to the Conversion Cap, if applicable); and (ii) if applicable, a new certificate for the balance of the Preferred Shares.

6.	Redemption Rights:

(a)	On the Maturity Date, subject to the Act, the Corporation shall be required to redeem the Preferred Shares for an amount equal to the Redemption Amount.

(b)

Subject to the Act, at any time and from time to time prior to the Maturity Date, the Corporation shall be entitled to redeem all or any part of the Preferred Shares (provided, for certainty, that the number of Preferred Shares shall be a whole number of Preferred Shares and not a fraction of a Preferred Share) for the Redemption Amount by providing the holders of the Preferred Shares not less than 15 Business Days prior written notice (a "Redemption Notice") of the Corporation's intention to redeem the Preferred Shares, which Redemption Notice shall set forth the number of Preferred Shares to be so redeemed and the proposed redemption date (the "Redemption Date") which date shall be not less than 15 Business Days following the date on which the holders of Preferred Shares receive the Redemption Notice. Upon receiving the Redemption Notice, a holder of Preferred Shares will have 10 Business Days to deliver a Conversion Notice to exercise its Conversion Right with respect to all or any portion (subject, in the case of the Investor, to the Conversion Cap) of the Preferred Shares subject to such Redemption Notice, in which case such Preferred Shares shall not be redeemed but shall be converted into Common Shares in accordance with the Conversion Right. If a holder of Preferred Shares does not deliver a Conversion Notice within the aforesaid 10 Business Day period, then such holder shall be deemed not to have its exercised its Conversion Rights with respect to such Preferred Shares and they shall be redeemed in accordance with the Redemption Notice. Notwithstanding the foregoing, the maximum number of Preferred Shares held by the Investor with respect to which the Corporation may deliver a Redemption Notice from time to time shall not exceed the maximum number of Preferred Shares with respect to which the Investor may exercise Conversion Rights at such time, giving effect to the Conversion Cap. At the request of the Corporation, the Investor shall provide the Corporation with the number of Common Shares held by the Investor and its affiliates.

(c)

Any Redemption Notice to be given or delivered hereunder shall be in writing and shall be deemed to have been given when delivered personally to the shareholder or sent by email or another electronic form addressed to the shareholder at the shareholder's address as it appears on the records of the Corporation, or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption.

(d)

On or after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares to be redeemed their respective Redemption Amounts on presentation and surrender of the certificates representing the Preferred Shares called for redemption at the registered office of the Corporation or any other place or places designated in the Redemption Notice. If a part only of the shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. Subject to the provisions of Section 6(e), on and after the Redemption Date specified in the applicable Redemption Notice, the Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made in full upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

(e)

The Corporation shall have the right at any time after the sending of a Redemption Notice to deposit the Redemption Amount for the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in a specified chartered bank or a specified trust company in Canada or the United States or the trust account of a reputable law firm in Canada or the United States, named in such Redemption Notice, to be paid without interest to or to the order of the respective holders of such Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the Redemption Date, whichever is the later, the Preferred Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and all rights of the holders thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest their proportionate parts of the total Redemption Amounts so deposited, against presentation and surrender of the said certificates held by them respectively. Any interest allowed on any such deposit shall belong to the Corporation. Redemption moneys that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit to a special account as provided for above) for a period of one year from the applicable Redemption Date shall be forfeited to the Corporation.

(f)

If part only of the Preferred Shares is at any time to be redeemed, the shares to be so redeemed shall be selected pro rata (disregarding fractions) from among the holders of record thereof as at the Redemption Date, or in such other manner as the board of directors of the Corporation acting in good faith may by resolution determine.

(g)

Notwithstanding Section 6(f), if at any time the Investor wishes to sell all or any part of the Preferred Shares then held by it to a Person other than an affiliate of the Investor, the Investor shall provide notice to the Corporation of such proposed sale at least 20 Business Days prior to the proposed closing date of such sale, which notice shall then set forth the name and address of the proposed purchaser (unless restricted by a confidentiality requirement), the number of Preferred Shares proposed to be sold and the proposed purchase price per Preferred Share. Upon receiving such notice, the Corporation shall then have 15 Business Days to privately place such Preferred Shares to a third-party investor on terms no less favourable to the Investor than those terms, including the price and closing date, set forth in the aforesaid notice. In the event that the Corporation fails to complete the private placement of Preferred Shares, then the Investor may sell or transfer the Preferred Shares that were the subject of the applicable notice of sale without any restriction or limitation.

(h)

Notwithstanding anything to the contrary in this Section 6, the Corporation shall not be entitled to send a Redemption Notice or otherwise redeem the Preferred Shares for less than the Change of Control Redemption Amount at any time at or following which either the Corporation or a third party has publicly announced any agreement, bid, offer, transaction or other steps or arrangement which would, if completed, result in a Change of Control Transaction and the provisions of Section 7(a) shall prevail; provided, however, that if the Corporation or third party, as applicable, publicly announces that the agreement, bid, offer, transaction or other steps or arrangement in respect of such Change of Control Transaction has been terminated or abandoned, then (provided no other Change of Control Transaction has been publicly announced or is pending) the provisions of Section 6(b) shall again apply.

7.	Change of Control and Other Transactions:

(a)

Upon the occurrence of a Change of Control Transaction, any holder of Preferred Shares may, at its option, require the Corporation to redeem all or part of the Preferred Shares held by such holder upon payment for each share to be so redeemed of the Change of Control Redemption Amount. Any holder of Preferred Shares to be redeemed pursuant to this Section 7 shall surrender the certificate or certificates representing such Preferred Shares at the registered office of the Corporation accompanied by a notice in writing signed by such holder requiring the Corporation to redeem all or a specified number of the Preferred Shares represented thereby within 30 Business Days of the closing of the Change of Control Transaction. As soon as is practicable following receipt of such notice, the Corporation shall pay or cause to be paid to or to the order of the registered holders of such Preferred Shares to be so redeemed the aggregate Change of Control Redemption Amount. If a part only of the Preferred Shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(b)

If and whenever at any time, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 9(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the Property of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any holder of Preferred Shares who has not exercised its rights under Sections 5 or 7(a) prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive upon exercise of its Conversion Rights and shall accept, in lieu of the number of Common Shares that prior to such effective date such holder of Preferred Shares would have been entitled to receive, the number of shares or other securities or Property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such holder of Preferred Shares would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, such holder of Preferred Shares had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the exercise of its Conversion Rights. The holders of Preferred Shares may request, to give effect to or to evidence the provisions of this Section 7(b), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, amend its constating documents or enter into such agreements or arrangements as necessary to provide, to the extent possible, for the application of the provisions set forth in these Preferred Share terms with respect to the rights and interests thereafter of the holders of Preferred Shares to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or Property to which a holder of Preferred Shares is entitled on the exercise of its Conversion Rights thereafter.

8.

Participation on Liquidation, Dissolution or Winding-Up: In the event of a Liquidation Event or other distribution of assets of the Corporation among its stockholders for the purpose of winding up its affairs, the holders of the Preferred Shares shall be entitled to receive from the assets of the Corporation in priority to any distribution to the holders of shares of any other class of stock of the Corporation the Liquidation Value per Preferred Share held by them respectively, but such holders of Preferred Shares shall not be entitled to participate any further in the Property of the Corporation.

9.	Adjustment of Conversion Price:

(a)

If at any time the Corporation shall: (i) subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate its outstanding Common Shares into a smaller number of Common Shares; or (iii) issue Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution, the Conversion Price in effect on the effective date of such subdivision, re- division, change, reduction, combination, consolidation or on the record date of such distribution, as the case may be, shall in the case of the events referred to in (i) or (iii) be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (ii), be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 9(a) shall occur.

(b)

In any case in which Section 9(a) requires that any adjustment be made to the Conversion Price, no such adjustment shall be made if the holders of Preferred Shares receive, subject to any required stock exchange or regulatory approval, the rights, warrants or other securities referred to in Section 9(a) in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their Conversion Rights having then been exercised into Common Shares at the Conversion Price in effect on the applicable record date or effective date, as the case may be.

(c)

The Corporation covenants and agrees not to announce nor complete a Subsequent Offering during the period commencing on the Closing and ending six months thereafter where the subscription price with respect to such Subsequent Offering is less than 125% of the weighted average subscription price of all Financings completed principally with institutional investors and accredited investors that are arm's length investors prior to the Closing, without the prior written consent of the Investor.

(d)

No adjustment to the Conversion Price is required unless such adjustment would result in a change of at least 0.01 of a Common Share issuable upon Conversion of a Preferred Share, provided that any adjustments that, except for the provisions of this subsection 9(d), would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(e)

The adjustments provided for in this Section 9 are cumulative, and shall, in the case of adjustments to the Conversion Price, be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 9.

(f)

Upon any adjustment of the Conversion Price pursuant to this Section 9, the Corporation shall promptly provide written notice to the holders of Preferred Shares setting forth the Conversion Price then in effect, along with reasonable detail to support the calculation thereof.

10.	Covenants of the Corporation:

Except with the consent in writing of the holders of a majority of Preferred Shares:

(a)

The Corporation shall do or cause to be done all things necessary to preserve and keep in full force and effect its and its subsidiaries' corporate existence. Without limiting the generality of the forgoing, the Corporation shall not, and shall not permit its subsidiaries to, commit an act of bankruptcy, propose a compromise or arrangement to its creditors, petition for a receiving order in bankruptcy, take any proceeding with respect to a compromise or arrangement with its creditors, take any proceeding to have itself declared bankrupt or insolvent, take any proceeding to have a receiver appointed or any part of its assets or fail to promptly contest any steps, actions or proceedings taken by any other Person to effect any of the foregoing with respect to the Corporation or any of its subsidiaries.

(b)	The Corporation shall provide to the holders of Preferred Shares:

i.

within 60 days after the end of each quarterly fiscal period in each fiscal year of the Corporation, other than the last quarterly fiscal period of each such fiscal year, copies of: (A) an unaudited consolidated balance sheet of the Corporation, as at the end of such quarterly fiscal period and unaudited consolidated statements of income, cash flows and changes in shareholders' equity of the Corporation for such quarterly fiscal period and, in the case of the second and third quarters of any fiscal year, for the portion of the fiscal year ending with such quarter; and (B) an associated "management's discussion and analysis" prepared on a basis substantially consistent with the requirements of Form 51-102F1 – Management's Discussion and Analysis of the Canadian Securities Administrators;

ii.

within 60 days after the end of each quarterly fiscal period in each fiscal year of the Corporation, a written report concerning (A) the business and activities of the Corporation and its subsidiaries, and (B) the Mineral Rights, and all activities and occurrences with respect thereto during the preceding quarter and shall include a summary description of actions taken with respect to the Mineral Rights, a description of actual expenditures (as compared to the budgeted expenditures) and such other data and information requested by the holders of the Preferred Shares, with such quarterly fiscal report to be delivered in form and substance acceptable to the holders of the Preferred Shares, acting reasonably; and

iii.

within 120 days after the end of each fiscal year of the Corporation, copies of: (A) an audited consolidated balance sheet of the Issuer as at the end of such fiscal year and audited consolidated statements of income, cash flows and changes in shareholders' equity of the Corporation for such fiscal year, together with the report of the Corporation's auditors thereon; and (B) an associated "management's discussion and analysis" prepared on a basis substantially consistent with the requirements of Form 51-102F1 – Management's Discussion and Analysis of the Canadian Securities Administrators,

and, in the case of the financial statements (the "Financial Statements") set forth above, all prepared in accordance with GAAP; provided, however, that in the event that the Corporation is a "reporting issuer" (or its equivalent) in any province or territory of Canada, the foregoing shall be deemed to have been provided to the holders of Preferred Shares if the Corporation complies with the requirements of National Instrument 51-102 – Continuous Disclosure Obligations and the documents required thereunder are filed on the System for Electronic Document Analysis and Retrieval (SEDAR) or any successor system thereto.

(c)

The Corporation shall keep, and shall cause its subsidiaries to be kept, proper books of record and account on a consistent basis, in which full and correct entries (in all material respects) shall be made of all financial transactions and the Property and business of the Corporation and its subsidiaries in accordance with GAAP.

(d)

The Corporation shall, and shall cause its subsidiaries to: (i) carry on and conduct its business, and keep, maintain and operate its Property, in accordance with all applicable laws, in all material respects; and (ii) observe and conform, in all material respects, to all Permits relative to any of its Property and all covenants, terms and conditions of all agreements upon or under which any of such Property is held.

(e)	Without limiting the generality of Section 10(d), the Corporation shall, and shall cause its subsidiaries to:

i.

conduct all operations and maintain all Mineral Rights in material compliance with Environmental Laws and Environmental Permits, possess all Environmental Permits required to own, lease and operate each Mineral Right as business is conducted with respect to such Mineral Right from time to time;

ii.

timely pay all amounts due under contracts, deeds, instruments, applicable laws or otherwise to keep all Permits and Mineral Rights in good standing, including, but not limited to, annual claim maintenance fees imposed by the United States Federal Bureau of Land Management, in relation to any of their Mineral Rights.

(f)

Notwithstanding Sections 10(d) and 10(e)ii, the Corporation may allow to lapse any Mineral Rights that its board of directors has in good faith determined is not material to the Corporation and its subsidiaries, taken as a whole, provided that promptly upon making such determination and at least 60 days prior to the date on which such Mineral Right would lapse the Corporation offers in writing to sell, assign or transfer such Mineral Right to the Investor for the sum of CDN$10 together with the assumption by the Investor of the liabilities and obligations directly and primarily related to such Mineral Right and the Investor has not, within 10 Business Days of receipt of such written offer, accepted such offer in writing.

(g)

The Corporation shall, and shall cause its subsidiaries to, file all Tax Returns required to be filed in any jurisdiction and shall pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes imposed on them or any of their Property, assets, income or franchises, to the extent such Taxes have become due and payable that have or might become a Lien (other than a Permitted Lien) on Property of the Corporation or its Subsidiaries.

(h)

The Corporation shall not, and shall not permit any of its subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) upon or with respect to any of their Property, now owned or hereafter acquired.

(i)	The Corporation shall not, and shall not permit any of its subsidiaries to, directly or indirectly incur any Indebtedness (other than Permitted Indebtedness).

(j)

The Corporation shall not, and shall not permit any of its subsidiaries to, enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of any affiliate of the Corporation, any affiliate or associate of any one or more of the Founders or any Person not dealing at arm's length with the Corporation or any one or more Founders (each, an "Affiliate Transaction") involving aggregate consideration of US$400,000 per year for any Affiliate Transaction or series of related Affiliate Transactions, other than:

i.	transactions on terms no less favourable to the Corporation or its subsidiary, as applicable, than could be obtained from a party dealing at arm's length;

ii.	transactions consented to in writing by the Investor, provided that all material terms of such transaction were disclosed in writing to the Investor prior to it providing consent;

iii.

employment arrangements and remuneration for the Founders or other officers and directors approved by the independent directors of the Corporation and in keeping with market norms for companies of similar size and in the same industry as the Corporation; or

iv.	transactions between the Corporation and any subsidiary of the Corporation or between two or more subsidiaries of the Corporation.

(k)

The Corporation shall not, and shall not permit any of its subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Corporation and its subsidiaries taken as a whole.

(l)

The Corporation shall not grant or issue or agree to grant or issue any Common Shares or Subject Securities to any Founder or his associates or affiliates under or pursuant to any stock option plan, long-term incentive plan, short-term incentive plan or other securities based compensation plan or program (collectively, "Incentive Plans"), unless and until such Incentive Plan has been approved by not less than a majority of the holders of Common Shares present in person or by proxy at a meeting of holders of Common Shares or a consent resolution signed by the holders of Common Shares representing over 50% of the issued and outstanding Common Shares, and approved or accepted, as applicable, by the Exchange (if the Common Shares are then listed or quoted on an Exchange) and only for so long as such approvals of the applicable Incentive Plan remain effective under applicable laws.

(m)

So long as the Investor and/or its affiliates beneficially own or control 33⅓% or more of the Preferred Shares issued on Closing, the Corporation will be obligated to inform the Investor in writing of its intention to sell, lease, exchange, transfer or otherwise dispose of any of its interests in any Mineral Rights that is not a sale of Minerals Rights to which Section 10(n) applies. The Corporation shall provide the Investor with a written summary of the essential terms and conditions by which it is prepared to sell any specified interest in a Mineral Right (the "Divesting Notice"). Upon receipt of the Divesting Notice, the Investor will have a period of 20 Business Days (the "Divesting Notice Response Period") to accept the offer to sell by the Corporation on the terms contained on the Divesting Notice. If the Investor has not accepted the terms during the Divesting Notice Response Period, and the Corporation has not during the Divesting Notice Response Period received a Third Party Offer, in which case the Corporation shall comply with the procedures set forth in Section 11(b), 11(c) and 11(d), below, mutatis mutandis, then the Corporation shall be permitted to sell its specified interest in the Mineral Rights to a third party for a period of 180 days from the date of the original Divesting Notice on the terms and conditions no less favourable to the Corporation than those contained in the Divesting Notice. If the Corporation wishes to amend the terms and conditions by which it is prepared to sell its specified interest in the Mineral Rights to terms that are less favourable to the Corporation, or if the Corporation does not complete the sale, lease, exchange, transfer or other disposition of Mineral Rights as contemplated in the Divesting Notice within 180 days of the date of the Divesting Notice, the Corporation shall issue a new Divesting Notice to the Investor in accordance with the terms outlined above.

(n)

So long as the Investor and/or its affiliates beneficially own or control 33⅓% or more of the Preferred Shares issued on Closing, the Corporation shall not sell, lease, exchange, transfer or otherwise dispose of all or substantially all of its assets without the Investor's prior written consent, which will not be unreasonably withheld or delayed, and, prior to entering into any agreement or arrangement to sell, lease, exchange, transfer or otherwise dispose of all or substantially all of its assets, the Corporation shall comply with the procedures set forth in Sections 11(b), 11(c) and 11(d), below, mutatis mutandis.

(o)

The Corporation shall maintain its status as a Nevada corporation in accordance with applicable laws and shall not, without the prior written consent of the holders of the Preferred Shares then outstanding, continue into any other jurisdiction or otherwise change its corporate existence to other than that of a Nevada corporation. The Corporation shall remain at all times a domestic corporation within the meaning of Section 7701(a)(3)(C) of the United States Internal Revenue Code of 1986, as amended.

(p)

So long as the Investor and/or its affiliates beneficially own or control 33⅓% or more of the Preferred Shares issued on Closing, the Corporation and its subsidiaries shall allow the Investor and its authorized representatives once per calendar year, upon two Business Days' prior written notice, to enter the premises of the Corporation and its subsidiaries in order to inspect their Properties, insurance and books of record and account (and make extracts therefrom), and permit the Investor and its authorized representatives prompt access to such Persons as the Investor may deem necessary or desirable for the purposes of inspecting or verifying any matters relating to any part of the Properties, insurance or books of record and account. Without limiting the generality of the foregoing, upon the request of the Investor, in connection with such inspections, the Founders and senior officers, directors, managers and employees of the Corporation shall use their reasonable commercial efforts to make themselves available to the Investor and its authorized representatives to discuss, amongst other matters, past, current and future operations, budgets and financing plans.

(q)

The Corporation shall, and shall cause its subsidiaries to, maintain insurance on all its Property with financially sound and reputable insurance companies or associations, including, without limitation, all-risk property insurance, comprehensive general liability insurance and business interruption insurance, in amounts and against risks that would be maintained by a reasonably prudent owner and operator of Property and businesses similar to those properties owned and businesses operated by the Corporation, and deliver to the holders of Preferred Shares, on their request, written summaries by the agents or underwriters of the insurance carried, together with the written undertaking of such agents or underwriters that no policy of insurance will be amended in any material respect, or cancelled, without 30 days' prior written notice being given to the holders of Preferred Shares.

(r)

The Corporation shall immediately notify the holders of Preferred Shares upon becoming aware of any event or circumstance that would be reasonably likely to result in any litigation, dispute, arbitration or proceeding to which the Corporation or any of its subsidiaries would be a party, and concurrently advise the holders of Preferred Shares as to the steps currently being taken by it in response to the event or circumstance referred to above and as to the Corporation's future plans in respect of such event or circumstance, and from time to time provide the holders of Preferred Shares with all reasonable information requested by the holders of Preferred Shares concerning the status thereof.

(s)

The Corporation shall, and shall cause its subsidiaries to, duly observe and comply with all of its obligations under any material contract, agreement, lease, indenture, instrument, deed or other agreement or understanding to which it is a party and shall forthwith advise the holders of Preferred Shares in writing of its receipt of any notices by any other party to any of the foregoing alleging any material default by the Corporation or any of its subsidiaries thereunder.

(t)

So long as the Investor and/or its affiliates beneficially own or control 33⅓% or more of the Preferred Shares issued on Closing, the Corporation shall not permit any of its direct or indirect subsidiaries from issuing shares or other voting interests or participation rights to any Person other than the Corporation or a wholly-owned subsidiary of the Corporation. The Corporation shall at all times own or control 100% of the shares or other voting interests or participation rights of its subsidiaries (in fact or by title), provided, however, that the Corporation shall be permitted to sell an interest in a subsidiary or permit another company or Person to own or control shares or voting interests or participation rights of such subsidiary as long as such subsidiary does not hold all or substantially all of the assets of the Corporation, and further provided that the Corporation shall provide the Investor with a Divesting Notice in respect of the proposed sale of an interest in a subsidiary of the Corporation in connection with such divestment. Upon receipt of the Divesting Notice, the Investor will have a period of 20 Business Days to accept the offer to sell by the Corporation on the terms contained on the Divesting Notice. If the Investor has not accepted the terms during the Divesting Notice Response Period, and the Corporation has not during the Divesting Notice Response Period received a Third Party Offer, in which case the Corporation shall comply with the procedures set forth in Section 11(b), 11(c) and 11(d), below, mutatis mutandis, then the Corporation shall be permitted to sell its specified interest in the subsidiary to a third party for a period of 180 days from the date of the original Divesting Notice on the terms and conditions no less favourable to the Corporation than those contained in the Divesting Notice. If the Corporation wishes to amend the terms and conditions by which it is prepared to sell its specified interest in the subsidiary to terms that are less favourable to the Corporation, or if the Corporation does not complete the sale as contemplated in the Divesting Notice within 180 days of the date of the Divesting Notice, the Corporation shall issue a new Divesting Notice to the Investor in accordance with the terms outlined above.

(u)	The Corporation shall, and shall cause its subsidiaries to, duly and punctually pay and discharge its present and future debts, liabilities and obligations as they become due and payable.

(v)

The Corporation shall not, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of the Corporation to perform its covenants under this Section 10.

11.	Right of First Refusal:

(a)

Subject to Sections 10(m), 10(t) and 11(e) if the Corporation shall have obtained an offer from one or more third party buyers (a "Third Party Offer") in respect of the sale, lease, exchange, transfer or other disposition of any Mineral Rights, in whole or in part, in any single transaction or series of related transactions, which offer the Corporation proposes to accept, the Corporation shall promptly provide written notice of such fact (the "ROFR Notice") to the Investor and offer to enter into such a transaction with the Investor.

(b)	The ROFR Notice shall:

i.	state that the Corporation has received a bona fide Third Party Offer, which offer the Corporation proposes to accept;

ii.

be accompanied by a true and complete copy of the Third Party Offer, including, as applicable, unless restricted by a confidentiality agreement (provided, however, that, notwithstanding any confidentiality agreement, the ROFR Notice shall include the proposed consideration and complete and accurate summaries of the material terms of the Third Party Offer), a term sheet and substantially final agreement in respect of the Third Party Offer, including the proposed consideration;

iii.

state that if the Investor wishes to enter into a transaction with the Corporation with respect to the subject matter of the Third Party Offer, the Investor must deliver written notice (a "Purchase Notice") to that effect to the Corporation within ten Business Days of receipt by the Investor of the ROFR Notice; and

iv.	in the event that the consideration offered under the Third Party Offer includes consideration other than cash, a cash equivalent valuation of the non-cash consideration as follows:

1.

if the non-cash consideration consists of securities that are listed on an established internationally recognized stock exchange or over- the-counter quotation service, a valuation to be calculated based on the volume weighted average trading price of such securities on the relevant stock exchange or quotation service for the 20 trading days ended at the close of business on the day prior to delivery of the ROFR Notice; and

2.

if the non-cash consideration is not of the type specified in clause (1) above, a valuation mutually agreed with the Investor in consultation with one of Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers (or any successor to any of the foregoing firms) or another entity acceptable to the Investor, acting reasonably.

(c)

The Investor shall have the right, exercisable by delivering a Purchase Notice to the Corporation within ten Business Days of receipt of the ROFR Notice, to accept the offer set forth in the ROFR Notice. If the consideration under the Third Party Offer includes non-cash consideration, the Investor will be deemed to have satisfied the requirement to match the price of the Third Party Offer if, in respect of the portion of the non-cash consideration, the Investor agrees to pay cash equal to the value of the consideration set forth in the valuation described in Section 11(b)iv or agrees to deliver similar non-cash consideration to that of the Third Party Offer. Upon delivery of a Purchase Notice, the Corporation and the Investor shall promptly finalize and enter into a definitive agreement on materially the same terms and conditions as the Third Party Offer.

(d)

If the Investor does not deliver a Purchase Notice within ten Business Days of receipt of the ROFR Notice, the Investor will be deemed to have declined the offer set forth in the ROFR Notice and, subject to the requirement in Section 10(n) that the Investor approve the Third Party Offer and any other approvals required by applicable laws, the Corporation may proceed with the Third Party Offer; provided, however, that if the Corporation does not enter into a definitive agreement with the third party buyer within 30 days of the date of the ROFR Notice and/or if any of the material terms and conditions of the Third Party Offer, including, but not limited to the consideration thereunder, changes in any material respect, the provisions of this Section 11 shall again apply.

(e)

The provisions of this Section 11 shall terminate and be of no further force or effect on the first day following the date on which the Investor and/or its affiliates ceases to beneficially own or control 33⅓% or more of the Preferred Shares issued on Closing.